Exhibit 4.4

INVACARE CORPORATION

AND

THE NOTES GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO

AND

COMPUTERSHARE TRUST COMPANY, N.A.,

as Trustee

AND

GLAS TRUST CORPORATION LIMITED,

as Notes Collateral Agent

INDENTURE

Dated as of July 26, 2022
5.68% Convertible Senior Secured Notes due 2026, Tranche II

TABLE OF CONTENTS

ANNEX
Annex A     Limitation on Note Guarantor Liability – Germany
Annex B         Limitation on Note Guarantor Liability – Switzerland
Annex C         Limitation on Note Guarantor Liability – France
Annex D     Limitation on Note Guarantor Liability – Luxembourg
Annex E         Limitation on Note Guarantor Liability – England and Wales
Annex F         Agreed Security Principles

EXHIBIT
Exhibit A    Form of Note    A-1
Exhibit B    Form of Free Transferability Certificate    B-1
Exhibit C    Form of Guarantee    C-1
Exhibit D     Form of Supplemental Indenture to be Delivered by Subsequent Note Guarantors     D-1

INDENTURE dated as of July 26, 2022 between INVACARE CORPORATION, an Ohio corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), the Note Guarantors listed on the signature pages hereto, COMPUTERSHARE TRUST COMPANY, N.A., a national association, not in its individual capacity but solely as trustee (the “Trustee,” as more fully set forth in Section 1.01), and GLAS TRUST CORPORATION LIMITED, not in its individual capacity but solely as collateral agent (the “Notes Collateral Agent”).
In order to declare the terms and conditions upon which the Company’s 5.68% Convertible Senior Secured Notes due 2026, Tranche II (the “Notes”) are, and are to be, authenticated, issued and delivered, and to declare the terms and conditions upon which the related Note Guarantees (as defined below) are to be issued and delivered (and in consideration of the premises and of the purchase and acceptance of the Notes and the Note Guarantees by the Holders thereof), in each case in one or a series of transactions pursuant to, and in accordance with, the Exchange Agreement (as defined below), the Company and each Note Guarantor covenants and agrees with the Trustee and Notes Collateral Agent for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:
ARTICLE 1
Definitions
Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.
“2024 Notes” means, collectively, the Company’s (i) 5.00% Convertible Senior Exchange Notes due 2024 and (ii) 5.00% Series II Convertible Senior Exchange Notes due 2024, in each case, as amended, restated, supplemented or otherwise modified from time to time and, in each case, in the amount outstanding on the Issue Date.
“2026 Notes” means the Company’s 4.25% Convertible Senior Notes due March 2026 (as amended, restated, supplemented or otherwise modified from time to time), in the amount outstanding on the Issue Date.
“ABL Agent” means the Agent, under and as defined in, the ABL Credit Agreement, or any successor agent under the ABL Credit Documents.
“ABL Credit Agreement” means the Second Amended and Restated Revolving Credit and Security Agreement, dated as of July 26, 2022, by and among the Company, as a borrower, PNC Bank, National Association, as lender and agent thereunder, the other Borrowers (as defined therein) from time to time thereunder, the other Guarantors (as defined therein) from time to time thereunder, and the other agents and lenders from time to time party thereto, as the same may be amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced from time to time.
“ABL Credit Documents” means the ABL Credit Agreement and the “Other Documents” as defined in the ABL Credit Agreement.
“ABL Intercreditor Agreement” means the Intercreditor Agreement, dated as of July 26, 2022, by and among the Collateral Agent (as defined therein), the ABL Agent, and each additional representative party thereto from time to time, as amended, restated or otherwise modified from time to time in accordance with the terms thereof.
“ABL Maximum Amount” means “Revolving Maximum Principal Amount” as defined in the ABL Intercreditor Agreement.
“ABL Obligations” means “Revolving Obligations” as defined in the ABL Intercreditor Agreement.
“ABL Priority Collateral” means “Revolving Credit Priority Collateral” as defined in the ABL Intercreditor Agreement.
“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.
“Additional Shares” shall have the meaning specified in Section 14.04(a).
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition,

“control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.
“After-Acquired Property” means property (other than Excluded Assets) that is intended to be Collateral acquired by the Company or a Note Guarantor (including property of a Person that becomes a new Note Guarantor after the Issue Date) that is not automatically subject to a perfected security interest under the Collateral Documents.
“Aggregate Share Cap” means 4,387,379.229 Common Shares, which, together with the 2,700,000 Common Shares issued in the Equity Issuance, represents approximately 19.9% of the outstanding Common Shares as of immediately prior to the date of this Indenture.
“Agreed Security Principles” has the meaning set forth on Annex F.
“Auditor’s Determination” shall have the meaning specified in Annex A.
“Authorized Share Amendment Effective Date” means the date, if any, on which (a) the Company has amended its Second Amended and Restated Articles of Incorporation to increase the number of authorized Common Shares to a number that is sufficient, after taking account of all Common Shares reserved or necessary to satisfy the Company’s obligations (other than pursuant to this Indenture and the Notes) to issue Common Shares, to settle the conversion of all then-outstanding Notes (assuming Physical Settlement) at the Conversion Rate then applicable, after giving effect to the maximum number of Additional Shares and the maximum number of Optional Redemption Make-Whole Shares, collectively, that may then be added to the Conversion Rate; and (b) the Company has reserved such number of Common Shares for future issuance pursuant to this Indenture and the Notes.
“Bankruptcy Law” means any of Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), and any other applicable insolvency, corporate arrangement or restructuring or other similar law of any jurisdiction including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.
“Beneficial Owner” shall have the meaning specified in Section 14.14.
“Beneficial Ownership Limit” shall have the meaning specified in Section 14.14.
“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Canadian Collateral Agreement” means the Canadian general security agreement dated as of the Issue Date between each Note Party from time to time party thereto and the Notes Collateral Agent.
“Canadian Collateral Documents” means the Canadian Collateral Agreement, and each other security agreement, pledge, debenture, hypothec, mortgage, consent or other instrument or document, as applicable, governed by Canadian law in connection with this Indenture to secure the applicable Notes Obligations.
“Canadian Note Guarantor” means any Note Guarantor that is incorporated or otherwise organized under the laws of Canada or any province or territory thereof.
“Cap Termination Date” means the first date, if any, on which the Requisite NYSE Shareholder Approval has been obtained and the Authorized Share Amendment Effective Date has occurred.
“Capital Impairment” shall have the meaning specified in Annex A.

“Capital Lease Obligation” means an obligation that is a Capitalized Lease; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP as in effect on the Issue Date.
“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP as in effect on the Issue Date, recorded as capitalized leases.
“Cash Management Obligations” means (a) obligations in respect of any treasury management services, overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services or any automated clearing house transfers of funds and (b) other obligations in respect of netting services, employee credit, commercial credit card, debit card, stored value card or purchase card programs and similar arrangements.
“Cash Settlement” shall have the meaning specified in Section 14.02(a).
“Casualty Event” means any event that gives rise to the receipt by the Company or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“Clause A Distribution” shall have the meaning specified in Section 14.05(c).
“Clause B Distribution” shall have the meaning specified in Section 14.05(c).
“Clause C Distribution” shall have the meaning specified in Section 14.05(c).
“close of business” means 5:00 p.m. (New York City time).
“Collateral” has the meaning provided for such term or a similar term in each of the Collateral Documents and all other property of whatever kind and nature subject (or purported to be subject) from time to time to a Lien under any Collateral Document.
“Collateral Documents” means, collectively, the U.S. Collateral Agreement among the Company and each other Note Party and the Notes Collateral Agent (the “U.S. Collateral Agreement”), the Canadian Collateral Agreement, the Luxembourg Collateral Agreements, the German Collateral Agreements, the Swiss Collateral Agreements, the French Collateral Agreements, the Dutch Collateral Agreements, the English Collateral Agreement and each other and the security documents pursuant to which the Company and the Note Guarantors grant Liens in favor of the Notes Collateral Agent to secure Notes Obligations.
“Combination Settlement” shall have the meaning specified in Section 14.02(a).
“Commission” means the U.S. Securities and Exchange Commission.
“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Common Shares” means the common shares of the Company, without par value, at the date of this Indenture, subject to Section 14.08.
“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.
“Company Order” means a written order of the Company, signed by the Company’s Chief Executive Officer, President, Chief Financial Officer, Executive or Senior Vice President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Company’s Treasurer or Assistant Treasurer or the Company’s Secretary or any Assistant Secretary, and delivered to the Trustee.
“Controlling Collateral Agent” shall mean the “Applicable Authorized Representative” as defined in the Pari Passu Intercreditor Agreement.

“Conversion Agent” shall have the meaning specified in Section 4.02.
“Conversion Date” shall have the meaning specified in Section 14.02(c).
“Conversion Obligation” shall have the meaning specified in Section 14.01.
“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.
“Conversion Rate” shall have the meaning specified in Section 14.01.
“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 600 South Fourth Street, 7th Floor, Minneapolis, MN 55415 Attention: Corporate Trust Services – Invacare Corporation Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).
“Credit Agreement” means the Credit Agreement, dated as of July 26, 2022, among the Company, certain subsidiaries of the Company, as guarantors, the lenders party thereto from time to time, and GLAS Trust Corporation Limited, as administrative agent and collateral agent, together with the related documents thereto (including any guarantees and security documents), and in each case as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement or instrument (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder, in whole or in part), the borrowings and commitments then outstanding or permitted to be outstanding under such facilities or a successor facility, whether by the same or any other bank, institutional lender, purchaser, investor, trustee or agent or group thereof.
“Credit Agreement Collateral Agent” means the “Collateral Agent” as defined in the Credit Agreement.
“Credit Facility Obligations” means “Loan Document Obligations” as defined in the Credit Agreement.
“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.
“Daily Conversion Value” means, for each of the Trading Days during the applicable Observation Period, (a) the product of (i) the Conversion Rate on such Trading Day and (ii) the Daily VWAP for such Trading Day divided by (b) the total number of Trading Days during the applicable Observation Period.
“Daily Measurement Value” means the Specified Dollar Amount (which shall not be less than $1,000), divided by the total number of Trading Days during the applicable Observation Period.
“Daily Settlement Amount,” for each of the Trading Days during the Observation Period, shall consist of:
(a)    cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and
(b)    if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of Common Shares equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.
“Daily VWAP” means for any Trading Day during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “IVC <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one Common Share on such Trading Day determined in good faith, using a volume-weighted average method, by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note or Note Guarantee (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.
“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
“Disposition” has the meaning assigned to such term in Section 4.14.
“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:
(a)    matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;
(b)    is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or
(c)    is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;
in each case, on or prior to the date 91 days after the Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale,” a “change of control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Notes and all other Notes Obligations that are accrued and payable, (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants, of the Company or any Subsidiary or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Company or any Subsidiary in order to satisfy applicable statutory or regulatory obligations of such Person and (iii) no Equity Interest held by any future, present or former employee, director, officer, manager, member of management, consultant or independent contractor (or their respective affiliates or immediate family members) of the Company (or any subsidiary) shall be considered a Disqualified Equity Interest solely because such stock is redeemable or subject to repurchase pursuant to any customary stock option, employee stock award or similar agreement that may be in effect from time to time.
“Distributed Property” shall have the meaning specified in Section 14.05(c).
“Dollars” or “$” refers to lawful money of the United States of America.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Sterling or Euros, the equivalent amount thereof in Dollars as determined by the Company in good faith at such time in accordance with Section 1.05 hereof.
“Domestic Note Guarantor” means any Note Guarantor that was formed under the laws of the United States or any state thereof or the District of Columbia.
“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.
“Dutch Collateral Agreements” means (i) the Dutch general security agreement (omnibus pandakte), (ii) the Dutch security agreement over partnership interests and (iii) the Dutch deed of pledge of shares over shares in the issued share capital in a Dutch private limited liability company, each dated as of the Issue Date between each Foreign Note Party from time to time party thereto and the Notes Collateral Agent.
“Dutch Collateral Documents” means each of the Dutch Collateral Agreements, and each other security agreement, pledge, debenture, hypothec, mortgage, consent or other instrument or document, as applicable, governed by Dutch law in connection with this Indenture and the Agreed Security Principles to secure the applicable Notes Obligations.
“Dutch Note Party” means any Note Party incorporated or otherwise organized under the laws of the Netherlands or any province or territory thereof.
“Effective Date” shall have the meaning specified in Section 14.04(c), except that, as used in Section 14.05 and Section 14.06, “Effective Date” means the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“English Collateral Agreement” means the English law governed debenture to be entered into on or around the Issue Date and made between, among the Company, each English Note Party and Invacare Holdings Two Netherlands as chargors and the Notes Collateral Agent as chargee.
“English Collateral Documents” means (a) the English Collateral Agreement and (b) each other security agreement, pledge, debenture, hypothec, mortgage, consent or other instrument or document, as applicable, governed by English law in connection with this Indenture and the Agreed Security Principles to secure the applicable Notes Obligations.
“English Note Party” means any Note Party incorporated or otherwise organized under the laws of England and Wales.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in, or interests in a Person.
“Equity Issuance” means the direct issuance by the Company of an aggregate of 2,700,000 Common Shares in accordance with the Exchange Agreement.
“Euros” and “€” mean the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.
“Event of Default” shall have the meaning specified in Section 6.01.
“Exchange” has the meaning set forth in the Exchange Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Agreement” means each of those certain Exchange Agreements, dated as of July 26, 2022, by and among the Company and the other parties thereto.
“Exchange Election” shall have the meaning specified in Section 14.13.
“Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any currency other than Dollars, the rate at which such other currency may be exchanged into Dollars at the time of determination on such day as set forth on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as selected in good faith by the Company.
“Excluded Assets” means (a) any fee-owned real property with a Fair Market Value of less than $1,000,000 as determined on the Issue Date for existing real property and on the date of acquisition for after-acquired real property, (b) all leasehold interests in real property, (c) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the PPSA or Uniform Commercial Code of any applicable jurisdiction), (d) any asset if, to the extent that and for so long as the grant of a Lien thereon to secure the Notes Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law, including PPSA or the Uniform Commercial Code of any applicable jurisdiction), or would require consent or approval of any Governmental Authority, (e) the Equity Interests of any (i) captive insurance company, (ii) not-for-profit subsidiary,

(f) margin stock and, to the extent (i) prohibited by the terms of, creating an enforceable right of termination in favor of any other party thereto (other than the Company or any Note Guarantor) or requiring the consent of one or more third parties (other than the Company) under and/or (ii) any pledge could give rise to a “right of first refusal”, a “right of first offer” or a similar right that may be exercised by any third party (other than the Company) pursuant to, any applicable Organizational Documents, joint venture agreement or shareholders’ agreement, Equity Interests in any Person other than the Company and Restricted Subsidiaries that are wholly-owned subsidiaries, (g) assets of any (i) direct or indirect Foreign Subsidiary of the Company organized outside of a Specified Jurisdiction (“Excluded Foreign Subsidiary”) and (ii) direct or indirect Domestic Subsidiary of an Excluded Foreign Subsidiary to the extent a security interest or grant of perfection in such assets would result in material adverse Tax consequences to the Company or one of the Restricted Subsidiaries as reasonably determined by the Company in consultation with the Notes Collateral Agent, (h) Foreign Intellectual Property (except with respect to any Intellectual Property governed by or arising or existing under, pursuant to or by virtue of the laws of any Specified Jurisdiction) and any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, (i) any lease, license or other agreement or any property subject thereto (including pursuant to a purchase money security interest, capital lease or similar arrangement) to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or capital lease or create a breach, default or right of termination in favor of any other party thereto (other than the Company or any Note Guarantor) after giving effect to the applicable anti-assignment provisions of the PPSA or Uniform Commercial Code of any applicable jurisdiction or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the PPSA or Uniform Commercial Code of any applicable jurisdiction or other similar applicable law notwithstanding such prohibition, (j) assets of any (i) any Excluded Foreign Subsidiary and (ii) any direct or indirect Domestic Subsidiary of an Excluded Foreign Subsidiary and, (k) cash or cash equivalents maintained in any deposit account that are comprised of (i) funds used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of the employees of the Company and/or any Restricted Subsidiary, in each case, during the applicable period, (ii) funds used or to be used to pay any taxes required to be collected, remitted or withheld during the current period and (iii) other funds which the Company or any Note Guarantor holds as an escrow or fiduciary for the benefit of any third person, but in each case subject to the terms of the Agreed Security Principles (including, without limitation, the Overriding Principle (as defined in the Agreed Security Principles)) (other than to the extent no additional action needs to be taken with respect to any such assets to create or perfect a security interest in any such assets). Notwithstanding the foregoing provisions of this definition or anything in this Indenture or any other Notes Document to the contrary, (i) any asset that constitutes an “Excluded Asset” under and as defined in the Credit Agreement shall constitute an “Excluded Asset” for purposes of this Indenture and the other Notes Documents and (ii) any asset that does not constitute an “Excluded Asset” under and as defined in the Credit Agreement shall not constitute an “Excluded Asset” for purposes of this Indenture and the other Notes Documents. Notwithstanding the foregoing provisions of this definition or anything in this Indenture or any other Notes Document to the contrary any asset that does not constitute “Excluded Property” under and as defined in the ABL Credit Agreement shall not constitute an “Excluded Asset” for purposes of this Indenture and the other Notes Documents.
“Excluded Subsidiary” means any of the following: (a) any Subsidiary that is not a wholly-owned subsidiary of the Company; provided, that no Note Guarantor shall become an Excluded Subsidiary and cease being a Note Guarantor solely as a result of no longer constituting a wholly-owned subsidiary of the Company unless such Note Guarantor no longer constitutes a Subsidiary, (b) each Subsidiary listed on Schedule 1.01(a) to the Credit Agreement, (c) [reserved], (d) each Immaterial Subsidiary, (e) any Subsidiary that is prohibited by (i) applicable Requirements of Law or (ii) any contractual obligation existing on the Issue Date or on the date any such Subsidiary is acquired (so long as, in respect of any such contractual prohibition, such prohibition is not incurred in contemplation of such acquisition), in each case from guaranteeing the Notes Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee, (f) any Excluded Foreign Subsidiary, (g) any direct or indirect Domestic Subsidiary of an Excluded Foreign Subsidiary, (h) [reserved], (i) any other Subsidiary excused from becoming a Note Guarantor pursuant to the terms of the Agreed Guarantee Principles, (j) [reserved], (k) [reserved] and (l) any not-for-profit Subsidiaries or captive insurance companies. Notwithstanding the foregoing provisions of this definition or anything in this Indenture or any other Notes Document to the contrary, (i) any subsidiary that constitutes an “Excluded Subsidiary” under and as defined in the Credit Agreement shall constitute an “Excluded Subsidiary” for purposes of this Indenture and the other Notes Documents and (ii) any subsidiary that does not constitute an “Excluded Subsidiary” under and as defined in the Credit Agreement shall not constitute an “Excluded Subsidiary” for purposes of this Indenture and the other Notes Documents. Notwithstanding the foregoing provisions of this definition or anything in this Indenture or any other Notes Document to the contrary, any subsidiary that does not constitute an “Excluded Subsidiary” under and as defined in the ABL Credit Agreement shall not constitute an “Excluded Subsidiary” for purposes of this Indenture and the other Notes Documents.
“Ex-Dividend Date” means the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
“Existing Notes” means the 2024 Notes and the 2026 Notes.
“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset. Except as otherwise expressly set forth herein, such value shall be determined in good faith by the Company.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.
“Foreign Intellectual Property” means any right, title or interest in or to any Intellectual Property governed by or arising or existing under, pursuant to or by virtue of the laws of any jurisdiction other than the United States of America or any state thereof.
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.
“Foreign Note Party” means a Note Party that is a Foreign Subsidiary organized in a Specified Jurisdiction.
“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.
“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.
“Form of Note” means the “Form of Note” attached hereto as Exhibit A.
“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.
“French Collateral Agreements” means the Collateral Documents governed by French law.
“French Note Guarantor” shall have the meaning specified in Annex C.
“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:
(a)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of all classes of the Company’s Common Equity;
(b)    the consummation of (A) any recapitalization, reclassification or change of the Common Shares (other than changes resulting from a subdivision or combination) as a result of which the Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation, amalgamation, or merger of the Company pursuant to which the Common Shares will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)    the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or
(d)    the Common Shares (or other common stock constituting Reference Property) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors);
provided, however, that a transaction or transactions described in clause (a) and/or clause (b) above (whether or not the proviso to clause (b) above applies to such transaction) shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common shareholders of the Company, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (in each case, or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)). If any transaction in which the Common Shares are replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of the definition thereof, following the effective date of such transaction) references to the Company in this definition shall instead be references to such other entity. The reference to “The NASDAQ Capital Market” in clause (d) above and in the proviso immediately following clause (d) above shall have no force or effect herein unless (i) the clause (d) and the proviso immediately following the clause (d) in the definition of “Fundamental Change” in each of the indentures governing the 2024 Notes and the 2026 Notes also includes the identical reference to “The NASDAQ Capital Market,” or (ii) the 2024 Notes and the 2026 Notes are no longer outstanding.
“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).
“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).
“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).
“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.
“German Collateral Agreements” means any share, receivables, inventory or account pledge or security assignment agreement governed by German law or any similar security interest, between each Foreign Note Party from time to time party thereto and the Notes Collateral Agent.
“German Collateral Documents” means each of the German Collateral Agreements, and each other security agreement, pledge, debenture, hypothec, mortgage, consent or other instrument or document, as applicable, governed by German law in connection with this Indenture and the Agreed Security Principles to secure the applicable Notes Obligations.
“German Note Guarantor” shall have the meaning specified in Annex A.
“Global Note” shall have the meaning specified in Section 2.05(b).
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, provincial or territorial, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the National Association of Insurance Commissioners (“NAIC”) and any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or consistent with past practice or customary and reasonable indemnity obligations in effect on the Issue Date or entered into after the Issue Date in connection with any acquisition or disposition of assets permitted under this Indenture (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.
“IFRS” means international accounting standards as promulgated by the International Accounting Standards Board.
“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.
“Indebtedness” of any Person means, without duplication,
(a)    all obligations of such Person for borrowed money,
(b)    all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP,
(c)    all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,
(d)    all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation, purchase price adjustment or similar obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after being due and payable and (iii) liabilities associated with customer prepayments and deposits),
(e)    all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed,
(f)    all Guarantees by such Person of Indebtedness of others,
(g)    all Capital Lease Obligations of such Person,
(h)    all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and
(i)    all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances;
provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue and (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller.
The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner), to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of the Company and the Restricted Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business.
“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
“Intellectual Property” has the meaning assigned to such term in the U.S. Collateral Agreement, the Canadian Collateral Agreement, the English Collateral Agreement or the Dutch Collateral Agreements, as applicable.
“Intercreditor Agreements” means the ABL Intercreditor Agreement, the Pari Passu Intercreditor Agreement, any Permitted Junior Intercreditor Agreement and any Subordination Agreement.
“Interest Payment Date” means each January 1 and July 1 of each year, beginning on January 1, 2023.
“Intermediate Holdcos” means, collectively, Invacare Holdings Netherlands, Invacare Holdings Lux, Invacare Holdings Two Lux, Invacare Holdings Two Netherlands and Invacare Germany Holding.
“Invacare Germany Holding” means Invacare Germany Holding GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung), incorporated and existing under the laws of the Federal Republic of Germany, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Ulm under HRB 621121, with registered seat in Isny, Germany.
“Invacare Holdings Lux” means Invacare Holdings S.à. r.l., a Luxembourg private limited liability company (société à responsabilité limitée) having its registered office located at 6, rue Eugène Ruppert, L-2453 Luxembourg, and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B169.438.
“Invacare Holdings Netherlands” means Invacare Holdings C.V., a limited partnership (commanditaire vennootschap) formed under the laws of the Netherlands, having its registered office at Benkenstrasse 260, 4108 Witterswil, Switzerland, and registered with the commercial register of the Chamber of Commerce (Kamer van Koophandel) for indefinite period under number 09123986.
“Invacare Holdings Two Lux” means Invacare Holdings Two S.à. r.l., a Luxembourg private limited liability company (société à responsabilité limitée) having its registered office located at 6, rue Eugène Ruppert, L-2453 Luxembourg, and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B169458.
“Invacare Holdings Two Netherlands” means Invacare Holdings Two B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) at Amsterdam, the Netherlands, its registered office at Galvanistraat 14 3, 6716 AE Ede, the Netherlands, and registered with the trade register of the Chamber of Commerce (Kamer van Koophandel) under number 34058960.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Company and the Restricted Subsidiaries, (i) intercompany advances arising from their cash management, cash pooling, tax, and accounting operations, (ii) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business) and (iii) intercompany advances transfer pricing and cost-sharing arrangements that are in the ordinary course of business or consistent with past practice or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus, to the extent any such loan or advance is made to any third party unaffiliated with the Company and its Subsidiaries, any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for writedowns or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be equal to the stated

or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other property as of the time of the transfer, without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests (including through any capital contribution), evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (A) the cost of all additions thereto, and minus (B) to the extent such original Investment was made in cash, the amount of any portion of such Investments that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (in all of the foregoing cases in this clause (B), to the extent such payments do not exceed, in the aggregate, the original cash amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 4.13, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.
“Issue Date” means July 26, 2022, the date of the initial issuance of the Notes under this Indenture.
“Junior Financing” means any Indebtedness (other than any permitted intercompany Indebtedness owing to the Company or any Restricted Subsidiary and, for the avoidance of doubt, other than (x) Indebtedness incurred under Section 4.10(a)(xxii)(A), and (y) Indebtedness incurred under Section 4.10(a)(xxii)(B) solely to the extent such Indebtedness has the same lien priorities as the Indebtedness under the ABL Credit Agreement) that is (a) subordinated in right of payment to the Notes Obligations, (b) Indebtedness that is secured on a junior basis to the Liens securing the Notes Obligations or (c) Indebtedness that is unsecured; provided that (i) no such Junior Financing incurred or assumed on or after the Issue Date shall provide for any payments of principal, interest, fees or other amounts (other than customary third party agent or trustee fees) in cash on or prior to the date that is 91 days after the Maturity Date (determined as of the date of incurrence or assumption of such Junior Financing) and (ii) for purposes of Section 4.17(b), Indebtedness of the type described in clauses (a) through (c) shall constitute Junior Financing only to the extent the aggregate principal amount of such Indebtedness, when taken together with the aggregate principal amount of all other Indebtedness of the type described in clause (a) through (c), respectively, outstanding at such time, is greater than $1,000,000.
“Last Reported Sale Price” of the Common Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are traded. If the Common Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Shares are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and last ask prices for the Common Shares on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose.
“Latest Maturity Date” has the meaning set forth in the Credit Agreement.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Liquidity” means, as of any date of determination, the sum of (x) the aggregate amount of unrestricted cash (other than to the extent restricted in favor of the Credit Facility Obligations or any Indebtedness permitted under Section 4.10(a)(xvi) or (xxii)) and Permitted Investments owned by the Note Parties, as reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, to the extent such cash and Permitted Investments are free and clear of any Liens (other than (x) non-consensual Liens permitted by Section 4.11 and (y) consensual Liens permitted by Section 4.11(a)(i), 4.11(a)(xvi) or 4.11(xxii)) and the use thereof for the application to the payment of Indebtedness is not prohibited by law or any contract to which the Company or any Restricted Subsidiary is a party, (y) cash and Permitted Investments of the Note Parties restricted or subject to a Lien in favor of the Credit Facility Obligations (which may also include cash and Permitted Investments securing other Indebtedness permitted hereunder that is secured by a Lien on the Collateral and subject to the Pari Passu Intercreditor Agreement) and (z) the aggregate amount that is then available to be borrowed under the ABL Credit Agreement (for the avoidance of doubt, after giving effect to the “borrowing base” provided for thereunder).
“Loan Documents” has the meaning set forth in the Credit Agreement.
“Luxembourg” means the Grand Duchy of Luxembourg.
“Luxembourg Civil Code” means the Luxembourg Civil Code (Code civil).
“Luxembourg Collateral Agreements” means any share, receivables, account pledge agreement governed by Luxembourg law or any similar security interest, between each Foreign Note Party from time to time party thereto and the Notes Collateral Agent.
“Luxembourg Collateral Documents” means each of the Luxembourg Collateral Agreements, and each other security agreement, pledge, mortgage, or other instrument or document, as applicable, governed by Luxembourg law in connection with this Indenture and the Agreed Security Principles to secure the applicable Notes Obligations.
“Luxembourg Note Guarantor” shall have the meaning specified in Annex D.
“Management Determination” shall have the meaning specified in Annex A.
“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).
“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.04(a).
“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares.
“Material Adverse Effect” means after the Issue Date, a material adverse effect on (a) the business, assets, financial condition or results of operations, in each case, of the Company and its Restricted Subsidiaries, taken as a whole, (b) the rights and remedies (taken as a whole) of the Holders of the Notes under the applicable Notes Documents or (c) the ability of the Company and Note Guarantors (taken as a whole) to perform their payment obligations under the applicable Notes Documents.
“Material Subsidiary” means (a) each Restricted Subsidiary that, as of the last day of the fiscal quarter of the Company most recently ended for which financial statements are available, had revenues or total assets (determined on a consolidated basis for such Restricted Subsidiary and its Restricted Subsidiaries) for such quarter in excess of 2.5% of the consolidated revenues or total assets, as applicable, of the Company and the Restricted Subsidiaries for such quarter or that is designated by the Company as a Material Subsidiary and (b) any Restricted Subsidiary that is part of a group comprising Restricted Subsidiaries that each would not have been a Material Subsidiary under clause (a) but that, taken together, as of the last day of the fiscal quarter of the Company most recently ended for which financial statements are available, had revenues or total assets (determined on a consolidated basis for all such Restricted Subsidiaries and their respective Restricted Subsidiaries) for such quarter in excess of 5.0% of the consolidated revenues or total assets, as applicable, of the Company and the Restricted Subsidiaries for such quarter. Notwithstanding the foregoing provisions of this definition or anything in this Indenture or any other Notes Document to the contrary, (i) any subsidiary that constitutes a “Material Subsidiary” under and as defined in the Credit Agreement shall constitute a “Material Subsidiary” for purposes of this Indenture and the other Notes Documents and (ii) any subsidiary that does not constitute a “Material Subsidiary” under and as defined in the Credit Agreement shall not constitute a “Material Subsidiary” for purposes of this Indenture and the other Notes Documents. Notwithstanding the foregoing provisions of this definition or anything in this Indenture or any other Notes Document to the contrary, any subsidiary that constitutes a “Material Subsidiary” under and as defined in the ABL Credit Agreement shall constitute a “Material Subsidiary” for purposes of this Indenture and the other Notes Documents.

“Maturity Date” means July 1, 2026.
“Merger Event” shall have the meaning specified in Section 14.08(a).
“Net Assets” shall have the meaning specified in Annex A.
“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Permitted Investments, including (i) any cash or Permitted Investments received in respect of any non-cash proceeds, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out (but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds that are actually received, (iii) [reserved], and (iv) in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by the Company and the Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a Disposition of an asset (including pursuant to a Casualty Event or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by the Company and the Restricted Subsidiaries as a result of such event to repay Indebtedness permitted to be incurred hereunder (other than (x) the Loans or (y) other pari passu or junior financing secured by a Lien on the Collateral and incurred pursuant to Section 4.10(a)) and secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of the Company and the Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by the Company or the Restricted Subsidiaries and (iii) the amount of all Taxes paid (or reasonably estimated to be payable), and the amount of any reserves established by the Company and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Company at such time of Net Proceeds in the amount of such reduction.
“New Project” shall mean (a) each facility which is either a new facility, branch or office or an expansion, relocation, remodeling or substantial modernization of an existing facility, branch or office owned by the Company or its Subsidiaries which in fact commences operations and (b) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.
“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.
“Note Guarantee” means each Guarantee of the obligations with respect to the Notes issued by a Subsidiary of the Company pursuant to the terms of this Indenture.
“Note Guarantor” means each Subsidiary of the Company that is or becomes a guarantor of the Notes pursuant to the terms of this Indenture.
“Note Register” shall have the meaning specified in Section 2.05(a).
“Note Registrar” shall have the meaning specified in Section 2.05(a).
“Note Parties” means the Company and the Note Guarantors.
“Notes Documents” means this Indenture, the Notes, the Note Guarantees and the Collateral Documents.
“Notes Obligations” means all obligations of the Company and the Note Guarantors under or in respect of the Notes, this Indenture and the Collateral Documents.
“Notice of Conversion” shall have the meaning specified in Section 14.02(b).
“Observation Period” means, with respect to any Note surrendered for conversion, (i) if the relevant Conversion Date occurs on or after the date of the Company’s issuance of a Redemption Notice with respect to the Notes pursuant to Section 16.02 and prior to the relevant Redemption Date, the 10 consecutive Trading Days beginning on, and including, the second Trading Day immediately succeeding the date of such Redemption Notice; and (ii) in all other cases, the 5 consecutive Trading Days beginning on, and including, the 4th Trading Day immediately preceding the relevant Conversion Date.

“Officer” means, with respect to the Company or a Note Guarantor, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) of the Company or the Note Guarantor, as applicable.
“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by an Officer of the Company. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.
“open of business” means 9:00 a.m. (New York City time).
“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel, that is delivered to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.
“Optional Redemption” shall have the meaning specified in Section 16.01.
“Optional Redemption Cash Make-Whole Amount” means, for any Note to be redeemed pursuant to Section 16.01 on any Redemption Date, the sum of the present values (with each such present value computed by the Company (acting in good faith and in a commercially reasonable manner) using a discount rate per annum equal to (x) the Reference Discount Rate plus (y) 0.50%) of (i) subject to the immediately succeeding clause (ii), the remaining scheduled interest payments that would have been paid on such Notes from the Redemption Date to the earlier of the Maturity Date and the date that is two years after such Redemption Date (excluding, for purposes of calculating such present value, interest accrued on such Note to, but excluding, the Redemption Date that is otherwise paid as part of the Redemption Price pursuant to the definition of “Redemption Price”); or (ii) if the Redemption Date occurs after the Regular Record Date with respect to an Interest Payment Date and prior to such Interest Payment Date, the remaining scheduled interest payments that would have been paid on such Note from such Interest Payment Date to the earlier of the Maturity Date and the date that is two years after such Interest Payment Date.
“Optional Redemption Make-Whole Shares” means, for any Note to be redeemed pursuant to Section 16.01 on any Redemption Date and that a Holder has elected to convert in connection with the related Redemption Notice, a number of Common Shares equal to (i) the Optional Redemption Cash Make-Whole Amount divided by (ii)(I) if the Settlement Method for the Notes converted on the relevant Conversion Date is Cash Settlement or Combination Settlement, the sum of the Daily VWAPs for each of the 10 consecutive Trading Days during the Observation Period for the relevant Conversion Date divided by 10 or (II) if the Settlement Method for the Notes converted on the relevant Conversion Date is Physical Settlement, the Daily VWAP as of such Conversion Date; provided that in no event shall clause (ii) be less than $1.28, subject to adjustment at the same time and in the same manner as any adjustment to the Stock Prices pursuant to Section 14.04(d).
“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation, amendment or amalgamation, the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and/or any shareholder(s) agreements; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and, with respect to any German Note Guarantor, the shareholder list (Gesellschafterliste); and (c) with respect to any partnership, limited partnership, joint venture, trust or other form of business entity, the partnership, limited partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Senior Secured Convertible Notes Agent” means GLAS Trust Corporation Limited, as collateral agent in respect of the Other Senior Secured Convertible Notes.
“Other Senior Secured Convertible Notes” means the Company’s 5.68% senior secured notes issued pursuant to the Other Senior Secured Convertible Notes Indenture.
“Other Senior Secured Convertible Notes Documents” means the Other Senior Secured Convertible Notes Indenture and the other transaction documents referred to therein (including the related guarantee, the notes and notes purchase agreement).

“Other Senior Secured Convertible Notes Indenture” means the indenture, dated as of the Issue Date, among the Company, as issuer, the guarantors listed therein, the Other Senior Secured Convertible Notes Agent and the trustee referred to therein pursuant to which the Other Senior Secured Convertible Notes are issued, as such indenture may be amended or supplemented from time to time.
“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
(a)    Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
(b)    Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);
(c)    Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;
(d)    Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08;
(e)    Notes redeemed pursuant to Article 16; and
(f)    Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10.
“Pari Passu Intercreditor Agreement” means the Pari Passu Intercreditor Agreement, dated as of the Issue Date, by and among the Notes Collateral Agent, the Collateral Agent under the Credit Agreement, Other Senior Secured Convertible Notes Agent, and each additional representative party thereto from time to time, as amended, restated or otherwise modified from time to time in accordance with the terms thereof.
“Paying Agent” shall have the meaning specified in Section 4.02.
“Payment Subordination Agreement” has the meaning assigned to such term in the definition of “Permitted Junior Intercreditor Agreement”.
“Permitted Encumbrances” means:
(a)    Liens for Taxes that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case, the nonpayment of which could not reasonably be expected to result in a Material Adverse Effect;
(b)    Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens, arising in the ordinary course of business that secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens could not reasonably be expected to individually or in the aggregate have a Material Adverse Effect;
(c)    Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation or (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Restricted Subsidiary or otherwise supporting the payment of items of the type set forth in the foregoing clause (i);
(d)    Liens incurred or deposits made to secure the performance of tenders, bids, trade contracts (other than for the payment of Indebtedness), governmental contracts and leases (other than Capital Lease Obligations), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, bankers acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with past practices;
(e)    easements, rights-of-way, restrictions, encroachments, protrusions, zoning restrictions and other similar encumbrances and minor title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole;
(f)    (i) Liens securing, or otherwise arising from, judgments, awards attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 6.01(j) and (ii) any pledge and/or deposit securing any settlement of litigation;
(g)    Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Company or any of the Restricted Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments; provided that such Lien secures only the obligations of the Company or such Restricted Subsidiaries in respect of such letter of credit, bank guarantee or other similar instrument to the extent such obligations are permitted by Section 4.10;
(h)    rights of setoff, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts or cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments;
(i)    Liens arising from precautionary Uniform Commercial Code financing statements or any similar filings made in respect of operating leases or consignment or bailee arrangements entered into by the Company or any of the Restricted Subsidiaries; and
(j)    Liens or right of set-off arising under the general banking conditions (algemene bankvoorwaarden) or any non-Dutch equivalent thereof.
“Permitted Investments” means any of the following, to the extent owned by the Company or any Restricted Subsidiary:
(a)    Dollars, Euros, Sterling, Australian Dollars, Canadian dollars and such other currencies held by it from time to time in the ordinary course of business;
(b)    readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States or such member nation of the European Union is pledged in support thereof;
(c)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least (x) $250,000,000 in the case of U.S. banks and (y) $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks (any such bank meeting the requirements of clause (i) or (ii) above being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;
(d)    commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;
(e)    repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Holders of the Notes) or recognized securities dealer, in each case, having capital and surplus in excess of (x) $250,000,000 in the case of U.S. banks and (y) $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks, in each case, for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of

(i) the United States or (ii) any member nation of the European Union rated A (or the equivalent thereof) or better by S&P and A2 (or the equivalent thereof) or better by Moody’s, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a Fair Market Value of at least 100% of the amount of the repurchase obligations;
(f)    marketable short-term money market and similar highly liquid funds either (i) having assets in excess of (x) $250,000,000 in the case of U.S. banks or other U.S. financial institutions and (y) $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);
(g)    securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory or by a foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);
(h)    investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;
(i)    instruments equivalent to those referred to in clauses (a) through (h) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;
(j)    investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition;
(k)    with respect to any Foreign Subsidiary: (i) obligations of the national government of the country or jurisdiction in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country or jurisdiction is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country or jurisdiction is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;
(l)    interest bearing instruments with a maximum maturity of 180 days in respect of which the obligor is a G8 government or other G8 governmental agency or a G8 financial institution with credit ratings from S&P of at least “A-2” or the equivalent thereof or from Moody’s of at least “P-2” or the equivalent thereof; and
(m)    investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (l) above.
“Permitted Junior Intercreditor Agreement” shall mean, with respect to any Liens on the Collateral that are intended to be junior to the Liens thereon securing the Notes, an intercreditor agreement (or payment subordination agreement if so agreed by the Required Holders and the Company (any such agreement, a “Payment Subordination Agreement”)) that the Required Holders shall negotiate in good faith with the Company and which is entered into by the Trustee and the Notes Collateral Agent.
“Permitted Lien” means Liens permitted by Section 4.11.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except (i) by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon plus underwriting discounts, other amounts paid, and fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred, in connection with such modification, refinancing, refunding, renewal or extension and (ii) by an amount equal to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn under Section 4.10 immediately prior to such refinancing (other than by reference to a Permitted Refinancing) and such drawing shall be deemed to have been made, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 4.10(a)(v) and Section 4.10(a)(xiv), Indebtedness resulting from such modification, refinancing, refunding, renewal or extension (i) has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended and (ii) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 4.10(a)(xxii), has a final maturity date later than 180 days after the Latest Maturity Date, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Notes Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Notes Obligations on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) [reserved], (e) immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, and (f) if the Indebtedness being modified, refinanced, refunded, renewed or extended is permitted pursuant to Section 4.10(a)(ii), (a)(xii), (a)(xxi), (a)(xxiii) or (a)(xxiv), (i) the terms and conditions (including Lien priority, but excluding as to subordination, interest rate (including whether such interest is payable in cash or in kind), rate floors, fees, discounts and premiums) of Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are, taken as a whole, not materially more favorable to the investors providing such Indebtedness than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (except for covenants or other provisions applicable to periods after the Maturity Date at the time such Indebtedness is incurred) (it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any such Permitted Refinancing, the terms shall not be considered materially more favorable if such financial maintenance covenant is either (A) also added for the benefit of any Loans remaining outstanding after the issuance or incurrence of such Permitted Refinancing or (B) only applicable after the Latest Maturity Date at the time of such refinancing); provided that the primary obligor in respect of, and/or the Persons (if any) that Guarantee, the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is the primary obligor in respect of, and/or Persons (if any) that Guaranteed the Indebtedness being modified, refinanced, refunded, renewed or extended; provided further that such Indebtedness resulting from such modification, refinancing, refunding, renewal or extension shall not be secured by any assets other than Collateral and the lien securing such Indebtedness shall not have greater priority than the lien securing the Indebtedness that is being modified, refinanced, refunded, renewed or extended (and if the Indebtedness being refinanced is unsecured, such Indebtedness resulting from such modification, refinancing, refunding, renewal or extension shall be unsecured). For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 4.10. For the avoidance of doubt, it is understood and agreed that a Permitted Refinancing includes successive Permitted Refinancings of the same Indebtedness.
“Permitted Transferees” means, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s immediate family, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants, (b) any trust or other legal entity the beneficiary of which is such Person’s immediate family, including his or her spouse, ex-spouse, children, stepchildren or their respective lineal descendants and (c) without duplication with any of the foregoing, such Person’s heirs, executors and/or administrators upon the death of such Person and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in the Company.
“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.
“Physical Settlement” shall have the meaning specified in Section 14.02(a).
“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Notes Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code of Quebec) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.
“Priority Agent” has the meaning set forth in the ABL Intercreditor Agreement.
“Qualified Equity Interests” means Equity Interests other than Disqualified Equity Interests.
“Qualifying Disposition” means a sale, transfer or other disposition of Common Shares delivered upon conversion of the Notes (i) to any Person who acquires them in a broadly distributed public offering of such Common Shares (including the underwriter or placement agent of such offering, which may be the relevant converting Holder or an Affiliate of such converting Holder); (ii) effected on any securities exchange so long as neither the relevant converting Holder nor any Affiliate of such converting Holder solicited or arranged for the solicitation of orders to buy such Common Shares in anticipation of or in connection with such sale; (iii) made in compliance with the manner-of-sale requirements set forth in Rule 144(g) under the Securities Act; (iv) that constitutes the return of Common Shares in satisfaction of an existing share loan transaction; (v) to a Person or entity that is not, and after giving effect to such sale, transfer or other disposition, will not be, an “affiliate” (as such term is used in Rule 144) of the Company (based on representations made by such Person or entity) after taking into account all other sales of such Common Shares to such Person entity (other than pursuant to clause (i), (ii), (iii) or (iv) above); (vi) to a Person or entity that is an “affiliate” (as such term is used in Rule 144) of the Company prior to such sale, transfer or other disposition so long as the number of Common Shares sold, transferred or otherwise disposed of to such Person or entity (in any manner at any time, in one transaction or a series of transactions) does not in the aggregate exceed 9.0% of the outstanding Common Shares after taking into account all other sales of Common Shares to such Person or entity (other than pursuant to clause (i), (ii), (iii) or (iv) above); or (vii) to the Company or any Subsidiary of the Company.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Shares (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).
“Redemption Date” shall have the meaning specified in Section 16.02(a).
“Redemption Notice” shall have the meaning specified in Section 16.02(a).
“Redemption Price” means, for any Note to be redeemed pursuant to Section 16.01, on any Redemption Date, 100% of the principal amount of such Note; plus any accrued and unpaid interest on such Note to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes as of the close of business on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Note).
“Reference Discount Rate” means, for any Optional Redemption, the yield for 3-month U.S. Treasury bills in secondary market trading for the fifth Business Day immediately preceding the date on which the Company delivers the relevant Redemption Notice, as displayed opposite the caption “U.S. government securities—Treasury bills (secondary market)—3-month” on the “H.15” weekly release or daily update, as applicable, for that Business Day published by the Federal Reserve System Board of Governors (or its successor) (or its equivalent successor if such weekly release or daily update, as applicable, is not available). If such yield is unavailable, the “Reference Discount Rate” will be the average of the secondary market bid rates of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, and may include the investment banking firm selected by the Company to determine any component of the Redemption Price, as of 3:30 p.m., New York City time, on that Business Day for the issue of U.S. Treasury bills with a remaining maturity closest to three months.
“Reference Property” shall have the meaning specified in Section 14.08(a).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of July 26, 2022, among the Company and the Noteholders (as defined therein), as amended from time to time in accordance with its terms.
“Regular Record Date,” with respect to any Interest Payment Date, means the December 15 or June 15 (whether or not such day is a Business Day) immediately preceding the applicable January 1 or July 1 Interest Payment Date, respectively.
“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).
“Restricted Subsidiary” means any Subsidiary.
“Restricted Debt Payment” has the meaning assigned to such term in Section 4.17(b).
“Restricted Debt Payment Amount” means, at any time on or after the Issue Date, $2,500,000 minus the amount of Restricted Debt Payments made by the Company or any Restricted Subsidiary in reliance on Section 4.17(b)(iv).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Company or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests.
“Required Additional Debt Terms” means, with respect to any Indebtedness, (a) such Indebtedness does not mature earlier than 180 days after the Latest Maturity Date or have a Weighted Average Life to Maturity less than the greatest Weighted Average Life to Maturity of the Notes outstanding at the time of incurrence of such Indebtedness, (b) such Indebtedness does not have mandatory prepayment or redemption provisions (other than customary asset sale proceeds events, insurance and condemnation proceeds events, change of control offers or events of default) that could result in the prepayment or redemption of such Indebtedness prior to the Maturity Date, (c) such Indebtedness is not guaranteed by any entity that is not the Company or a Note Guarantor, (d) such Indebtedness that is secured (i) is not secured by any assets not securing the Notes Obligations, (ii) is secured on a junior basis to the Liens securing the Notes Obligations and is subject to the relevant Intercreditor Agreement(s) and (iii) is subject to security agreements relating to such Indebtedness that are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Required Holders), (e) with respect to any Indebtedness incurred pursuant to Section 4.10(a)(xvi), such Indebtedness does not have provisions requiring the payment of amortization prior to the Latest Maturity Date and (f) the terms and conditions of such Indebtedness (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and, subject to clauses (a) and (b) above, prepayment or redemption provisions, are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the terms and conditions of this Indenture (when taken as a whole) are to the Holders of the Notes (except for covenants or other provisions applicable only to periods after the Maturity Date at such time) (it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Trustee, the Notes Collateral Agent or any of the Holders of the Notes if such financial maintenance covenant is either (i) also added for the benefit of any Notes remaining outstanding after the issuance or incurrence of any such Indebtedness in connection therewith or (ii) only applicable after the Maturity Date at such time); provided that an Officer’s Certificate delivered to the Trustee at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Trustee, acting at the direction of the Required Holders, notifies the Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).
“Required Holders” means, at any time, Holders holding Notes and/or the Other Senior Secured Convertible Notes representing more than 50.0% of the aggregate outstanding Notes and the Other Senior Secured Convertible Notes, voting together as a single class, at such time.
“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Requisite NYSE Shareholder Approval” means the shareholder approval contemplated by NYSE Rule 312.03(c) to issue 20% or more of the outstanding Common Shares upon conversion of the Notes (taking into consideration the Equity Issuance).
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Obligations” shall have the meaning specified in Annex B.
“Restricted Securities” shall have the meaning specified in Section 2.05(c).
“Rule 144” means Rule 144 as promulgated under the Securities Act.
“Rule 144A” means Rule 144A as promulgated under the Securities Act.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading. If the Common Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Secured Parties” means the Trustee, the Notes Collateral Agent and the Holders.
“Settlement Amount” shall have the meaning specified in Section 14.02(a)(v).
“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) or applied by the Company in accordance with this Indenture.
“Settlement Notice” shall have the meaning specified in Section 14.02(a)(iii).
“Signature Law” shall have the meaning specified in Section 17.11.
“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02(w)(1) of Regulation S-X under the Exchange Act; provided that, in the case of a Subsidiary of the Company that meets the criteria of clause (iii) of the definition thereof but not clause (i) or (ii) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary of the Company unless such Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $5,000,000.
“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes, which shall not be less than $1,000.
“Specified Jurisdictions” means England and Wales, Canada (including any province and territory thereof), Luxembourg, the Netherlands, Germany, Switzerland, France, Norway, Denmark, Australia and New Zealand.
“Spin-Off” shall have the meaning specified in Section 14.05(c).
“Sterling” means the lawful currency of the United Kingdom from time to time.
“Stock Price” shall have the meaning specified in Section 14.04(c).
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by

(i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swiss Collateral Agreements” means the Collateral Documents governed by Swiss law.
“Swiss Collateral Documents” means each of the Swiss Collateral Agreements, and each other security agreement, pledge, debenture, mortgage or other instrument or document, as applicable, governed by Swiss law in connection with this Indenture and the Agreed Security Principles to secure the applicable Notes Obligations.
“Swiss Note Limitation” shall have the meaning specified in Annex B.
“Swiss Note Guarantor” shall have the meaning specified in Annex B.
“Swiss Withholding Tax” means taxes levied pursuant to the Swiss Federal Act on Withholding Tax (Bundesgesetz über die Verrechnungssteuer vom 13. Oktober 1965, SR 642.21).
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, fees, assessments or withholdings (including backup withholdings) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Trading Day” means a day on which (i) trading in the Common Shares (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the Common Shares (or such other security) are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares (or such other security) are then listed or, if the Common Shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares (or such other security) are then traded and (ii) a Last Reported Sale Price for the Common Shares (or such other security) is available on such securities exchange or market; provided that if the Common Shares (or such other security) are not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Shares generally occurs on The New York Stock Exchange or, if the Common Shares are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then listed or admitted for trading, except that if the Common Shares are not so listed or admitted for trading, “Trading Day” means a Business Day.
“Transaction Costs” means any fees, expenses and other transaction costs incurred or paid by, the Company or any of its Subsidiaries in connection with the Transactions, the Credit Agreement, this Indenture, the Other Senior Secured Convertible Notes Indenture and the other Notes Documents, and the transactions contemplated hereby and thereby.
“Transactions” means (a) the funding of the term loans and the consummation of the other transactions contemplated by the Credit Agreement, (b) the consummation of the transactions contemplated by the ABL Credit Agreement, (c) the issuance of the Notes and the Note Guarantees, (d) the issuance of the Other Senior Secured Convertible Notes and related guarantees, (e) the entry into the Exchange Agreement, (f) the entry into the Registration Rights Agreement, (g) the consummation of any other transactions in connection with the foregoing, (h) the issuance by the Company to Highbridge Tactical Credit Master Fund, L.P. of 2.7 million shares of Common

Shares and (i) the payment of the fees and expenses incurred in connection with any of the foregoing (including the Transaction Costs).
“transfer” shall have the meaning specified in Section 2.05(c).
“Trigger Event” shall have the meaning specified in Section 14.05(c).
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“unit of Reference Property” shall have the meaning specified in Section 14.08(a).
“Valuation Period” shall have the meaning specified in Section 14.05(c).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.
Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.
Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Indenture and the other Notes Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Indenture in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Indenture and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any references to “as of the date hereof” or similar terms or references shall be deemed to refer to the Issue Date.
Section 1.04. Accounting Terms; GAAP.
(a)    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Indenture shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Company’s audited financial statements, except as otherwise specifically prescribed herein.
(b)    Notwithstanding any other provision contained herein, for purposes of determining compliance with any provision of this Indenture and any related definitions, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in GAAP that becomes effective on or after November 30, 2016 that would require operating leases to be treated similarly to capital leases.
Section 1.05. Currency Translation; Rates. For purposes of any determination under Article IV and Article VI or any determination under any other provision of this Indenture expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rate (rounded to the nearest currency unit, with 0.5 or more of a currency unit being rounded upward); provided, however, that for purposes of determining compliance with Article IV with respect to the amount of any Indebtedness, Investment, Disposition or Restricted Payment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition or Restricted Payment made; provided further that, for the avoidance of doubt, the foregoing provisions of this Section 1.05 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition or Restricted Payment made at any time under such Sections.
Section 1.06. Certain Calculations and Tests. Notwithstanding anything to the contrary herein, to the extent that the terms of this Indenture require the absence of a Default or Event of Default (or any type of Default or Event of Default) as a condition to the consummation of any transaction in connection with any acquisition or similar Investment (including the assumption or incurrence of Indebtedness), the determination of whether the relevant condition is satisfied may be made, at the election of the Company, in the case of any acquisition or similar Investment, at the time of either (x) the execution of the definitive agreement with respect to such acquisition or Investment or (y) the consummation of such acquisition or Investment; provided that if the Company elects to have such determination occur at the time of entry into the definitive agreement with respect to such acquisition or Investment, any testing of compliance with any test shall be tested on a pro forma basis assuming such acquisition or Investment and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) had been consummated.
Section 1.07. Divisions. For all purposes under the Notes Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.08. Luxembourg Terms. In this Indenture, where it relates to a Luxembourg Note Guarantor and unless a contrary intention appears, a reference to:
(a)     “winding up”, “administration”, “moratorium of indebtedness”, “insolvency”, “reorganization”, “composition”, “arrangement with creditors” or “dissolution” includes, without limitation, any procedure or proceeding in relation to an entity becoming bankrupt (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganisation or any other similar proceedings affecting the rights of creditors generally under Luxembourg law, and shall be construed so as to include any equivalent or analogous liquidation or reorganisation proceedings;
(b)    an “agent” includes, without limitation, a “mandataire”;
(c)    a “receiver”, “liquidator”, “administrative receiver”, “administrator”, “trustee”, “custodian” or the like includes, without limitation, a juge délégué, commissaire, juge-commissaire, liquidateur, mandataire ad hoc, administrateur provisoire or curateur or any other person performing the same function of each of the foregoing;
(d)    a “matured obligation” includes, without limitation, any exigible, certaine and liquide obligation;
(e)    security” or a “security interest” includes, without limitation, any hypothèque, nantissement, privilège, accord de transfert de propriété à titre de garantie, gage sur fonds de commerce, droit de retention or sûreté réelle whatsoever and any type of real security or agreement or arrangement having a similar effect, whether granted or arising by operation of law;
(f)    a “guarantee” includes any guarantee which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of article 2011 an seq. of the Luxembourg Civil Code; and

(g)    a person being or deemed to “be unable to pay its debts” includes, without limitation, that person being in a state of cessation of payments (cessation de paiements) and having lost its creditworthiness (ébranlement de crédit);
(h)    an “attachment” includes a saisie;
(i)    “by-laws” or constitutional documents includes its up-to-date (restated) articles of association (statuts); and
(j)    a “director”, “officer” or “manager” includes a gérant or an administrateur.
Section 1.09. Quebec Matters. For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Indenture may be subject to the laws of the Province of Québec or a court or tribunal exercising juris diction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim” , “reservation of ownership” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the UCC or a PPSA shall include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” hypothec as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” or “mechanics, materialmen, repairmen, construction contractors or other like Liens” shall include “legal hypothecs” and “legal hypothecs in favour of persons having taken part in the construction or renovation of an immovable”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or wilful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “rank” or “prior claim”, as applicable (q) “survey” shall include “certificate of location and plan”, (r) “state” shall include “province”, (s) “fee simple title” shall include “absolute ownership” and “ownership” (including ownership under a right of superficies), (t) “accounts” shall include “claims”, (u) “legal title” shall be including “holding title on behalf of an owner as mandatory or prete-nom”, (v) “ground lease” shall include “emphyteusis” or a “lease with a right of superficies, as applicable, (w) “leasehold interest” shall include a “valid lease”, (x) “lease” shall include a “leasing contract” and (y) “guarantee” and “guarantor” shall include “suretyship” and “surety”, respectively.
Section 1.10. French Terms. In this Indenture, where it relates to a French entity and unless the contrary intention appears, a reference to: (a) a “similar officer” includes an administrateur judiciaire, a mandataire ad hoc, a conciliateur, a mandataire liquidateur or any other person appointed as a result of any proceedings under articles L. 611-3 to L. 611-16 of the French Commercial Code; (b) a “winding-up”, “dissolution”, “administration”, or “amalgamation” includes (without limitation) a redressement judiciaire, cession totale ou partielle de l'entreprise, liquidation judiciaire or a procédure de sauvegarde under Livre Sixième of the French Commercial Code; (c) “other proceeding seeking liquidation, reorganization or other relief” shall include, without limitation: (i) proceedings for the appointment of a mandataire ad hoc for a conciliation in accordance with Articles L.611-3 to L.611-16 of the French Commercial Code, and (ii) the entry of a judgment for sauvegarde, redressement judiciaire, cession totale de l’entrepris, liquidation judiciaire or cession totale de l’entreprise under Articles L.620-1 to L.670-8 of the French Commercial Code; (d) a person failing generally to pay its debts as they become due is that person being in a state of cessation des paiements within the meaning of the French Commercial Code; (e) “control” has the meaning given in article L.233-3 I and II of the French Commercial Code; (f) “gross negligence” means “faute lourde”; (g) “merger” includes any fusion implemented in accordance with articles L.236-1 to L.236-24 of the French Commercial Code; (h) a “guarantee” includes, as regards French law, any “cautionnement”, “aval”, any “garantie” which is independent from the debt to which it relates and any type of “sûreté personnelle”; (i) a “security interest” or “lien” includes any type of security (sûreté réelle) and transfer by way of security and fiducie sûreté; (j) “wilful misconduct” means “dol”; (k) the “French Civil Code” means the Code Civil; (l) the “French Commercial Code” means the Code de commerce.
ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes
Section 2.01. Designation and Amount. The Notes shall be designated as the “5.68% Convertible Senior Secured Notes due 2026, Tranche II.” The Notes may only be issued in one or a series of transactions pursuant to, and in accordance with, the Exchange Agreement (with the particular Notes issued in a separate transaction pursuant to the Exchange Agreement referred to herein as a “sub-tranche” of Notes); provided that the aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $20,736,000, except for

Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.
Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.
Section 2.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.
(b)    The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the contiguous United States, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay or cause the Paying Agent to pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
(c)    Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:
(i)    The Company may elect to make payment of or cause the Paying Agent to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes)

are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall agree to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts, which special record date shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date, and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).
(ii)    The Company may make payment of or cause the Paying Agent to make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, facsimile or other electronic signature of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.
Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.
Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.
Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, in each case in accordance with the requirements of Section 2.04, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.
No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.
None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for redemption in accordance with Article 16, except the unredeemed portion of any Note being redeemed in part.
All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
(b)    So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.
(c)    Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Shares issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
With respect to each sub-tranche of Notes, until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the date of original issuance for such sub-tranche of Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Shares, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee in the form set forth in Exhibit B attached hereto):
THIS SECURITY AND THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2)    AGREES FOR THE BENEFIT OF INVACARE CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)    TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
No transfer of any Note prior to the applicable Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing (in the form set forth in Exhibit B) upon the occurrence of the Resale Restriction Termination Date with respect to any sub-tranche of Notes and promptly after a registration statement, if any, with respect to the Notes or any Common Shares issued upon conversion of the Notes has been declared effective under the Securities Act. Upon notice of the Resale Restriction Termination Date with respect to any sub-tranche of Notes, the legend set forth above shall be deemed removed from the Note, with no further action required by the Company, the Trustee, or, if applicable, the Depositary; provided, however, that, if the mandatory exchange process of the Depositary is available therefor, the Company will use reasonable efforts to effect an exchange of every beneficial interest in each Restricted Security for beneficial interests in Global Notes that are not subject to the restrictions set forth in the restrictive legend or this Section 2.05(c) pursuant to such process on or prior to the 380th day after the date of original issuance for such sub-tranche of Notes.
Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.
The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.
If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.
Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee in writing. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.
At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with its then-customary procedures. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.
None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or incur any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
(d)    Until the applicable Resale Restriction Termination Date, any stock certificate representing Common Shares issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Common Shares have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Shares have been issued upon conversion of a Note that has transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Shares):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)    AGREES FOR THE BENEFIT OF INVACARE CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)    TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON SHARES RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
Any such Common Shares (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like aggregate number of Common Shares, which shall not bear the restrictive legend required by this Section 2.05(d).
(e)    Any Note or Common Shares issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Shares, as the case may be, no longer being a “restricted security” (as defined under Rule 144). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.
Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, in each case in accordance with the requirements of Section 2.04, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, claim, liability, cost, damage or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the

Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, claim liability, cost, damage or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.
Section 2.07. Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, in each case in accordance with the requirements of Section 2.04, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver, in each case in accordance with the requirements of Section 2.04, in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.
Section 2.08. Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it in accordance with its then-customary procedures, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its then-customary procedures.
Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. If any sub-tranche of Notes is not fungible with any other sub-tranches of Notes for United States federal income tax purposes or if the Company otherwise determines that any sub-tranche of Notes should be differentiated from any other sub-tranches of Notes, such sub-tranche of Notes may have a separate CUSIP number from any other sub-tranches of Notes, provided that, for the avoidance of doubt, such sub-tranche of Notes will still constitute a single series with all other sub-tranches of Notes issued under this Indenture for all purposes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
Section 2.10. Repurchases. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase.

ARTICLE 3
Satisfaction and Discharge
Section 3.01. Satisfaction and Discharge. Upon request of the Company contained in an Officer’s Certificate delivered to the Trustee, this Indenture shall cease to be of further effect with respect to the Notes and all Note Guarantees and Liens on Collateral securing the Notes will be released, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and release of such Guarantees and Liens, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) the Company has irrevocably deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash, Common Shares or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.
ARTICLE 4
Particular Covenants of the Company
Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.
For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Indenture are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Indenture.
If any provision of this Indenture would oblige the Company to make any payment of interest or other amount payable to any Holder in an amount or calculated at a rate which would be prohibited by applicable law or would result in a receipt by such Holder of “interest” at a “criminal rate,” as such terms are construed under the Criminal Code (Canada), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by such Holder of “interest” at a “criminal rate.”
Section 4.02. Maintenance of Office or Agency. The Company will maintain in the contiguous United States, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the contiguous United States; provided, no service of legal process on the Company may be made at the Corporate Trust Office.
The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.
The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in Minneapolis, Minnesota, where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.
Section 4.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
(i)    that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;
(ii)    that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and
(iii)    that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, irrevocably deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.
(b)    If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.
(c)    Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.
(d)    Any money and Common Shares deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate delivered to the Trustee, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and Common Shares, and all liability of the Company as trustee thereof, shall thereupon cease.
Section 4.05. Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
Section 4.06. Rule 144A Information Requirement; Reports; and Additional Interest.
(a)    At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any Common Shares issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any

Common Shares issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or Common Shares pursuant to Rule 144A.
(b)    The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any similar or successor grace period). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system, it being understood that the Trustee shall have no responsibility to determine whether any documents have been filed on the EDGAR system. Notwithstanding anything to the contrary in this Indenture, the Company shall in no event be required to file with, or otherwise provide or disclose to, the Trustee or any Holder any information for which the Company is seeking, or has received, confidential treatment from the Commission.
(c)    Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).
(d)    If, at any time during the six-month period beginning on, and including, the date that is six months after the date of original issuance for any sub-tranche of Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or such Notes are not otherwise freely tradable under Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes (other than any restriction arising solely from the Company’s or the Trustee’s ability to require the delivery of legal opinions, certificates or other evidence in order to demonstrate that the proposed transfer is being made in compliance with applicable securities laws)), the Company shall pay Additional Interest on such Notes. Such Additional Interest shall accrue on such Notes at the rate of (i) 0.25% per annum of the principal amount of such Notes outstanding for each of the first 90 days and (ii) 0.50% per annum of the principal amount of such Notes outstanding for each day from, and including, the 91st day during such period for which the Company’s failure to file has occurred and is continuing or such Notes are not otherwise freely tradable under Rule 144 by Holders other than the Company’s Affiliates (or Holders that have been the Company’s Affiliates at any time during the three months preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes (other than any restriction arising solely from the Company’s or the Trustee’s ability to require the delivery of legal opinions, certificates or other evidence in order to demonstrate that the proposed transfer is being made in compliance with applicable securities laws). As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.
(e)    If, and for so long as, the restrictive legend on any sub-tranche of Notes specified in Section 2.05(c) has not been removed, any sub-tranche of Notes are assigned a restricted CUSIP or any tranche of Notes are not otherwise freely tradable under Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 380th day after the date of original issuance of such sub-tranche of Notes, the Company shall pay Additional Interest on such Notes at a rate equal to 0.50% per annum of the principal amount of such Notes outstanding until the restrictive legend on such Notes has been removed in accordance with Section 2.05(c), such Notes are assigned an unrestricted CUSIP and such Notes are freely tradable under Rule 144 by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months preceding) (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes).
(f)    [Reserved].
(g)    Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.
(h)    The Additional Interest that is payable in accordance with Section 4.06(d) or Section 4.06(e) shall, subject to the immediately succeeding sentence, be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03. However, in no event shall any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that it is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange

Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports filed on Form 8-K), as described in Section 4.06(d), together with any interest that may accrue in the event the Company elects to pay Additional Interest in respect of an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) pursuant to Section 6.03, accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.
(i)    If Additional Interest is payable by the Company pursuant to this Section 4.06, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such an Officer’s Certificate, the Trustee may conclusively assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.
Section 4.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 4.08. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2022) an Officer’s Certificate stating whether the signers thereof have knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture during such fiscal year and, if so, specifying each such failure and the nature thereof.
In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof.
Section 4.09. Qualifying Disposition. Notwithstanding any other provision of this Indenture to the contrary, each converting Holder covenants and agrees that any sale, transfer or other disposition of Common Shares delivered upon conversion of the Notes must be a Qualifying Disposition.
Section 4.10. Indebtedness; Certain Equity Securities.
(a)    the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(i)    the incurrence by the Company and any Note Guarantors of Indebtedness represented by the Notes (including any Guarantee) and any Permitted Refinancing thereof;
(ii)    Indebtedness outstanding on the Issue Date (other than Indebtedness described in Sections 4.10(a)(i), 4.10(a)(xviii), 4.10(a)(xxi), 4.10(a)(xxii), 4.10(a)(xxiii) and 4.10(a)(xxiv)) and any Permitted Refinancing thereof;
(iii)    Guarantees by the Company and the Restricted Subsidiaries in respect of Indebtedness (other than Indebtedness permitted under Section 4.10(a)(xxiv)) of the Company or any Restricted Subsidiary otherwise permitted hereunder (other than Guarantees by Restricted Subsidiaries that are not Domestic Note Guarantors or Canadian Note Guarantors of Indebtedness incurred pursuant to Section 4.10(a)(xxii)); provided that (A) such Guarantee is otherwise permitted by Section 4.13, (B) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Notes Obligations pursuant to a Note Guarantee and (C) if the Indebtedness being Guaranteed is subordinated to the Notes Obligations, such Guarantee shall be subordinated to the Note Guarantee on terms at least as favorable (as reasonably determined by the Required Holders) taken as a whole, to the Holders of the Notes as those contained in the subordination of such Indebtedness;

(iv)    Indebtedness of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary to the extent permitted by Section 4.13; provided that all such Indebtedness of the Note Parties owing to any Restricted Subsidiary that is not a Note Party shall be subordinated in right of payment to the Notes (but only to the extent permitted by applicable law and not giving rise to material adverse Tax consequences);
(v)    (A) Indebtedness (including Capital Lease Obligations) of the Company or any Restricted Subsidiary financing the acquisition, construction, repair, replacement, installation or improvement of any property (real or personal, and whether through the direct purchase of property or the Equity Interest of any person owning such property); provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement, installation or improvement, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding subclause (A); provided further that, at the time of any such incurrence of Indebtedness and after giving pro forma effect thereto and to the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this subclause (v) shall not exceed $20,000,000 as of such time;
(vi)    Indebtedness in respect of Swap Agreements entered into to hedge or mitigate risks to which the Company or any Restricted Subsidiary has actual exposure (other than those in respect of shares of capital stock or other Equity Interests of the Company or any Restricted Subsidiary), including Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Restricted Subsidiary;
(vii)    Indebtedness incurred pursuant to Section 8a of the German Old Age Employees Retirement Act (Altersteilzeitgesetz) or Section 7e of the Fourth Book of the German Social Security Code IV (Sozialgesetzbuch IV);
(viii)    Indebtedness consisting of unsecured promissory notes issued by any Note Party to current or former officers, managers, consultants, independent contractors, directors and employees or their respective estates, successors, spouses, former spouses, domestic partners, heirs, legatees or distributees to finance the purchase or redemption of Equity Interests of the Company permitted by Section 4.17(a);
(ix)    (A) Indebtedness arising from an agreement providing for indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments incurred in any Investment or any Disposition, in each case permitted under this Indenture and (B) Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance pursuant to any such agreement described in clause (A);
(x)    Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred (A) in the ordinary course of business to current or former directors, officers, employees, members of management, managers and consultants of the Company and/or any Restricted Subsidiary and (B) in connection with any Investment permitted hereunder;
(xi)    Cash Management Obligations and other Indebtedness in respect of netting services, cash pooling overdraft protections and similar arrangements and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case in the ordinary course of business;
(xii)    Indebtedness of the Company, the Domestic Note Guarantors and the Canadian Note Guarantors; provided that at the time of the incurrence thereof and after giving pro forma effect thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xii) shall not exceed $10,000,000 and shall be subject to the Required Additional Debt Terms;
(xiii)    Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business;
(xiv)    Indebtedness incurred by the Company or any Restricted Subsidiary in respect of letters of credit, bank guarantees, bankers’ acceptances, or similar instruments issued or created, or related to obligations or liabilities (other than Indebtedness) incurred in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;

(xv)    obligations in respect of performance, bid, appeal and surety bonds and performance, bankers acceptance facilities and completion guarantees, leases, government or trade contracts and similar obligations provided by the Company or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
(xvi)    Indebtedness of the Company (and any Guarantee thereof by a Note Guarantor) that is incurred to refinance, defease, satisfy or in exchange for Existing Notes; provided that at the time of incurrence thereof and after giving pro forma effect thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xvi) shall not exceed $175,000,000; provided that any Indebtedness incurred pursuant to this clause (xvi) (1) shall be subject to the Required Additional Debt Terms and (2) if secured, will be secured only by Liens permitted under Section 4.11(xix)(A);
(xvii)    [reserved];
(xviii)    Indebtedness supported by a Letter of Credit (as defined in the ABL Credit Agreement or equivalent term under any document governing any other revolving credit facility), in a principal amount not to exceed the face amount of such Letter of Credit (as defined in the ABL Credit Agreement or equivalent term under any document governing any other revolving credit facility);
(xix)    any liability in respect of any Loan Party arising under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) as referred to in Section 2:403 of the Dutch Civil Code (and any residual liability under such declaration arising pursuant to Section 2:404(2) of the Dutch Civil Code;
(xx)    any liability arising as a result of a fiscal unity (fiscale eenheid) between Note Parties;
(xxi)    Indebtedness in respect of the Other Senior Secured Convertible Notes (including any related Guarantee) and any Permitted Refinancing thereof;
(xxii)    Indebtedness of the Company, any Note Guarantor that is a Canadian Subsidiary and/or any Note Guarantor that is a Domestic Subsidiary under (A) the ABL Credit Agreement and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A); provided that the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xxii) shall not exceed the ABL Maximum Amount plus other ABL Obligations constituting Revolving Bank Product Obligations and Revolving Secured Rate Contract Obligations under and as defined in the ABL Intercreditor Agreement; provided, that any such Indebtedness, if secured, shall be secured only by Liens permitted under Section 4.11(xix)(B);
(xxiii)    Indebtedness in respect of (A) the Credit Agreement and (B) any Permitted Refinancing thereof; provided that the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xxiii) shall not exceed $104,500,000;
(xxiv)    Indebtedness in respect of the Existing Notes and any Permitted Refinancing thereof, in an amount not to exceed (i) in the case of the 2024 Notes and any Permitted Refinancing thereof, the amount outstanding on the Issue Date and (ii) in the case of the 2026 Notes and any Permitted Refinancing thereof, the amount outstanding on the Issue Date;
(xxv)    [reserved]; and
(xxvi)    all premiums (if any), interest (including interest paid in kind and post-petition interest), accretion or amortization of original issue discount, fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxv) above.
(b)    The Company will not, nor will it permit any Restricted Subsidiary to, issue any preferred Equity Interests or any Disqualified Equity Interests.
Section 4.11. Liens. The Company will not, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
(i)    Liens created under the Notes Documents;
(ii)    Permitted Encumbrances;

(iii)    Liens existing on the Issue Date (other than Liens created under the ABL Credit Documents, the Loan Documents or the Other Senior Secured Convertible Notes Documents) and any modifications, replacements, renewals or extensions thereof; provided that (1) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (a) after-acquired property that is affixed or incorporated into the property covered by such Lien and (b) proceeds and products thereof, and (2) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 4.10;
(iv)    Liens securing Indebtedness permitted under 4.10(a)(v); provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, except for accessions to such property and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof and (C) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to or proceeds of such assets) other than the assets subject to such Capital Lease Obligations; provided further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(v)    leases, licenses, subleases or sublicenses granted to others (whether on an exclusive or non-exclusive basis) that are entered into in the ordinary course of business or that do not interfere in any material respect with the business of the Company and the Restricted Subsidiaries, taken as a whole;
(vi)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(vii)    Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;
(viii)    Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 4.13 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 4.14 (including any letter of intent or purchase agreement with respect to such Investment or Disposition) or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 4.14 in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(ix)    Liens on property and Equity Interests, in each case, that are not Collateral of any Restricted Subsidiary that is not a Note Guarantor, which Liens secure Indebtedness of such Restricted Subsidiary or any Restricted Subsidiary that is not a Note Guarantor, in each case permitted under Section 4.10(a);
(x)    Liens granted by a Restricted Subsidiary that is not a Note Guarantor in favor of any Note Party (other than any Intermediate Holdco), Liens granted by a Restricted Subsidiary that is not a Note Guarantor in favor of Restricted Subsidiary that is not a Note Guarantor and Liens granted by a Note Party (other than any Intermediate Holdco) in favor of any other Note Party;
(xi)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the Issue Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (C) the Indebtedness secured thereby is permitted under Section 4.10(a)(v);
(xii)    any interest or title (and all encumbrances and other matters affecting such interest or title) of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s sublessor’s, licensor’s or sublicensor’s interest under leases (other than leases constituting Capital Lease Obligations), subleases, licenses, cross-licenses or sublicense entered into by the Company or any Restricted Subsidiary in the ordinary course of business;
(xiii)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by the Company or any Restricted Subsidiary in the ordinary course of business;
(xiv)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under clause (e) of the definition of the term “Permitted Investments”;
(xv)    [reserved];
(xvi)    Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, including liens or rights of set-off arising under the general terms and conditions of banks with whom any group member maintains a banking relationship in the ordinary course of business; including liens of group members under the German general terms and condition of banks and saving banks (Allgemeine Geschäftsbedingungen der Banken und Sparkassen) (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;
(xvii)    ground leases in respect of real property on which facilities owned or leased by the Company or any Restricted Subsidiary are located and, in respect of real property located in Germany, any landlord lien (Vermieter- oder Verpächterpfandrecht);
(xviii)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(xix)    Liens (A) on the Collateral securing Indebtedness permitted to be incurred pursuant to Section 4.10(a)(xvi), provided that such Liens shall be junior to the Liens securing the Notes Obligations and be subject to a Permitted Junior Intercreditor Agreement (and/or, to the extent agreed by the Required Holders and the Company (including as a result local law limitations) such Indebtedness shall be subject to a Payment Subordination Agreement); provided further that no such Liens shall be permitted on any Collateral until the Liens thereon securing the Notes Obligations shall have been perfected in accordance with the Notes Documents and (B) on the Collateral of the Company and the Note Guarantors that are Domestic Subsidiaries and/or the Note Guarantors that are Canadian Subsidiaries in each case securing the ABL Obligations; provided that such Liens shall be subject to the ABL Intercreditor Agreement;
(xx)    other Liens; provided that at the time of incurrence of such Liens and the obligations secured thereby (after giving pro forma effect to any such obligations) the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause (xx) shall not exceed $5,000,000;
(xxi)    any security or quasi-security granted under mandatory law (sections 22, 204 of the German Transformation Act (Umwandlungsgesetz)) in favor of creditors as a consequence of a merger or conversion permitted under this Indenture;
(xxii)    Liens on the Collateral (or a portion thereof) securing Indebtedness permitted under Section 6.01(a)(xxi) and/or (xxiii); provided that, in each case, such Liens shall be pari passu with the Liens securing the Notes Obligations and shall be subject to the Pari Passu Intercreditor Agreement;
(xxiii)    receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;
(xxiv)    (i) Liens on Equity Interests of joint ventures securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements;
(xxv)    Liens on amounts under pension standard legislation of Canada or any province thereto applicable to any Foreign Pension Plan that relate to contributions withheld from pay but not yet due to be remitted; and

(xxvi)    Liens on cash and Permitted Investments arising in connection with the defeasance, discharge or redemption of Indebtedness for no longer than 60 days prior to such defeasance, discharge or redemption.
In addition, if the Required Holders shall have consented (which consent shall not be unreasonably withheld, delayed, conditioned or denied), the Company and its Restricted Subsidiaries may post cash collateral up to the amount so agreed by the Required Holders to secure Indebtedness permitted pursuant to Section 4.10(a)(vi), but only to the extent such Indebtedness is not secured by any Liens on the Collateral that are otherwise permitted under this Section 4.11.
Notwithstanding the foregoing, the Company will not, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any consensual Lien on any Equity Interests of any Intermediate Holdco, except (i) Liens created under the Notes Documents and (ii) Liens securing Indebtedness permitted under Section 6.01(a)(xvi), (xxi) and (xxiii).
Section 4.12. Fundamental Changes. The Company will not, nor will it permit any Restricted Subsidiary to, merge into, amalgamate or consolidate or amalgamate with any other Person, or permit any Person to merge into or consolidate with it, or liquidate or dissolve, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Company and the Restricted Subsidiaries, taken as a whole, to or in favor of any Person (other than as part of the Transactions), except that:
(a)    any Restricted Subsidiary of the Company (other than any Intermediate Holdco) may merge, amalgamate, consolidate or amalgamate with (A) the Company; provided that the Company shall be the continuing or surviving Person or (B) one or more other Restricted Subsidiaries of the Company; provided that, except with the consent of the Required Holders (such consent not to be unreasonably withheld, conditioned or delayed; provided, that it is acknowledged and agreed that it shall not be unreasonable to withhold consent to any such transaction that will have a material adverse impact on the Note Guarantees or the Collateral), when any Domestic Note Guarantor or Canadian Note Guarantor is merging, consolidating or amalgamating with any other Restricted Subsidiary, such merger, consolidation or amalgamation complies with Article 11 and Article 13 of this Indenture and either (1) the continuing or surviving Person shall be a Domestic Note Guarantor or Canadian Note Guarantor or (2) if the continuing or surviving Person is not a Domestic Note Guarantor or Canadian Note Guarantor, the acquisition of such Note Guarantor by such surviving Restricted Subsidiary is permitted under Section 4.13; provided, further that, except with the consent of the Required Holders (such consent not to be unreasonably withheld, conditioned or delayed; provided, that it is acknowledged and agreed that it shall not be unreasonable to withhold consent to any such transaction that will have a material adverse impact on the Note Guarantees or the Collateral), when any Note Guarantor that is not a Domestic Note Guarantor or Canadian Note Guarantor is merging, consolidating or amalgamating with any other Restricted Subsidiary either (1) the continuing or surviving Person shall be a Domestic Note Guarantor, a Canadian Note Guarantor or a Note Guarantor organized in the same Specified Jurisdiction as such Note Guarantor or (2) if the continuing or surviving Person is not a Domestic Note Guarantor, a Canadian Note Guarantor or a Note Guarantor organized in the same Specified Jurisdiction as such Note Guarantor, the acquisition of such Note Guarantor by such surviving Restricted Subsidiary is permitted under Section 4.13;
(b)    any Restricted Subsidiary (other than any Intermediate Holdco) may liquidate or dissolve if the Company determines in good faith that such action is in the best interests of the Company and the Restricted Subsidiaries, taken as a whole, and is not materially disadvantageous to the Holders of the Notes;
(c)    any Restricted Subsidiary (other than any Intermediate Holdco) may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Restricted Subsidiary; provided that if the transferor in such a transaction is a Note Guarantor, then such Disposition must comply with Article 11 and Article 13 of this Indenture and either (A) the transferee must be a Note Party (other than an Intermediate Holdco), (B) to the extent constituting an Investment, such Investment must be an Investment in a Restricted Subsidiary that is not a Note Guarantor permitted by Section 4.13 and Section 4.28 or (C) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Note Guarantor, such Disposition is for Fair Market Value and any promissory note or other non-cash consideration received in respect thereof is an Investment in a Restricted Subsidiary that is not a Note Guarantor permitted by Section 4.13 and Section 4.28; provided that the aggregate amount of Dispositions made in reliance on subclauses (B) and (C) of this clause (c), together with (x) all other Investments made in and Dispositions made to Restricted Subsidiaries that are not Note Guarantors by any Note Party after the Issue Date and (y) all Investments and Dispositions made in reliance on Section 4.28(ii), shall not exceed, at the time of the making thereof, and after giving pro forma effect thereto, $7,500,000;
(d)    the Company may merge, amalgamate or consolidate with any other Person (other than any Intermediate Holdco); provided that the Company shall be the continuing or surviving Person and such merger, amalgamation or consolidation complies with Article 11;

(e)    [reserved];
(f)    any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person (other than any Intermediate Holdco) in order to effect an Investment permitted pursuant to Section 4.13; provided that the continuing or surviving Person shall be a Restricted Subsidiary and such merger, amalgamation or consolidation complies with Article 11 and Article 13; provided, further, that no such merger, consolidation or amalgamation involving any Note Guarantor that is not a Domestic Note Guarantor or Canadian Note Guarantor shall be permitted pursuant to the clause (f) unless the same has been consented to by the Required Holders (such consent not to be unreasonably withheld, conditioned or delayed; provided, that it is acknowledged and agreed that it shall not be unreasonable to withhold consent to any such transaction that will have a material adverse impact on the Note Guarantees or the Collateral);
(g)    [reserved];
(h)    [reserved]; and
(i)    any Restricted Subsidiary (other than any Intermediate Holdco) may effect a merger, dissolution, liquidation consolidation or amalgamation to effect a Disposition permitted pursuant to Section 4.14; provided that no such merger, consolidation or amalgamation involving any Note Guarantor that is not a Domestic Note Guarantor or Canadian Note Guarantor shall be permitted pursuant to the clause (i) unless the same has been consented to by the Required Holders (such consent not to be unreasonably withheld, conditioned or delayed; provided, that it is acknowledged and agreed that it shall not be unreasonable to withhold consent to any such transaction that will have a material adverse impact on the Note Guarantees or the Collateral).
Section 4.13. Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, nor will it permit any Restricted Subsidiary to, make or hold any Investment, except:
(a)    Permitted Investments at the time such Permitted Investment is made;
(b)    loans or advances to present or former officers, directors, managers, members of management, consultants, independent contractors and employees of the Company and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests in the Company (provided that the amount of such loans and advances made in cash to such Person shall be contributed to the Company in cash as common equity or Qualified Equity Interests) and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that at the time of incurrence thereof and after giving pro forma effect thereto, the aggregate principal amount outstanding in reliance on this clause (iii) shall not exceed $5,000,000;
(c)    Investments (i) by the Company or any Restricted Subsidiary in any Note Party, provided that to the extent the aggregate amount of Investments by a Restricted Subsidiary that is not a Note Party exceeds $1,000,000, such non-Note Party Restricted Subsidiary shall have acceded to the Pari Passu Intercreditor Agreement pursuant to the terms thereof, (ii) by any Restricted Subsidiary that is not a Note Guarantor in any other Restricted Subsidiary that is also not a Note Guarantor, (iii) by the Company or any Restricted Subsidiary (A) in any Restricted Subsidiary; provided that (x) the aggregate amount of such Investments made by Note Parties after the Issue Date in Restricted Subsidiaries that are not Note Guarantor in reliance on this clause (iii)(A), together with the aggregate amount of (I) all other Investments made in and Dispositions made to Restricted Subsidiaries that are not Note Guarantors by any Note Parties after the Issue Date and (II) all Investments and Dispositions made in reliance on Section 4.28(ii), shall not exceed, at the time of the making thereof and after giving pro forma effect thereto, $7,500,000, (y) no Event of Default has occurred and is continuing and (z) all Investments made by Note Parties in Restricted Subsidiaries that are not Note Parties in reliance on this clause (iii)(A) shall be made only for the purpose of financing working capital needs of such non-Note Parties or another purpose agreed to by the Required Holders (such consent not to be unreasonably withheld, conditioned or delayed; provided, that it is acknowledged and agreed that it shall not be unreasonable to withhold consent to any such transaction that will have a material adverse impact on the Note Guarantees or the Collateral) and shall be evidenced by an intercompany note that has been pledged as Collateral, (B) [reserved] or (C) constituting Guarantees of Indebtedness or other monetary obligations of Restricted Subsidiaries that are not Note Guarantors owing to any Note Party, (iv) by the Company or any Restricted Subsidiary in Restricted Subsidiaries that are not Note Guarantors so long as such transaction is part of a series of simultaneous transactions that results in the proceeds of the initial Investment being invested in one or more Note Parties and (v) by the Company or any Restricted Subsidiary in any Restricted Subsidiary that is not a Note Guarantor, consisting of the contribution of Equity Interests of any other Restricted Subsidiary that is not a Note Guarantor so long as the Equity Interests of the transferee Restricted Subsidiary is pledged to secure the Notes Obligations;

(d)    Investments consisting of deposits, prepayments and/or other credits to suppliers in the ordinary course of business;
(e)    Investments consisting of extensions of trade credit in the ordinary course of business;
(f)    Investments (i) existing or contemplated on the Issue Date and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Issue Date by the Company or any Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 4.13;
(g)    Investments in Swap Agreements permitted under Section 4.10;
(h)    promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 4.14;
(i)    Investments made in connection with the Transactions (other than borrowings under the ABL Credit Agreement);
(j)    subject to the consent of the Required Holders (such consent not to be unreasonably withheld, conditioned or delayed; provided, that it is acknowledged and agreed that it shall not be unreasonable to withhold consent to any such transaction that will have a material adverse impact on the Note Guarantees or the Collateral), Investments made by any Note Party in any non-Note Party consisting of contributions or other Dispositions of Equity Interests of Persons that are non-Note Parties; provided that, prior to such contribution or Disposition, such Equity Interests were not owned directly by a Note Party or such Equity Interests are contributed or disposed to a Non-Note Party that is a wholly owned Restricted Subsidiary of a Note Party;
(k)    Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;
(l)    Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers, from financially troubled account debtors or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(m)    subject to the consent of the Required Holders (such consent not to be unreasonably withheld, conditioned or delayed; provided, that it is acknowledged and agreed that it shall not be unreasonable to withhold consent to any such transaction that will have a material adverse impact on the Note Guarantees or the Collateral), cash or property distributed from any Restricted Subsidiary that is not a Note Party (i) may be contributed to other Restricted Subsidiaries that are not Note Parties, and (ii) may pass through the Company and/or any intermediate Restricted Subsidiaries, so long as part of a series of related transactions and such transaction steps are not unreasonably delayed and are otherwise permitted hereunder;
(n)    from and after the consummation of the final Exchange pursuant to the Exchange Agreement, additional Investments and other acquisitions made and held by the Note Parties; provided that at the time any such Investment or other acquisition is made, the aggregate outstanding amount of such Investment or acquisition made in reliance on this clause (n), (including the aggregate amount of all consideration paid in connection with all other Investments and acquisitions made in reliance on this clause (n)), whether in the form of Indebtedness assumed or otherwise), shall not exceed at the time of incurrence thereof and after giving pro forma effect thereto, $2,500,000; provided that (x) the aggregate amount of such Investments made by Note Parties after the Issue Date in Restricted Subsidiaries that are not Note Guarantors in reliance on this clause (n), together with the aggregate amount of all (i) other Investments made in and Dispositions made to Restricted Subsidiaries that are not Note Guarantors by the Note Parties after the Issue Date and (ii) all Investments and Dispositions made in reliance on Section 4.28(ii), shall not exceed, at the time of the making thereof and after giving pro forma effect thereto, $7,500,000 at any time outstanding; and (y) all Investments made by Note Parties in Restricted Subsidiaries that are not Note Parties in reliance on this clause (n) shall be made only for the purpose of financing working capital needs of such non-Note Parties or another purpose agreed to by the Required Holder (such consent not to be unreasonably withheld, conditioned or delayed; provided, that it is acknowledged and agreed that it shall not be unreasonable to withhold consent to any such transaction that will have a material adverse impact on the Note Guarantees or the Collateral) and shall be evidenced by an intercompany note that has been pledged as Collateral;
(o)    [reserved];
(p)    advances of payroll payments to employees in the ordinary course of business;

(q)    Investments and other acquisitions to the extent that payment for such Investments is made with Qualified Equity Interests of the Company; provided that any other amounts used for such an Investment or other acquisition that are not Qualified Equity Interests of the Company shall otherwise be permitted pursuant to this Section 4.13;
(r)    [reserved];
(s)    [reserved];
(t)    Investments consisting of Indebtedness, Liens, fundamental changes, Dispositions and Restricted Payments permitted (other than by reference to this Section 4.13(t)) under Sections 4.10, 4.11, 4.12, 4.14, 4.17, respectively;
(u)    [reserved];
(v)    contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers of the Company or any Restricted Subsidiary or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Company;
(w)    to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business;
(x)    [reserved];
(y)    [reserved];
(z)    [reserved];
(aa)    [reserved]; and
(bb)    unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that the same are permitted to remain unfunded under applicable Requirements of Law.
Section 4.14. Asset Sales. (i) The Company will not, nor will it permit any Restricted Subsidiary to, sell, transfer, lease, license or otherwise dispose of any asset, including any Equity Interest and any Intellectual Property owned by it and (ii) the Company will not permit any Restricted Subsidiary to issue any additional Equity Interest (other than (A) issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law, (B) issuing Equity Interests to the Company or any Restricted Subsidiary in compliance with Section 4.13(c), (C) any non-wholly-owned Restricted Subsidiary issuing Equity Interests of such Subsidiary to each owner of Equity Interests of such Subsidiary ratably based on their relative ownership interests and (D) issuing securities pursuant to management equity plan, stock option plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto)), in each case, having a fair market value (x) in excess of $500,000, in a single transaction or a series of related transactions or (y) in excess of $2,500,000 in any fiscal year (each, a “Disposition”), except:
(a)    Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful, or economically practicable to maintain, in the conduct of the business of the Company and the Restricted Subsidiaries (including (i) allowing any registration or application for registration of any Intellectual Property that is no longer used or useful, or economically practicable to maintain, to lapse, go abandoned, or be invalidated or (ii) disposing of, discontinuing the use or maintenance of, abandoning, failing to pursue or otherwise allowing to lapse, expire, terminate or put into the public domain any of its Intellectual Property if the Company determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business);
(b)    Dispositions of inventory in the ordinary course of business (including on an intercompany basis);
(c)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or other assets of comparable or greater value or usefulness to the business or (ii) an amount equal to the Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
(d)    Dispositions of property to the Company or any Restricted Subsidiary; provided that if the transferor in such a transaction is a Note Party, then either (i) the transferee must be a Note Party, (ii) to the extent constituting an Investment, such Investment must be an Investment in a Restricted Subsidiary that is not a Note Guarantor permitted by Section 4.13 and Section 4.28 or (iii) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Note Guarantor, such Disposition is for Fair Market Value and any promissory note or other non-cash consideration received in respect thereof is an Investment in a Restricted Subsidiary that is not a Note Guarantor permitted by Section 4.13 and Section 4.28; provided that the aggregate amount of such Dispositions made by Note Parties after the Issue Date in Restricted Subsidiaries that are not Note Parties in reliance on this clause (d), together with the aggregate amount of (x) all other Investments made in and Dispositions made to Restricted Subsidiaries that are not Note Guarantors by Note Parties after the Issue Date and (y) all Investments and Dispositions made in reliance on Section 4.28(ii), shall not exceed $7,500,000;
(e)    Dispositions permitted by Section 4.12, Investments permitted by Section 4.13, Restricted Payments permitted by Section 4.17 and Liens permitted by Section 4.11, in each case, other than by reference to this Section 4.14(e);
(f)    Dispositions of cash and/or Permitted Investments and/or other assets that were Permitted Investments when the relevant original Investment was made;
(g)    the sale or discount, in each case without recourse, of past due accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not for financing purposes;
(h)    leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and that do not materially interfere with the business of the Company and the Restricted Subsidiaries, taken as a whole;
(i)    transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;
(j)    Dispositions of property to Persons other than the Company or any Restricted Subsidiary (including the sale or issuance of Equity Interests in a Restricted Subsidiary) not otherwise permitted under this Section 4.14 in an aggregate amount during the term of this Indenture not to exceed $40,000,000; provided, that (i) such Disposition is made for Fair Market Value and (ii) the Company or any Restricted Subsidiary shall receive not less than 75.0% of such consideration in the form of cash or Permitted Investments (provided, that for purposes of this clause (ii), the following shall be deemed to be cash or Permitted Investments: (1) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto for which internal financial statements are available immediately preceding such date or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Company) of the Company or any of its Restricted Subsidiaries (other than liabilities that are by their terms subordinated to the Notes Obligations) that are extinguished in connection with the transactions relating to such Disposition, or that are assumed by the transferee, in each case, pursuant to an agreement that releases or indemnifies the Company and/or its applicable Restricted Subsidiaries, as the case may be, from further liability and (2) any notes or other obligations or other securities or assets received by the Company or any of its Restricted Subsidiaries from such transferee that are converted by the Company or such Restricted Subsidiary into cash or cash equivalents, or by their terms are required to be satisfied for cash or Permitted Investments (to the extent of the cash or Permitted Investments received), in each case, within 60 days of the receipt thereof); provided, further, that the Net Proceeds thereof shall be applied in accordance with Section 2.11(d) of the Credit Agreement;
(k)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in, joint venture agreements and similar binding arrangements;
(l)    [reserved];
(m)    transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;
(n)    [reserved];
(o)    [reserved];
(p)    [reserved]; and

(q)    any merger, amalgamation, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S. and/or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction.
To the extent that any Collateral is Disposed of as expressly permitted by this Section 4.14 to any Person other than a Note Party, subject to the proviso set forth in clause (a) of the definition of Excluded Subsidiary with respect to any Disposition of less than 100% of the Equity Interests of a wholly-owned subsidiary, such Collateral shall be sold free and clear of the Liens created by the Notes Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Trustee and the Notes Collateral Agent, acting at the direction of the Required Holders, shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing, and shall be entitled to rely, without independent investigation on an Officer’s Certificate of the Company in connection with the foregoing (which shall be delivered to the Trustee and the Notes Collateral Agent upon request therefor).
Section 4.15. Intermediate Holdco Covenant.
(a)    No Intermediate Holdco will incur any Indebtedness or Liens or engage in any activities or consummate any transactions (including, without limitation, any Investments or Dispositions) and will not conduct, transact or otherwise engage in any business or operations, in each case, other than:
(i)     the ownership and/or acquisition of the Equity Interests of direct subsidiaries of such Intermediate Holdco that are in existence on the Issue Date;
(ii)    the performance of obligations under and compliance with its Organizational Documents, or other Requirement of Law (including the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance), ordinance, regulation, rule, order, judgment, decree or permit, including without limitation as a result of or in connection with the activities of the Restricted Subsidiaries;
(iii)    participating in tax, accounting, cash management, cash pooling, transfer pricing, cost-sharing arrangements and other administrative matters related to the Company or any of its Subsidiaries;
(iv)    the entry into, and exercise rights and performance of its obligations under and in connection with the Transactions (other than any such obligations under the ABL Credit Agreement), including the Notes Documents and the Indebtedness permitted to be incurred pursuant to Section 4.10(a)(xxi) and Section 4.10(a)(xxiii);
(v)    holding of any cash, Permitted Investments and other assets received from the Company or any Restricted Subsidiary, in each case, pending prompt application thereof in a manner permitted by the terms of this Indenture (including by way of Restricted Payments pursuant to Section 4.17(a)(i));
(vi)    incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, providing indemnification for its current and former officers, directors, members of management, managers, employees and advisors or consultants; and
(vii)    activities incidental to the businesses or activities described in the foregoing clauses.
(b)    No Intermediate Holdco shall, without the prior written consent of the Required Holders, cause or allow its Centre of Main Interest (as that term is used in Article 3(1) of Regulation (EU) No. 2015/848 of the European Parliament and of the Council of 20 May 2015 on Insolvency Proceedings (recast) (the “Regulation”)) to change.
(c)    No direct or indirect wholly-owned subsidiary of an Intermediate Holdco shall cease to be a direct or indirect wholly-owned subsidiary of an Intermediate Holdco except (x) in connection with any transaction solely among one or more subsidiaries of Intermediate Holdco that are permitted by Section 4.12 or (y) any transaction consented to by the Required Holders (such consent not to be unreasonably withheld, conditioned or delayed; provided, that it is acknowledged and agreed that it shall not be unreasonable to withhold consent to any such transaction that will have a material adverse impact on the Note Guarantees or the Collateral).
(d)    No Intermediate Holdco shall merge, amalgamate or consolidate with any other Person without the consent of the Required Holders (such consent not to be unreasonably conditioned, withheld or delayed).

Section 4.16. Negative Pledge. The Company will not, and will not permit any Restricted Subsidiary to, enter into any agreement, instrument, deed or lease that prohibits or limits the ability of any Note Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Holders of the Notes with respect to the Notes Obligations or under the Notes Documents; provided that the foregoing shall not apply to:
(a)    restrictions and conditions imposed by (i) Requirements of Law, (ii) any Notes Documents, (iii) the ABL Credit Documents, (iv) the Loan Documents, (v) the Other Senior Secured Convertible Notes Documents, (vi) [reserved], (vii) any documentation governing Indebtedness incurred pursuant to Section 4.10(a)(xvi) and 4.10(a)(xiv), (viii) any documentation governing any Permitted Refinancing incurred to refinance any such Indebtedness referenced in clauses (i) through (vii) above and (ix) the Transactions; provided that with respect to Indebtedness referenced in (A) clause (vii) above, such restrictions shall be no more restrictive in any material respect than the restrictions and conditions in the Notes Documents or, in the case of Junior Financing, are market terms at the time of issuance and (B) clause (vi) above, such restrictions shall not expand the scope in any material respect of any such restriction or condition contained in the Indebtedness being refinanced;
(b)    customary restrictions and conditions existing on the Issue Date and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;
(c)    restrictions and conditions contained in agreements relating to the Disposition of a Subsidiary or any assets pending such Disposition; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are subject of such Disposition and such Disposition is permitted hereunder;
(d)    customary provisions in leases, subleases, licenses, cross-licenses or sublicenses and other contracts restricting the assignment thereof;
(e)    restrictions imposed by any agreement relating to secured Indebtedness permitted by this Indenture to the extent such restriction applies only to the property securing by such Indebtedness;
(f)    any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Company or any Restricted Subsidiary;
(g)    restrictions or conditions in any Indebtedness permitted pursuant to Section 4.10 that is incurred or assumed by Restricted Subsidiaries that are not Note Guarantors to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the Notes Documents or, in the case of Junior Financing, are market terms at the time of issuance and are imposed solely on such Restricted Subsidiary and its Subsidiaries;
(h)    restrictions on cash (or Permitted Investments) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Encumbrances);
(i)    restrictions existing under agreements as in effect on the date of this Indenture and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;
(j)    customary provisions in partnership agreements, limited liability company organizational governance documents, sale leaseback agreements, joint venture agreements and other similar agreements, in each case, entered into in the ordinary course of business;
(k)    customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Company has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Company and its Subsidiaries to meet their ongoing obligations; and
(l)    restrictions arising in any Swap Agreement and/or any agreement relating to any Cash Management Obligation.
Section 4.17. Restricted Payments; Certain Payments of Indebtedness.
(a)    The Company will not, nor will it permit any Restricted Subsidiary to, pay or make, directly or indirectly, any Restricted Payment, except:

(i)    each Restricted Subsidiary of the Company may make Restricted Payments to the Company or any Restricted Subsidiary of the Company (and, in the case of any such Subsidiary that is not a wholly-owned Subsidiary, to each other owner of Equity Interests of such Subsidiary ratably based on their relative ownership interests of the relevant class of Equity Interests);
(ii)    to the extent constituting a Restricted Payment, the Company may consummate any transaction permitted by Section 4.12 and Section 4.13 (other than Section 4.13(n), (p), and (s));
(iii)    to the extent constituting a Restricted Payment, the conversion of the Existing Notes, the Notes and the Other Senior Secured Convertible Notes into Equity Interests pursuant to the terms thereof;
(iv)    repurchases, redemptions or reductions in number of shares issued (including, by utilization of the “net share” concept) by the Company of any Equity Interests in the Company made in connection with (I) the surrender of shares by employees to (x) facilitate the payment by such employees of the taxes associated with compensation received by such employees under the Company’s stock-based compensation plans and, (y) to satisfy the purchase price of nonqualified stock options and (II) the deduction by the Company, of a portion of restricted stock or performance shares previously (i.e. prior to the date of the deduction) granted to employees under the Company’s stock-based compensation plans to facilitate the payment by such employees of the taxes associated with the vesting of such restricted stock and performance shares; in an amount not to exceed (for both clauses (I) and (II)), together with all Restricted Payments made pursuant to Section 4.17(a)(xiv), $4,000,000 in the aggregate in any fiscal year; provided, in each case, that prior to and after giving effect to such repurchases, redemptions or reductions no Default or Event of Default exists or is continuing;
(v)    to the extent constituting a Restricted Payment, payments of the Existing Notes to the extent permitted by Section 4.17(b)(vi) or (vii);
(vi)    to the extent constituting a Restricted Payment, payments of the Notes and the Other Senior Secured Convertible Notes made pursuant to an exchange for or out of the proceeds of Indebtedness constituting a Permitted Refinancing of the Notes and Other Senior Secured Convertible Notes permitted under Section 4.10(a)(i) and (xxi), as applicable;
(vii)    [reserved];
(viii)    [reserved];
(ix)    redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Holders of the Notes in all respects material to their interests as those contained in the Equity Interests redeemed thereby;
(x)    payments made or expected to made in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options and the vesting of restricted stock and restricted stock units;
(xi)    the Company may (A) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof and (B) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms, in both cases of (A) and (B), in an amount not to exceed $500,000 in the aggregate;
(xii)    [reserved];
(xiii)    any Restricted Payment made in connection with the Transactions (other than borrowings under the ABL Credit Agreement) and any fees, costs and expenses (including all legal, accounting and other professional fees, costs and expenses) related thereto, including Transaction Expenses; and
(xiv)    payments made by the Company or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates or Permitted Transferees) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes, in an amount not to exceed, together with all Restricted Payments made pursuant to Section 4.17(a)(iv), $4,000,000 in the aggregate in any fiscal year.
(b)    The Company will not, nor will it permit any Restricted Subsidiary to, make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Indebtedness prior to the scheduled maturity date thereof (collectively, “Restricted Debt Payments”), except:
(i)    payment of regularly scheduled interest and principal payments, payments of fees, expenses and indemnification obligations when due in respect of any Indebtedness, other than payments in respect of any Junior Financing prohibited by the subordination provisions thereof;
(ii)    refinancings of Indebtedness with proceeds of Permitted Refinancing Indebtedness permitted to be incurred under Section 4.10;
(iii)    the conversion of any Junior Financing to or payments with Equity Interests (other than Disqualified Equity Interests) of the Company;
(iv)    from and after the consummation of the final Exchange pursuant to the Exchange Agreement, prepayments, redemptions, purchases, defeasances and other payments or distributions in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed an amount at the time of making any such prepayment, redemption, purchase, defeasance or other payment or distributions, together with any other such prepayment, redemption, purchase, defeasance or other payment or distributions made utilizing this clause (iv), not to exceed the portion, if any, of the Restricted Debt Payment Amount that the Company elects to apply pursuant to this clause (iv);
(v)    any Restricted Debt Payments made in connection with the Transactions (other than borrowings under the ABL Credit Agreement);
(vi)    prepayment, purchase, repurchase, redemption, defeasance, discharge or other retirement in whole or in part of the 2024 Notes and the 2026 Notes, in each case, made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid solely in lieu of the issuance of fractional shares) for, or out of proceeds of, Indebtedness permitted to be incurred under Section 4.10(a)(xvi) are used to make such prepayment;
(vii)    prepayment in whole or in part of principal amount of the 2024 Notes if the then applicable scheduled maturity date of the 2024 Notes is within 6 months of such prepayment and the aggregate principal amount of the 2024 Notes then outstanding does not exceed $20,000,000; provided, that, as of the date of any such prepayment and after giving pro forma effect thereto, the Company shall be in compliance with Section 4.19;
(viii)    other than with respect to any Indebtedness incurred pursuant to Section 4.10(a)(xvi), payments as part of an applicable high yield discount obligation or AHYDO catch-up payment; and
(ix)    [reserved].
(c)    The Company will not, nor will it permit any Restricted Subsidiary to, amend or modify any documentation governing any Junior Financing, in each case if the effect of such amendment or modification (when taken as a whole) is in violation of any Intercreditor Agreement or other applicable intercreditor agreement or subordination agreement.
Notwithstanding anything herein to the contrary, (i) the foregoing provisions of this Section 4.19 will not prohibit the payment of any Restricted Payment or the consummation of any irrevocable redemption, purchase, defeasance or other payment within 60 days after the date of declaration of such Restricted Payment or the giving of irrevocable notice of such redemption, purchase, defeasance or other payment, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Indenture.
Section 4.18. Transactions with Affiliates. The Company will not, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(i)    (A) transactions among Note Parties and, to the extent not otherwise prohibited hereunder, their Restricted Subsidiaries and (B) transactions involving aggregate payments or consideration of less than $1,000,000 (in one transaction or a series of transactions);
(ii)    on terms substantially as favorable to the Company or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;
(iii)    guaranty fees among Note Parties;
(iv)    issuances of Equity Interests of the Company to the extent otherwise permitted by this Indenture;
(v)    employment, consulting, severance and other service or benefit related arrangements between the Company and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business (including loans and advances pursuant to Sections 4.13(b) and 4.13(p), salary or guaranteed payments and bonuses) and transactions pursuant to stock option and other equity award plans and employee benefit plans and arrangements in the ordinary course of business;
(vi)    payments by the Company and the Restricted Subsidiaries pursuant to tax sharing agreements among the Company and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Company and the Restricted Subsidiaries, to the extent payments are permitted by Section 4.13;
(vii)    the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, consultants and employees of the Company and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Company and the Restricted Subsidiaries;
(viii)    transactions pursuant to permitted agreements in existence or contemplated on the Issue Date or any amendment thereto to the extent such an amendment is not adverse to the Holders of the Notes in any material respect;
(ix)    Restricted Payments permitted under Section 4.17;
(x)    the Transactions and the payment of all fees, costs and expenses (including all legal, accounting and other professional fees, costs and expenses) related to the Transactions, including Transaction Expenses;
(xi)    the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of the Company to any former, current or future director, manager, officer, employee or consultant (or spouses, former spouses, successors, heirs, legatees, distributes or Affiliates of any of the foregoing) of the Company or any of the Subsidiaries;
(xii)    [reserved];
(xiii)    [reserved];
(xiv)    [reserved];
(xv)    (A) Guarantees permitted by Section 4.10 or Section 4.13 and (B) Investments permitted by Section 4.13(bb); and
(xvi)    transactions with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.
Section 4.19. Liquidity. The Company shall not permit Liquidity, as of the last day of any fiscal quarter of the Company (including, for the avoidance of doubt, the fourth fiscal quarter), commencing with the fiscal quarter of the Company ended September 30, 2022, to be less than $20,000,000.

Section 4.20. Change in Nature of Business. The Company and the Restricted Subsidiaries, taken as a whole, will not enter into any new line of business that is fundamentally and substantively different from their existing lines of business conducted by them on the Issue Date, taken as a whole, other than or any other activities reasonably related, complementary or ancillary o such existing lines of business or reasonable extensions thereof.
Section 4.21. Accounting Changes. The Company shall not make any change in its fiscal year; provided, however, that the Company may, upon written notice to the Trustee, change its fiscal year to any other fiscal year reasonably acceptable to the Required Holders, in which case, the Company and the Trustee, acting at the direction of the Required Holders, will, and are hereby authorized by the Holders of the Notes to, make any adjustments to this Indenture that are necessary to reflect such change in fiscal year.
Section 4.22. Amendments or Waivers of Organizational Documents. The Company shall not, nor shall they permit any Restricted Subsidiary to, amend or modify their respective Organizational Documents in a manner that is materially adverse to the Holders of the Notes (in their capacities as such); provided that, for purposes of clarity, it is understood and agreed that the Company and/or any Note Guarantor may effect a change to its respective organizational form and/or consummate any other transaction that is permitted under Section 4.12.
Section 4.23. Intellectual Property. Notwithstanding anything in this Indenture to the contrary, no Disposition or transfer (via an Investment, Disposition or otherwise) of Intellectual Property material to the business or operations of the Company and its Restricted Subsidiaries owned by a Note Party may be made to a Restricted Subsidiary that is not a Note Party.
Section 4.24. Additional Note Guarantees.
(a)    To the extent any one of the Company’s Subsidiaries that is not a Note Guarantor as of the Issue Date Guarantees any Indebtedness of the Company or any Guarantor under the Credit Agreement as of the Issue Date, the Company shall use commercially reasonable efforts to cause such Subsidiary to execute and deliver to the Trustee a notation of Note Guarantee substantially in the form of Exhibit C (subject to the Agreed Guarantee Principles), pursuant to which such Subsidiary shall unconditionally Guarantee, on a senior secured basis, all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture within 60 days after the Issue Date. Thereafter, such Subsidiary shall be a Note Guarantor for all purposes hereof until such Note Guarantee is released in accordance herewith.
(b)    If any one of the Company’s Subsidiaries that is not a Note Guarantor Guarantees any Indebtedness of the Company or any Guarantor under the Credit Agreement after the Issue Date, that Subsidiary shall execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D and a notation of Note Guarantee substantially in the form of Exhibit C, pursuant to which such Subsidiary shall unconditionally Guarantee, on a senior secured basis, all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture, in each case within 60 days of the date on which such Subsidiary provided such guarantee. Thereafter, such Subsidiary shall be a Note Guarantor for all purposes hereof until such Note Guarantee is released in accordance herewith.
(c)    Notwithstanding the foregoing, the supplemental indenture and notation of Note Guarantee may be modified in respect of any Note Guarantor organized outside of the United States of America as necessary or appropriate to (1) comply with applicable law, (2) avoid any general legal limitations such as general statutory limitations, financial assistance, corporate benefit, “thin capitalization” rules, retention of title claims or similar matters or (3) avoid a conflict with the fiduciary duties of such company’s directors, contravention of any legal prohibition or regulatory condition, or the material risk of personal or criminal liability for any officers or directors (collectively referred to as “Agreed Guarantee Principles”), in each case as determined by the Company in its sole discretion.
Section 4.25. After-Acquired Property. From and after the Issue Date, and subject to the applicable limitations and exceptions set forth in the Collateral Documents, the Agreed Security Principles and this Indenture (including with respect to Excluded Assets), if the Company or any Note Guarantor acquires any After-Acquired Property or if any new Subsidiary becomes a Note Guarantor, the Company or such Note Guarantor shall promptly (but so long as the Credit Agreement is outstanding in no circumstance sooner than required with respect to the Credit Agreement) (i) grant a first-priority perfected security interest (subject to Permitted Liens and the terms of the Pari Passu Intercreditor Agreement) upon any such property, as security for the Notes Obligations and (ii) execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates as shall be necessary to vest in the Notes Collateral Agent a perfected security interest, subject only to Permitted Liens, in such After-Acquired Property or in the Collateral of such Note Guarantor and to have such After-Acquired Property or such Collateral (but subject to the limitations set forth in the Collateral Documents) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property or Collateral to the same extent and with the same force and effect, and deliver certificates and Opinions of

Counsel consistent with the ones delivered in the applicable jurisdiction in connection with other Collateral Documents or in the case of any jurisdiction where no Liens were previously granted, such certificates and Opinions of Counsel as are customary in such jurisdiction; provided, however, that if granting such security interest in such After-Acquired Property or Collateral requires the consent of a third party, to the extent such actions are also taken with respect to the Credit Agreement, the Company will use commercially reasonable efforts to obtain such consent with respect to the security interest for the benefit of the Trustee and the Notes Collateral Agent on behalf of the Holders of the Notes; provided further, however, that if such third party does not consent to the granting of such security interest after the use of such commercially reasonable efforts, the Company or such Note Guarantor, as the case may be, will not be required to provide such security interest.
Section 4.26. No Impairment of the Security Interests. Except as otherwise permitted under this Indenture and the Collateral Documents, none of the Company nor any of the Note Guarantors shall be permitted to take any action, or knowingly omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Notes Collateral Agent and the Holders of the Notes.
Section 4.27. No-flowback into Switzerland. The Company shall ensure that no proceeds received under the Notes Documents will be used in a manner which constitutes a "use of proceeds in Switzerland" as interpreted by Swiss tax authorities when assessing whether or not interest payable with respect to such borrowing is subject to Swiss Withholding Tax, except and to the extent that a written confirmation or tax ruling countersigned by the Swiss Federal Tax Administration (Eidgenössische Steuerverwaltung) has been obtained (in a form satisfactory to the Trustee (at the direction of the Required Holders)) confirming that the intended “use of proceeds in Switzerland” does not result in any amounts outstanding under the Notes qualifying as a Swiss financing for Swiss Withholding Tax purposes and that, accordingly, no Swiss Withholding Tax is or becomes payable on the interest payments made under any of the Notes Documents.
Section 4.28. Additional Limitations on Certain Investments. Notwithstanding anything to the contrary herein (including in Section 4.13), and without limiting any other provision of this Indenture, the Company will not, and will not permit any other Domestic Note Guarantor or Canadian Note Guarantor to, directly or indirectly make any Investment in any Note Guarantor that is not a Domestic Note Guarantor or Canadian Note Guarantor, other than (i) Investments in the form of cash and Permitted Investments made for bona fide business purposes; provided that any such Investments shall be made in the form of intercompany loans evidenced by an intercompany note that has been pledged as Collateral and (ii) other Investments in an amount not to exceed, at the time of the making thereof and after giving pro forma effect thereto, together with (x) all other Investments and Dispositions made by the Domestic Note Guarantors and Canadian Note Guarantors to Note Guarantors that are not Domestic Note Guarantors or Canadian Note Guarantors after the Issue Date and (y) all Investments and Dispositions made pursuant to Section 4.12(c)(B) and (C), Section 4.13(c)(iii)(A), Section 4.13(n) and Section 4.14(d), $7,500,000.
Section 4.29. Cash Management and Collections. Without the consent of the Required Holders (not to be unreasonably withheld, conditioned or delayed; provided, that it is acknowledged and agreed that it shall not be unreasonable to withhold consent to any such transaction that will have a material adverse impact on the Note Guarantees or the Collateral), the Company shall ensure that the primary European cash collections and cash pooling arrangements of the Note Guarantors that are not Domestic Note Guarantors or Canadian Note Guarantors and their subsidiaries as in effect on the Issue Date shall not be modified in any material manner if the result of such modification would be (x) to cause material amounts of cash to be concentrated or pooled into bank accounts located in any jurisdiction other than the Netherlands, the United Kingdom, Sweden, Norway or Denmark or (y) materially adverse to the scope of collateral and lien perfection (with respect to cash and deposit accounts) contemplated by the parties hereto on the Issue Date.
Section 4.30. Limitations on Amendments to ABL Credit Documents. The Company will not, nor will it permit any Restricted Subsidiary to, amend or modify any provision of any ABL Credit Document if the effect of such amendment or modification is material and adverse with respect to the interests of any of the Note Parties or the Holders of the Notes (it being understood and agreed that, without limitation, (x) any changes to the interest rate, redemption requirements, amortization schedule, negative covenants or events of default set forth in the ABL Credit Documents and any changes to Section 7.23 of the ABL Credit Agreement shall, in each case, be deemed to be material for purposes hereof, (y) any changes to Section 7.23 of the ABL Credit Agreement that impose new or increased limitations on the making of the payments described in such Section 7.23 of the ABL Credit Agreement shall be deemed to be material and adverse for purposes hereof and (z) any changes to the US-Canada Formula Amount or the component definitions thereof shall not be deemed to be material and adverse for purposes hereof) unless (x) the Company shall have provided at least fifteen (15) calendar days’ prior written notice to the Trustee, the Notes Collateral Agent and the Holders of the Notes of any such amendment or modification and (y) the Required Holders shall have consented in writing prior to the date of any such amendment or modification.

ARTICLE 5
Lists of Holders and Reports by the Company and the Trustee
Section 5.01. Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each June 15 and December 15 in each year beginning with December 15, 2022, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.
Section 5.02. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may dispose of any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.
ARTICLE 6
Defaults and Remedies
Section 6.01. Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:
(a)    default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;
(b)    default in the payment of principal of any Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
(c)    failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for five Business Days;
(d)    failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(c) when due;
(e)    failure by the Company to comply with its obligations under Article 11;
(f)    failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;
(g)    any Note Guarantee by a Significant Subsidiary ceases to be in full force and effect in all material respects or any Note Guarantor that is a Significant Subsidiary denies or disaffirms such Note Guarantor’s obligations under this Indenture or any Note Guarantee;
(h)    any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Note Party in writing not to be, a valid and perfected Lien on any material portion of the Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral to a Person that is not a Note Party in a transaction permitted under the Collateral Documents, (ii) as a result of the Collateral Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Documents, (iii) as a result of the Collateral Agent’s failure to file Uniform Commercial Code continuation statements or (iv) as to Collateral consisting of real property, to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage;
(i)    default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $5,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after written notice is delivered to the Company by the Trustee or is delivered to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding, in accordance with this Indenture;
(j)    a final judgment or judgments for the payment of $5,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any Subsidiary of the Company, which judgment is not discharged, paid, bonded, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;
(k)    the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, interim receiver, manager, monitor, liquidator, custodian, voluntary administrator or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
(l)    an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, interim receiver, manager, monitor, liquidator, custodian, voluntary administrator or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.
Section 6.02. Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(k) or Section 6.01(l) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(k) or Section 6.01(l) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.
The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall irrevocably deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all existing and past Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes or (ii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03. Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall (i) for the first 90 days after the occurrence of such an Event of Default (beginning on, and including the date on which such an Event of Default first occurs), consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during such 90-day period on which such Event of Default is continuing and (ii) for the period from, and including, the 91st day after the occurrence of such an Event of Default to, and including, the 180th day after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding for each day during such additional 90-day period on which such an Event of Default is continuing, subject to the second immediately succeeding paragraph. Additional Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e). If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such Event of Default (if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 181st day), the Notes shall be immediately subject to acceleration as provided in Section 6.02. The provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.06(b). In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.
In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent in writing of such election prior to the beginning of such 180-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.
In no event will the rate of any such Additional Interest payable pursuant to this Section 6.03, when taken together with any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that the Company is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), as described under Section 4.06(d), accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.
Section 6.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other Significant Subsidiary on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, interim receiver, manager, monitor,assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other Significant Subsidiary, the property of the Company or such other Significant Subsidiary, or in the event of any other judicial proceedings relative to the Company or such other Significant Subsidiary upon the Notes, or to the creditors or property of the Company or such other Significant Subsidiary, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, interim receiver, manager, monitor,assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that such payments shall be made directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, costs, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.
In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.
In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.
Section 6.05. Application of Monies Collected by Trustee. Subject to the provisions of the Intercreditor Agreements, any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes and any money or other property distributable in respect of any grantor’s Notes Obligations under this Indenture after an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or other property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
First, to the payment of all amounts due to the Trustee, in all of its capacities, under this Indenture;
Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;
Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price, the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and
Fourth, to the payment of the remainder, if any, to the Company.
Section 6.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, interim receiver, manager, monitor, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:
(a)    such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;
(b)    Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;
(c)    such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability, claim, cost, damage or expense to be incurred therein or thereby;
(d)    the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and
(e)    no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee shall have no liability or responsibility to determine whether any such action is prejudicial to the Holders), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.
Section 6.07. Proceedings by Trustee. In case of an Event of Default, the Trustee may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
Section 6.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing during the continuance of any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.
Section 6.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability, it being expressly understood that the Trustee shall not have an affirmative duty to ascertain whether such action is prejudicial. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any existing or past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 6.10. Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, deliver to all Holders notice of all Defaults actually known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.
Section 6.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 14.
ARTICLE 7
Concerning the Trustee
Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, claim, liability cost, damage or expense that might be incurred by it in compliance with such request or direction.
No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
(a)    prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:
(i)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of gross negligence and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
(b)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;
(c)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
(d)    whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;
(e)    the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;
(f)    if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;
(g)    in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses, fees, taxes or other charges incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and
(h)    in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent.
None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers. Under no circumstances will the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.
Section 7.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:
(a)    the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
(b)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
(c)    the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
(e)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any act, omissions, misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;
(f)    the permissive rights of the Trustee enumerated herein shall not be construed as duties;
(g)    the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;
(h)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
(i)    the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and
(j)    the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
In no event shall the Trustee be liable for any special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Notes.
Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
Section 7.04. Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.
Section 7.05. Monies and Common Shares to Be Held in Trust. All monies and Common Shares received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and Common Shares held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money or Common Shares received by it hereunder except as may be agreed from time to time by the Company and the Trustee.
Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall receive, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, costs, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the costs, expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct. The Company also covenants to indemnify the

Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim (whether asserted by the Company, a Holder or any other Person), damage, liability or expense incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises, and the enforcement of this Indenture, including this Section. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.
Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(k) or Section 6.01(l) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
Section 7.07. Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
Section 7.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign promptly in the manner and with the effect hereinafter specified in this Article.
Section 7.09. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 45 days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee (at the Company’s expense), or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
(b)    In case at any time any of the following shall occur:
(i)    the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or
(ii)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver, interim receiver, manager or monitor of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
(c)    The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee by giving written notice of such removal and appointment to the Company and by delivering notice thereof to the remaining Holders (if any).
(d)    Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.
Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.
No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.
Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall send or cause to be sent a notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to send such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be sent at the expense of the Company.
Section 7.11. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged, amalgamated, or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, amalgamation, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.
In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which is provided anywhere in the Notes or in this Indenture that the certificates of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, amalgamation, conversion or consolidation.
Section 7.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.
Section 7.13. Collateral Documents; Intercreditor Agreements. By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Notes Collateral Agent, as the case may be, to execute and deliver each of the Collateral Documents, the Pari Passu Intercreditor Agreement and the ABL Intercreditor Agreement or any Permitted Junior Intercreditor Agreement to which the Trustee or the Notes Collateral Agent, as applicable, is to be a party, including any Intercreditor Agreement or Collateral Documents executed on or after the Issue Date and any amendments, joinders or supplements to any Intercreditor Agreement or Collateral Document permitted by this Indenture. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, any Intercreditor Agreement or any other Collateral Document, the Trustee and the Notes Collateral Agent each shall have all of the rights, privileges, benefits, immunities, indemnities and other protections granted to them under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).
ARTICLE 8
Concerning the Holders
Section 8.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), (a) the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders and (b) the Notes and the Other Senior Secured Convertible Notes shall be treated as if they together constituted a single class of Notes hereunder. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.
Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations of the Trustee as shall then be customary and standard. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.
Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected or incur any liability by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or Common Shares so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.
Section 8.04. Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this

Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at the Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.
ARTICLE 9
Holders’ Meetings
Section 9.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:
(a)    to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;
(b)    to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;
(c)    to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or
(d)    to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.
Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.
Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
Section 9.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.
Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
Any record so signed and verified shall be conclusive evidence of the matters therein stated. Notwithstanding anything to the contrary herein, Holders of the Notes shall vote together with the holders of the Other Senior Secured Convertible Notes as if the Notes and the Other Senior Secured Convertible Notes were a single class of securities for purposes of this Section 9.06.
Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.
ARTICLE 10
Supplemental Indentures
Section 10.01. Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
(a)    to cure any ambiguity, omission, mistake, defect error or inconsistency;

(b)    to provide for the assumption of the Company’s or any Note Guarantor’s obligations to Holders of the Notes in the case of a consolidation, amalgamation, or merger or sale of all or substantially all of the Company’s or a Note Guarantor’s assets pursuant to the terms of this Indenture;
(c)    to add additional Note Guarantees with respect to the Notes or to confirm and evidence the release, termination or discharge of any Note Guarantee with respect to such Notes when such release, termination or discharge is permitted under this Indenture;
(d)    to secure the Notes or the related Note Guarantees or to add additional assets as Collateral;
(e)    to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;
(f)    to make any change that does not adversely affect the rights of any Holder;
(g)    in connection with any Merger Event, provide that the notes are convertible into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes and conversion rights of the Holders to the extent expressly required by Section 14.08;
(h)    provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under this Indenture by more than one trustee;
(i)    comply with the rules of the Depositary;
(j)    comply with any requirement of the Securities and Exchange Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or
(k)    irrevocably (or for any specified period) elect or eliminate one of the Settlement Methods to the extent permitted by this Indenture and/or irrevocably (or for any specified period) elect a minimum Specified Dollar Amount, which shall not be less than $1,000.
Upon the written request of the Company, the Trustee and the Notes Collateral Agent, if applicable, are hereby authorized to join with the Company and the Note Guarantors, if applicable, in the execution of any amended or supplemental indenture or amendment or supplement to the other Notes Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee or the Notes Collateral Agent, if applicable, shall not be obligated to enter into such amended or supplemental indenture or amendment or supplement to the other Notes Documents that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Note Guarantor under this Indenture upon (i) execution and delivery by such Note Guarantor and the Trustee and the Notes Collateral Agent of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, and (ii) delivery of an Officer’s Certificate complying with the provisions of Section 17.05 hereof.
Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company, the Note Guarantors, if applicable, the Trustee and the Notes Collateral Agent, if applicable, without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.
Section 10.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes and the Other Senior Secured Convertible Notes, voting together as a single class, then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes and/or Other Senior Secured Convertible Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:
(a)    reduce the amount of Notes whose Holders must consent to an amendment;
(b)    reduce the rate of or extend the stated time for payment of interest on any Note;

(c)    reduce the principal amount of or extend the Maturity Date of any Note;
(d)    make any change that adversely affects the conversion rights of any Notes;
(e)    reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(f)    make any Note payable in a currency other than that stated in the Note;
(g)    change the ranking of the Notes;
(h)    release, or have the effect of releasing, all or substantially all of the value of the Note Guarantees; or.
(i)    make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.
In addition, notwithstanding the foregoing in this Section 10.02, without the consent of the Holders of at least 75% in aggregate principal amount of the Notes and the Other Senior Secured Convertible Notes, voting together as a single class, then outstanding, no amendment or waiver may (A) make any change in any Collateral Document, the Pari Passu Intercreditor Agreement, the ABL Intercreditor Agreement, any Permitted Junior Intercreditor Agreement or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Notes Obligations or (B) change or alter the priority of Liens securing the Notes Obligations in any material portion of the Collateral in any way materially adverse, taken as a whole, to the Holders of such Notes and holders of the Other Senior Secured Convertible Notes, other than, in each case, as provided under the terms of this Indenture, the Collateral Documents, the Pari Passu Intercreditor Agreement or the ABL Intercreditor Agreement.
Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee and the Notes Collateral Agent, if applicable, shall join with the Company and the Note Guarantors, if applicable, in the execution of such supplemental indenture or amendment or supplement to the other Notes Documents unless such supplemental indenture or amendment or supplement to the other Notes Documents affects the its own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or the Notes Collateral Agent, as applicable, may, but shall not be obligated to, enter into such supplemental indenture.
Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.
Section 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Note Guarantors and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding, and in each case, in accordance with the requirements of Section 2.04.
Section 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.
ARTICLE 11
Consolidation, Merger, Sale, Conveyance and Lease
Section 11.01. Company May Consolidate, Etc. on Certain Terms. The Company shall not consolidate with, amalgamate, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, except in compliance with Article 4 and unless:
(a)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture;
(b)    the Company shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, consolidation, amalgamation, sale, assignment, transfer, lease, conveyance or disposition and supplemental indentures, if any, comply with this Indenture; and
(c)    to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the Company are assets of the type that would constitute Collateral under the Collateral Documents, the Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in the Indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents.
For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.
Section 11.02. [Reserved.]
Section 11.03. Note Guarantors May Consolidate, Etc. on Certain Terms. The Company will not permit any Note Guarantor to, directly or indirectly, consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, except in compliance with Article 4 and unless:
(a)    except in the case of a Note Guarantor (x) that has disposed of all or substantially all of its assets, whether through a merger, amalgamation, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary of the Company, in both cases in compliance with Section 4.14, the resulting, surviving or transferee Person (if not such Note Guarantor) shall expressly assume, by a guarantee agreement and applicable Collateral Documents in a form reasonably satisfactory to the Trustee, all the obligations of such Note Guarantor under its Note Guarantee;
(b)    to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the successor Note Guarantor are assets of the type that would constitute Collateral under the Collateral Documents, the successor Note Guarantor will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in this Indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents; and
(c)    immediately after giving effect to such transaction, no Default or Event of Default exists.
Section 11.04. Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, amalgamation, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, amalgamation, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.
ARTICLE 12
Immunity of Incorporators, Shareholders, Officers and Directors
Section 12.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.
ARTICLE 13
Note Guarantees
Section 13.01. Note Guarantees.
(a)    Each of the Note Guarantors, jointly and severally, hereby unconditionally Guarantees (and subject in each case to the Agreed Guarantee Principles set forth in any notation of Note Guarantee, supplemental indenture, or as contemplated by Section 4.24(b)) to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder that: (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, (ii) the due and punctual payment of interest, if any, on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under this Indenture or any Note shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and (iii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration pursuant to Section 6.02 or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Note Guarantors shall be jointly and severally obligated to pay the same immediately. Each Note Guarantor shall agree that this is a Guarantee of payment and not a Guarantee of collection. If acceleration of the time for payment of any Notes Obligation by the Company is stayed by reason of the insolvency or receivership of the Company or otherwise, all Notes Obligations otherwise subject to acceleration under the terms of any Notes Document shall nonetheless be payable by the Note Guarantors hereunder forthwith on demand by the Trustee.
(b)    Each of the Note Guarantors hereby agrees that its obligations with regard to its Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Note Guarantor. Each Note Guarantor further, to the extent permitted by law, hereby waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require any of the Trustee, the Holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Note Guarantor, to (A) proceed against the Company, any other guarantor (including any other Note Guarantor) of the obligations under the Note Guarantees or any other person, (B) proceed against or exhaust any security held from the Company, any such other guarantor or any other person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other person, or (D) pursue any other remedy in the power of any Benefited Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the obligations under the Note Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the obligations under the Note Guarantees; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Benefited Party’s errors or omissions in the administration of the obligations under the Note Guarantees, except behavior which amounts to bad faith; (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Note Guarantees and any legal or equitable discharge of such Note Guarantor’s obligations hereunder and under its Note Guarantee, (B) the benefit of any statute of limitations affecting such Note Guarantor’s liability hereunder and under its Note Guarantee or the enforcement hereof and thereof, (C) any rights to set-offs, recoupments and counterclaims and (D) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Note Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the obligations under the Note Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (vii) to the extent permitted under applicable law, the benefits of any “One Action” rule; and (viii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Note Guarantees. Except as set forth in Section 13.05, each Note Guarantor covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in its Note Guarantee and this Indenture.
(c)    If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Note Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Note Guarantors, any amount paid to either the Trustee or such Holder, any Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(d)    Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Note Guarantor shall further agree that, as between the Note Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of any Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 6.02, such obligations (whether or not due and payable) shall forthwith become due and payable by the Note Guarantors for the purpose of any such Guarantee. The Note Guarantors shall have the right to seek contribution from any non-paying Note Guarantor so long as the exercise of such right does not impair the rights of the Holders under the applicable Guarantee.
Section 13.02. Execution and Delivery of Note Guarantees. To evidence its Guarantee set forth in Section 13.01, each Note Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form of Exhibit C (as modified to reflect Agreed Guarantee Principles to the extent contemplated by Section 4.24(b)) shall be endorsed by an officer of such Note Guarantor, which notation shall be applicable to each Note authenticated and delivered by the Trustee, and that this Indenture shall be executed on behalf of such Note Guarantor by any of its Officers. Each of the Note Guarantors, jointly and severally, hereby agrees that its Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding any failure to endorse a notation of such Note Guarantee. If an officer or Officer whose signature is on this Indenture or on the Note Guarantee of a Note Guarantor no longer holds that office at the time the Trustee authenticates a Note, the Note Guarantee of such Note Guarantor shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantees set forth in this Indenture on behalf of the Note Guarantors.
Section 13.03. Limitation on Note Guarantor Liability.
(a)    General. Each Note Guarantor confirms, and by its acceptance of Notes, each Holder hereby confirms, that it is the intention of all such parties that any Guarantee of such Note Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar applicable law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee and the Holders irrevocably agree, and the Note Guarantors irrevocably agree, that the obligations of such Note Guarantor under this Article 13 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Note Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under this Article 13, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
(b)    [reserved].
(c)    Germany. In respect of the Guarantee given by a German Note Guarantor (as defined in Annex A), the provisions set forth in Annex A shall apply and be incorporated by reference herein as if set forth in this clause (c).
(d)    Switzerland. In respect of the Guarantee given by a Swiss Note Guarantor (as defined in Annex B), the provisions set forth in Annex B shall apply and be incorporated by reference herein as if set forth in this clause (d).
(e)    France. In respect of the Guarantee given by a French Note Guarantor (as defined in Annex C), the provisions set forth in Annex C shall apply and be incorporated by reference herein as if set forth in this clause (e).

(f)    Luxembourg. In respect of the Guarantee given by a Luxembourg Note Guarantor (as defined in Annex D), the provisions set forth in Annex D shall apply and be incorporated by reference herein as if set forth in this clause (f).
(g)    England and Wales. In respect of the Guarantee given by an English Note Guarantor (as defined in Annex E), the provisions set forth in Annex E shall apply and be incorporated by reference herein as if set forth in this clause (g).
Section 13.04. Merger and Consolidation of Note Guarantors.
(a)    In case of any sale or other disposition, consolidation, amalgamation, merger, sale or conveyance and upon the assumption by the successor person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Note Guarantor, such successor person shall succeed to and be substituted for the Note Guarantor with the same effect as if it had been named herein as a Note Guarantor. Such successor person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes available hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
(b)    Except as set forth in Article 4 and Article 11, and notwithstanding clause (a) of this Section 13.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation, amalgamation or merger of a Note Guarantor with or into another Person, or shall prevent any sale or conveyance of the property of a Note Guarantor as an entirety or substantially as an entirety.
Section 13.05. Release.
(a)    In the event (i) of a sale, exchange, transfer or other disposition of all or substantially all of the assets of any Note Guarantor, by way of merger, amalgamation, consolidation or otherwise, or a sale, exchange, transfer or other disposition of all the Equity Interests of any Note Guarantor, then held by the Company and its Restricted Subsidiaries to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, in each case so long as such sale or other disposition is permitted by this Indenture, (ii) in the case of any Note Guarantee issued on the Issue Date (or required but issued thereafter pursuant to Section 4.24(b)), upon the release or discharge of the Note Guarantee by such Note Guarantor in respect of the Credit Agreement (other than any release or discharge by, or as a result of, payment of the Credit Facility Obligations), and in any other case upon the release or discharge of any Note Guarantee in respect of any Indebtedness that resulted in the issuance after the Issue Date of the Note Guarantee by such Note Guarantor, (iii) the Company discharges the Notes and its Obligations under this Indenture under Article 3 with respect to the Notes, (iv) upon the merger, amalgamation or consolidation of any Note Guarantor with and into the Company or another Note Guarantor or upon the liquidation of such Note Guarantor, in each case, in compliance with the applicable provisions of this Indenture or (v) as described under Article 10, such Note Guarantor shall be released and relieved of any obligations under its Note Guarantee without any further action being required by the Trustee or any Holder.
(b)    Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Note Guarantor from its obligations under its Guarantee.
(c)    Any Note Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Note Guarantor under this Indenture as provided in this Article 13.
ARTICLE 14
Conversion of Notes
Section 14.01. Conversion Privilege. Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date at an initial conversion rate of 222.2222 Common Shares (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per

$1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).
Section 14.02. Conversion Procedure; Settlement Upon Conversion.
(a)    Subject to this Section 14.02, Section 14.04(b) and Section 14.08(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), Common Shares, together with cash, if applicable, in lieu of delivering any fractional Common Share in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and Common Shares, together with cash, if applicable, in lieu of delivering any fractional Common Share in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in and subject to this Section 14.02. Notwithstanding the foregoing, Cash Settlement shall apply (and the Company shall not have the right to elect or apply any Settlement Method other than Cash Settlement) to any conversion of Notes with a Conversion Date that occurs prior to the Cap Termination Date to the extent the number of Common Shares otherwise issuable upon such conversion (assuming the maximum number of Common Shares that could be issued upon such conversion if the total number of Common Shares is not known on the Conversion Date, without regard to any Beneficial Ownership Limit), when aggregated with the number of all Common Shares delivered in respect of conversions of Notes and/or Other Senior Secured Convertible Notes that have occurred on and/or prior to the Conversion Date for such conversion (such numbers subject to appropriate adjustment in compliance with the rules of any exchange on which the Company’s securities are then listed in the event of any adjustment to the Aggregate Share Cap), would exceed the Aggregate Share Cap.
(i)    All conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date shall be settled using the same Settlement Method.
(ii)    Except for any conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes but prior to the related Redemption Date, the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.
(iii)    If, in respect of any Conversion Date (or the period described in the third immediately succeeding set of parentheses), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, through the Trustee, shall deliver such Settlement Notice to converting Holders no later than 9:30 a.m., New York City time, on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs after the date of issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date, in such Redemption Notice). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Combination Settlement and the Company shall be deemed to have elected Physical Settlement in respect of its Conversion Obligation, subject to the second sentence of Section 14.02(a) at all times prior to the Cap Termination Date. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes, which shall not be less than $1,000. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000.
At any time after the Cap Termination Date has occurred, the Company may irrevocably elect to satisfy its Conversion Obligation with respect to the Notes to be converted after the date of such election by delivering cash up to the aggregate principal amount of Notes to be converted, and Common Shares, cash or a combination thereof in respect of the remainder, if any, of its Conversion Obligation. Upon making such election, the Company shall promptly (x) provide written notice to the Holders, the Trustee and the Conversion Agent (if other than the Trustee) and (y) issue a report on Form 8-K or press release or publish on its website to announce that the Company has made such an election.
(iv)    The Company shall notify the Holders of the Notes, the Trustee and the Conversion Agent of the date the Company has obtained the Requisite NYSE Shareholder Approval, if at all, and the occurrence of the Cap Termination Date no later than the date the Requisite NYSE Shareholder Approval is obtained and the Cap Termination Date, respectively.

(v)    The cash, Common Shares or combination of cash and Common Shares in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:
(A)    if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of Common Shares equal to the Conversion Rate in effect on the Conversion Date;
(B)    if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement (or Cash Settlement otherwise applies), the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the Trading Days during the related Observation Period; and
(C)    if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the Trading Days during the related Observation Period.
(vi)    The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts, the Daily Conversion Values and the amount of cash payable in lieu of delivering any fractional Common Share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Daily Settlement Amounts, the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional Common Shares. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.
(b)    Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the designated corporate trust office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any Common Shares to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the designated corporate trust office of the Conversion Agent, (3) if required, pay all applicable transfer or similar taxes, if any, pursuant to Section 14.02(e), (4) if required, furnish appropriate endorsements and transfer documents and (5) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.
If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
(c)    A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.04(b) and Section 14.08(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date; provided that for any conversion of Notes in connection with a Redemption Notice to which Cash Settlement or Combination Settlement applies, the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the later of (x) the last Trading Day of the relevant Observation Period and (y) the relevant Conversion Date; provided, however, that with respect to conversions for which Physical Settlement applies and the relevant Conversion Date occurs after the Regular Record Date immediately preceding the Maturity Date, the Company shall deliver and, if applicable, pay the consideration due in respect of the Conversion Obligation on the Maturity Date. If any Common Shares are due to converting Holders, the Company shall issue or cause to be issued, and deliver (if applicable) to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, the full number of Common Shares to which such Holder shall be entitled, in certificate form or in book-entry format, in satisfaction of the Company’s Conversion Obligation.
(d)    In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that is imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.
(e)    If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any Common Shares upon conversion, unless (i) the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax or (ii) the tax consists of Luxembourg registration duties (droits d'enregistrement) payable in the case of voluntary registration of the conversion by a Holder with the Administration de l'Enregistrement des Domaines et de la TVA in Luxembourg, or registration of the conversion in Luxembourg when such registration is not reasonably required to enforce the rights of that Holder under the Notes. The Conversion Agent may refuse to deliver the certificates representing the Common Shares being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.
(f)    Except as provided in Section 14.05, no adjustment shall be made for dividends on any Common Shares issued upon the conversion of any Note as provided in this Article 14.
(g)    Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.
(h)    Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and Common Shares, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions after the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all applicable Holders of record at the close of business on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date regardless of whether their Notes have been converted following such Regular Record Date.
(i)    The Person in whose name the Common Shares shall be issuable upon conversion shall be treated as a shareholder of record as of the close of business on the relevant Conversion Date (if Physical Settlement applies) or the last Trading Day of the relevant Observation Period (if Combination Settlement applies), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.
(j)    The Company shall not issue any fractional Common Share upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional Common Share issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.
Section 14.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Redemption Notice. (a) If the Company gives a Redemption Notice with respect to any or all of the Notes in accordance with Section 16.02, and a Holder elects to convert all or any portion of its Notes in connection with such Redemption Notice, then the Company shall increase the Conversion Rate for such Notes so surrendered for conversion by a number of additional Common Shares equal to the Optional Redemption Make-Whole Shares. For the avoidance of doubt, if Cash Settlement or Combination Settlement applies to any such conversion, any such increase in the Conversion Rate shall be determined at the end of the applicable Observation Period but given effect at the beginning of such Observation Period for purposes of determining the Daily Conversion Value and/or Daily Settlement Amount, as applicable, on each Trading Day during such Observation Period.
(b)    A conversion of Notes shall be deemed for these purposes to be “in connection with” a Redemption Notice for purposes of this Section 14.03 if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the date of the Redemption Notice until the close of business on the Scheduled Trading Day immediately preceding the Redemption Date.
Section 14.04. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs or becomes effective prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional Common Shares (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).
(b)    Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall satisfy the related Conversion Obligation in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the second Business Day following the Conversion Date. The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.
(c)    The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per Common Share in the Make-Whole Fundamental Change. If the holders of the Common Shares receive in exchange for their Common Shares only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Shares over the five Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Effective Date. The Company shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 14.05) or expiration date of the event occurs during such five consecutive Trading Day period.
(d)    The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.05.

(e)    The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.04 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$1.28	$2.50	$3.50	$4.50	$5.50	$6.75	$7.50	$10.00	$20.00	$30.00	$40.00
July 26, 2022	534.0639	210.4946	125.0112	82.5472	58.2882	40.2016	32.9694	18.6561	3.4417	0.6294	0.0000
July 1, 2023	537.1695	203.3143	116.2900	74.0477	50.5708	33.6093	27.0283	14.4793	2.3006	0.2823	0.0000
July 1, 2024	541.3706	193.3317	103.6060	61.5862	39.3551	24.2588	18.7407	9.0292	1.1353	0.0320	0.0000
July 1, 2025	547.6465	181.2631	85.5235	43.1503	23.0295	11.3572	7.7613	2.7808	0.2660	0.0000	0.0000
July 1, 2026	559.0277	177.7778	63.4921	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

    The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:
(i)    if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365 or 366-day year, as applicable;
(ii)    if the Stock Price is greater than $40.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and
(iii)    if the Stock Price is less than $1.28 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.
Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 781.2500 Common Shares, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.05.
(f)    Nothing in this Section 14.04 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.05 in respect of a Make-Whole Fundamental Change.
Section 14.05. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Shares and solely as a result of holding the Notes, in any of the transactions described in this Section 14.05, without having to convert their Notes, as if they held a number of Common Shares equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.
(a)    If the Company exclusively issues Common Shares as a dividend or distribution on Common Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:
where,
CR0    =    the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1    =    the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;
OS0    =    the number of Common Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date (before giving effect to any such dividend, distribution, split or combination); and
OS1    =    the number of Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 14.05(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(b)    If the Company issues to all or substantially all holders of the Common Shares any rights, options or warrants (other than pursuant to a shareholders rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Common Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:
where,
CR0    =    the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;
CR1    =    the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
OS0    =    the number of Common Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;
X    =    the total number of Common Shares issuable pursuant to such rights, options or warrants; and
Y    =    the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
Any increase made under this Section 14.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that Common Shares are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If no such rights, options or warrants are issued, or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.
For purposes of this Section 14.05(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Shares at less than such average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith.

(c)    If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Shares, excluding (i) dividends, distributions or issuances described in Section 14.05(a) or Section 14.05(b), (ii) rights issued under a shareholders rights plan prior to separation thereof from the Common Shares in the circumstances described in Section 14.12, (iii) dividends or distributions paid exclusively in cash described in Section 14.05(d), (iv) distributions of Reference Property upon conversion of, or in exchange for, Common Shares in a transaction described in Section 14.08(a), and (v) Spin-Offs as to which the provisions set forth below in this Section 14.05(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:
where,
CR0    =    the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR1    =    the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
SP0    =    the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
FMV    =    the fair market value (as determined in good faith by the Company) of the Distributed Property with respect to each outstanding Common Share on the Ex-Dividend Date for such distribution.
Any increase made under the portion of this Section 14.05(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Shares receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of Common Shares equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.05(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
With respect to an adjustment pursuant to this Section 14.05(c) where there has been a payment of a dividend or other distribution on the Common Shares of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:
where,
CR0    =    the Conversion Rate in effect immediately prior to the end of the Valuation Period;
CR1    =    the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0    =    the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Shares applicable to one Common Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Shares were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and
MP0    =    the average of the Last Reported Sale Prices of the Common Shares over the Valuation Period.
The increase to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, references in the portion of this Section 14.05(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references in the portion of this Section 14.05(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including such Trading Day in determining the Conversion Rate of such Trading Day.
For purposes of this Section 14.05(c) (and subject in all respect to Section 14.12), rights, options or warrants distributed by the Company to all holders of the Common Shares entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Shares, shall be deemed not to have been distributed for purposes of this Section 14.05(c) (and no adjustment to the Conversion Rate under this Section 14.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
For purposes of Section 14.05(a), Section 14.05(b) and this Section 14.05(c), if any dividend or distribution to which this Section 14.05(c) is applicable also includes one or both of:
(A)    a dividend or distribution of Common Shares to which Section 14.05(a) is applicable (the “Clause A Distribution”); or
(B)    a dividend or distribution of rights, options or warrants to which Section 14.05(b) is applicable (the “Clause B Distribution”), then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.05(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.05(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section

14.05(a) and Section 14.05(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Common Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.05(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.05(b).
(d)    If any cash dividend or distribution is made to all or substantially all holders of the Common Shares, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 − C
where,
CR0    =    the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;
CR1    =    the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;
SP0    =    the Last Reported Sale Price of the Common Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and
C    =    the amount in cash per share the Company distributes to all or substantially all holders of the Common Shares.
Any increase pursuant to this Section 14.05(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of Common Shares, the amount of cash that such Holder would have received if such Holder owned a number of Common Shares equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.
(e)    If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Shares (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:
where,
CR0    =    the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
CR1    =    the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC    =    the aggregate value of all cash and any other consideration (as determined by the Company in good faith) paid or payable for Common Shares purchased in such tender or exchange offer;
OS0    =    the number of Common Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender or exchange offer);
OS1    =    the number of Common Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender or exchange offer); and
SP1    =    the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.
The increase to the Conversion Rate under this Section 14.05(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 14.05(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date that such tender or exchange offer expires to, and including, the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 14.05(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have from, and including, the Trading Day next succeeding between the expiration date of such tender or exchange offer to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day.
(f)    Notwithstanding this Section 14.05 or any other provision of this Indenture or the Notes, if (i) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to the provisions in this Section 14.05, (ii) a Note is to be converted pursuant to Physical Settlement or Combination Settlement, (iii) the Conversion Date for such conversion (in the case of Physical Settlement) or any Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related Record Date, (iv) the consideration due upon such conversion includes any whole Common Shares (in the case of Physical Settlement) or due in respect of such Trading Day includes any whole or fractional Common Shares (in the case of Combination Settlement), in each case based on a Conversion Rate that is adjusted for such dividend or distribution, and (v) such Common Shares would be entitled to participate in such dividend or distribution, then, (x) in the case of Physical Settlement, such Conversion Rate adjustment shall not be given effect for such conversion and the Common Shares issuable upon such conversion based on such unadjusted Conversion Rate shall not be entitled to participate in such dividend or distribution, provided that there shall be added, to the consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such Common Shares had such Common Shares been entitled to participate in such dividend or distribution, and (y) in the case of Combination Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date shall be made for such conversion in respect of such Trading Day, provided that the Common Shares issuable with respect to such Trading Day based on such adjusted Conversion Rate shall not be entitled to participate in such dividend or distribution.
(g)    Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or the right to purchase Common Shares or such convertible or exchangeable securities.
(h)    In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.05, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may (but is not required to) increase the Conversion Rate by any amount for a period of at least 20 Business Days (i) if the Company determines that such increase would be in the Company’s best interest or (ii) to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares in connection with a dividend or distribution of Common Shares (or rights to acquire Common Shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall deliver to the Holder of each Note a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)    Except as described in this Section 14.05 and Section 14.04, the Conversion Rate shall not be required to be adjusted for any transaction or event. Without limiting the foregoing, the Conversion Rate shall not be required to be adjusted:
(i)    upon the issuance of Common Shares at a price below the Conversion Price, other than as described in Section 14.05(b) and Section 14.05(c);
(ii)    upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Common Shares under any plan;
(iii)    upon the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;
(iv)    upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued, other than as described in Section 14.05(b) and Section 14.05(c);
(v)    for a third-party tender offer, other than as described in Section 14.05(e);
(vi)    solely for a change in the par value of the Common Shares; or
(vii)    for accrued and unpaid interest, if any.
For the avoidance of doubt, the Conversion Rate shall not be required to be adjusted for the issuance of the Notes, the conversion or redemption of such Notes in accordance with their terms and/or the issuance of securities or payments upon conversion or redemption of such Notes and/or the Equity Issuance.
(j)    All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. The Company shall not be required to make an adjustment to the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments (1) upon conversion of any Note (x) if Cash Settlement or Combination Settlement is applicable to such conversion, on each Trading Day in the Observation Period for such conversion and (y) if Physical Settlement is applicable to such conversion, on the relevant Conversion Date, (2) on each anniversary of the original issue date of the Notes and (3) on the date the Company sends a Redemption Notice for all or any Notes, in each case, without duplication and regardless of whether the aggregate adjustment is less than 1%.
(k)    Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may conclusively assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
(l)    For purposes of this Section 14.05, the number of Common Shares at any time outstanding shall not include Common Shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Common Shares held in the treasury of the Company, but shall include Common Shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.
(m)    The Aggregate Share Cap shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in this Section 14.05.
Section 14.06. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change or the period for determining the Optional Redemption Make-Whole Shares), the Company shall make adjustments in its good faith judgment to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.
    For the avoidance of doubt, the adjustments made pursuant to this Section 14.06 shall be made solely to the extent that the Company determines in its good faith judgment that any such adjustment is appropriate, without duplication of any adjustment made pursuant to Section 14.05.
Section 14.07. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Common Shares to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 14.04 and the maximum number of Optional Redemption Make-Whole Shares pursuant to Section 14.03, collectively, and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable, but subject to the Aggregate Share Cap at all times prior to the Cap Termination Date).
Section 14.08. Effect of Recapitalizations, Reclassifications and Changes of the Common Shares.
(a)    In the case of:
(i)    any recapitalization, reclassification or change of the Common Shares (other than changes in par value or from no par value or resulting from a subdivision or combination),
(ii)    any consolidation, merger, amalgamation, combination or similar transaction involving the Company,
(iii)    any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or
(iv)    any statutory share exchange,
in each case, as a result of which the Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Common Shares equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Common Share is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any Common Shares that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Common Shares would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.
    If the Merger Event causes the Common Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the types and amounts of consideration actually received by the holders of Common Shares, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one Common Share. If the holders of the Common Shares receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.04 or by any Optional Redemption Make-Whole Shares pursuant to Section 14.03), multiplied by the price paid per Common Share in such Merger Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion

Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such weighted average as soon as practicable after such determination is made.
    Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Company shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.
(b)    When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.08, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
(c)    The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 14.08. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, Common Shares or a combination of cash and Common Shares, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.
(d)    The above provisions of this Section shall similarly apply to successive Merger Events.
Section 14.09. Certain Covenants. (a) The Company covenants that all Common Shares issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
(b)    The Company covenants that, if any Common Shares to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such Common Shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.
(c)    The Company further covenants that if at any time the Common Shares shall be listed on any national securities exchange or automated quotation system, the Company will use reasonable best efforts to list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, any Common Shares issuable upon conversion of the Notes.
(d)    Prior to the Cap Termination Date, whenever the Aggregate Share Cap is adjusted as herein provided, the Company shall promptly file with the Trustee and the Conversion Agent an Officer’s Certificate setting forth the Aggregate Share Cap after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Aggregate Share Cap and may assume without inquiry that the last Aggregate Share Cap of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Aggregate Share Cap setting forth the adjusted Aggregate Share Cap and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Aggregate Share Cap to each Holder at its last address appearing on the Note Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
(e)    The Company agrees to use its commercially reasonable best efforts to obtain, at or prior to the next annual meeting of its shareholders following the date of this Indenture, such approval of its shareholders as is necessary to cause the Cap Termination Date to occur.
Section 14.10. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.08 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.08 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by this Indenture has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to herein with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for herein. Neither the Trustee nor the Conversion Agent shall have any obligation to (a) perform any testing to determine whether a condition for conversion has been satisfied, or (b) notify the Company, or the Holders, if Notes have become convertible.
Section 14.11. Notice to Holders Prior to Certain Actions. In case of any:
(a)    action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.05 or Section 14.12;
(b)    Merger Event; or
(c)    voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;
then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be sent to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Shares of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.
Section 14.12. Shareholder Rights Plans. If the Company has a shareholder rights plan in effect upon conversion of the Notes, each Common Share, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the Common Shares in accordance with the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Shares Distributed Property as provided in Section 14.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
Section 14.13. Exchange in Lieu of Conversion. (a) When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent in writing to surrender, on or prior to the Trading Day immediately following the Conversion Date, such Notes to one or more financial institutions designated by the Company in writing to the Conversion Agent for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution(s) must agree to timely pay or deliver, as the case may be, in exchange for such Notes, the amount of cash, Common Shares or a combination of cash and Common Shares, at the Company’s election, that would otherwise be due upon conversion as described under Section 14.02. If the Company makes an Exchange Election, it shall, by the close of business on the Trading

Day immediately following the relevant Conversion Date, notify the Holder surrendering its Notes for conversion that it has made such Exchange Election and notify the designated financial institution(s) of the relevant deadline for payment or delivery, as the case may be, of the conversion consideration and the type of conversion consideration to be paid or delivered, as the case may be.
(b)    Any Notes exchanged by the designated financial institution(s) shall remain outstanding. If the designated financial institution(s) agree(s) to accept any Notes for exchange but does not timely pay or deliver, as the case may be, the related conversion consideration, or if such designated financial institution(s) does not accept the Notes for exchange, the Company shall pay or deliver, as the case may be, the relevant consideration due in respect of the Conversion Obligation, as, and at the time, required pursuant to this Indenture as if the Company had not made an Exchange Election. So long as the Notes are eligible for book-entry settlement with the Depositary, the Company shall comply with the applicable procedures of the Depositary.
(c)    The Company’s designation of any financial institution(s) to which the Notes may be submitted for exchange does not require such institution(s) to accept any Notes. The Company may, but will not be obligated to, pay any consideration to, or otherwise enter into any agreement with, the designated financial institution(s) for or with respect to such designation.
(d)    So long as the Notes are in the form of Global Notes, the Company shall comply with the applicable procedures of Depositary.
Section 14.14. Limits upon Issuance of Common Shares upon Conversion.
(a)    Notwithstanding anything to the contrary herein, no Person will be entitled to receive any Common Shares otherwise deliverable upon conversion of the Notes to the extent, but only to the extent, that such receipt would cause such Person to become, directly or indirectly, a Beneficial Owner of more than 9.9% of the Common Shares outstanding at such time on an aggregate basis (such restriction, the “Beneficial Ownership Limit”).
For purposes of this Section 14.14 only, a Person shall be deemed the “Beneficial Owner” of and shall be deemed to beneficially own any Common Shares that such Person or any of such person’s Affiliates (as defined in Rule 12b-2 under the Exchange Act) or associates (as defined in Rule 12b-2 under the Exchange Act) is deemed to beneficially own, together with any Common Shares beneficially owned by any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act. Subject to the following proviso, for purposes of this Section 14.13 only, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder as in effect on the date hereof; provided that the number of Common Shares beneficially owned by such Person and its Affiliates and associates and any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act shall include the number of Common Shares issuable upon exercise or conversion of any of the Company’s securities or rights to acquire the Common Shares, whether or not such securities or rights are currently exercisable or convertible or are exercisable or convertible only after the passage of time (including the number of Common Shares issuable upon conversion of the Notes in respect of which the beneficial ownership determination is being made), but shall exclude the number of Common Shares that would be issuable upon (A) conversion of the remaining, unconverted portion of any Notes beneficially owned by such Person or any of its Affiliates or associates and any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act and (B) exercise or conversion of the unexercised or unconverted portion of any of the Company’s other securities subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person or any of its Affiliates or associates and any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act. For the avoidance of doubt, the term “Beneficial Owner” as used in this Section 14.14 shall not include (i) with respect to any Global Note, the nominee of the Depositary or any Person having an account with the Depositary or its nominee or (ii) with respect to any Physical Note, the Holder of such Physical Note unless, in each case, such nominee, account holder or Holder shall also be a Beneficial Owner of such Note.
(b)     Any purported delivery of Common Shares upon conversion of the Notes shall be void and have no effect to the extent, but only to the extent, that such delivery would result in any Person becoming the Beneficial Owner of Common Shares outstanding at such time in excess of the Beneficial Ownership Limit.
(c)    When such Holder surrenders Notes for conversion, that Holder must provide a certification to the Company as to whether the Person (or Persons) receiving Common Shares upon conversion is, or would, as a result of such conversion (assuming Physical Settlement), become the beneficial owner of Common Shares outstanding at such time in excess of any Beneficial Ownership Limit then applicable to such Person (or Persons).

(d)     If any delivery of Common Shares otherwise owed to any Person (or persons) upon conversion of the Notes is not made, in whole or in part, as a result of the Beneficial Ownership Limit, the Company’s obligation to make such delivery shall not be extinguished and, such Holder may either:
(i)    request the return of the Notes surrendered by such Holder for conversion, after which the Company shall deliver such Notes to such Holder within two Trading Days after receipt of such request; or
(ii)     certify to the Company that the Person (or Persons) receiving Common Shares upon conversion is not, and would not, as a result of such delivery, become the Beneficial Owner of Common Shares outstanding at such time in excess of the Beneficial Ownership Limit, after which the Company shall deliver any such Common Shares withheld on account of such Beneficial Ownership Limit by the later of (i) the date such shares were otherwise due to such Person (or Persons) and (ii) two Trading Days after receipt of such certification; provided, however, until such time as the affected Holder gives such notice, no Person shall be deemed to be the shareholder of record with respect to the Common Shares otherwise deliverable upon conversion in excess of the Beneficial Ownership Limit. Upon delivery of such notice, the provisions under Section 14.02 shall apply to the Common Shares to be delivered pursuant to such notice.
ARTICLE 15
Repurchase of Notes at Option of Holders
Section 15.01. [Intentionally Omitted].
Section 15.02. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15. The Fundamental Change Repurchase Date shall be subject to postponement in order to allow the Company to comply with applicable law as a result of changes to such applicable law occurring after the date of this Indenture.
(b)    Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:
(i)    delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and
(ii)    delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the designated corporate trust office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.
The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:
(i)    in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;
(ii)    the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
(iii)    that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.
The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
(c)    On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Each Fundamental Change Company Notice shall specify:
(i)    the events causing the Fundamental Change;
(ii)    the date of the Fundamental Change;
(iii)    the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;
(iv)    the Fundamental Change Repurchase Price;
(v)    the Fundamental Change Repurchase Date;
(vi)    the name and address of the Paying Agent and the Conversion Agent, if applicable;
(vii)    if applicable, the Conversion Rate and any adjustments to the Conversion Rate;
(viii)    that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and
(ix)    the procedures that Holders must follow to require the Company to repurchase their Notes;
provided, however, that, if the Notes are Global Notes, the Holders (and holders of a beneficial interest in such Global Notes) must comply with the applicable procedures of the Depositary.
No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.
At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.
(d)    Notwithstanding the foregoing, the Company shall not be required to purchase, or to make an offer to purchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth above, and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth above.
(e)    Notwithstanding the foregoing, the Company shall not be required to give such notice or repurchase the Notes as described above upon a Fundamental Change pursuant to clause (b) of the definition thereof if (1) such Fundamental Change results in the Notes becoming convertible (pursuant to Section 14.08) into an amount of cash per Note greater than the Fundamental Change Repurchase Price (assuming the maximum amount of accrued interest would be payable based on the latest possible Fundamental Change Repurchase Date) and (2) the Company provides written notice of the Holders’ right to convert their Notes based on such Fundamental Change to Holders, the Trustee and the Conversion Agent (if other than the Trustee) within five (5) Business Days of such transaction or event.
(f)    Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
Section 15.03. Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the designated corporate trust office of the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:
(i)    the principal amount of the Notes with respect to which such notice of withdrawal is being submitted (which must be $1,000 or an integral multiple thereof),
(ii)    if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and
(iii)    the principal amount, if any (which must be $1,000 or an integral multiple thereof), of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.
Section 15.04. Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
(b)    If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, there has been irrevocably deposited with the Trustee (or other Paying Agent appointed by the Company) money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if applicable, accrued and unpaid interest).
(c)    Upon surrender of a Physical Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver, in accordance with the requirements of Section 2.04, to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:
(a)    comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;
(b)    file a Schedule TO or any other required schedule under the Exchange Act; and
(c)    otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;
in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.
ARTICLE 16
Optional Redemption
Section 16.01. Optional Redemption. No sinking fund is provided for the Notes. The Notes shall not be redeemable by the Company prior to January 26, 2023. On or after January 26, 2023, the Company may redeem (an “Optional Redemption”) for cash all or any portion of the Notes, at the Redemption Price, if the Last Reported Sale Price of the Common Shares exceeds 150% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Redemption Notice in accordance with Section 16.02; provided that the Company may not exercise its Optional Redemption right unless (x) all Common Shares delivered to a Holder that elects to convert all or any portion of its Notes in connection with the related Redemption Notice are freely tradeable under Rule 144 by such Holder (other than the Company’s Affiliates or a Holder that has been the Company’s Affiliate at any time during the three months preceding) without restriction pursuant to Rule 144 or (y)(I) a shelf registration statement registering the resale of all Common Shares delivered to a Holder that elects to convert all or any portion of its Notes in connection with the related Redemption Notice is effective under the Securities Act and available for use by such Holder and (II) the Company expects such shelf registration statement to remain effective and so available for use from the date of the delivery of such Common Shares through the date that is thirty (30) calendar days following such delivery. The Company may not exercise its Optional Redemption right at any time when any “Holder” as defined in and pursuant to the Exchange Agreement is in possession of material non-public information about the Company or its securities that has been provided to such Holder by the Company or its representatives pursuant to a non-disclosure or similar agreement with the Company or otherwise (as reasonably determined by the Company).
Section 16.02. Notice of Optional Redemption; Selection of Notes. (a) In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 16.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than five Business Days prior to the date such Redemption Notice is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption (a “Redemption Notice”) not less than 20 nor more than 35 Scheduled Trading Days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. The Redemption Date must be a Business Day, and the Company shall not specify a Redemption Date that falls on or after the 11th Scheduled Trading Day immediately preceding the Maturity Date.
(b)    The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.
(c)    Each Redemption Notice shall specify:
(i)    the Redemption Date;
(ii)    the Redemption Price;
(iii)    that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)    the place or places where such Notes are to be surrendered for payment of the Redemption Price;
(v)    that Holders may surrender their Notes for conversion at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date;
(vi)    the procedures a converting Holder must follow to convert its Notes and the Settlement Method and Specified Dollar Amount, if applicable, which shall not be less than $1,000;
(vii)    the Conversion Rate and, if applicable, the number of Optional Redemption Make-Whole Shares added to the Conversion Rate in accordance with Section 14.03;
(viii)    the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and
(ix)    in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.
A Redemption Notice shall be irrevocable.
(d)    If fewer than all of the outstanding Notes are to be redeemed and the Notes to be redeemed are Global Notes, the Notes to be redeemed shall be selected by the Depositary in accordance with the applicable procedures of the Depositary. If fewer than all of the outstanding Notes are to be redeemed and the Notes to be redeemed are not Global Notes, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.
Section 16.03. Payment of Notes Called for Redemption. (a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.
(b)    Prior to the open of business on the Redemption Date, the Company shall irrevocably deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.
Section 16.04. Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).
ARTICLE 17
Miscellaneous Provisions
Section 17.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.
Section 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.
Section 17.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Invacare Corporation, One Invacare Way, Elyria, Ohio 44035, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office. Any notice, direction, request or demand hereunder to or upon the Notes Collateral Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to GLAS Trust Corporation Limited, 55 Ludgate Hill, Level 1 West, EC4M 7JW, London, United Kingdom, Attention: DCM Team Project Impact Invacare.
The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications. The Notes Collateral Agent, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.
Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Section 17.04. Governing Law; Jurisdiction. THIS INDENTURE, EACH NOTE, EACH NOTE GUARANTEE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR ANY NOTE OR NOTE GUARANTEE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).
The Company and each Note Guarantor irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture, the Notes or the Note Guarantees may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.
The Company and each Note Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officer’s Certificate stating that such action is permitted by the terms of this Indenture.
Each Officer’s Certificate provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture.

Notwithstanding anything to the contrary in this Section 17.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall receive such Opinion of Counsel.
Section 17.06. Legal Holidays. In any case where any Interest Payment Date, any Redemption Date, Fundamental Change Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.
Section 17.07. Agent for Service of Process. By the execution and delivery of this Indenture, each Note Guarantor that is not a Domestic Subsidiary does, and with respect to any entity that becomes a Note Guarantor after the date hereof and is not a Domestic Subsidiary, within 10 days of becoming a Note Guarantor, as applicable, will, (i) acknowledge that they will designate and appoint Invacare Corporation, One Invacare Way, Elyria, Ohio 44035, or another Person satisfactory to the Trustee (the “Authorized Agent”), as their authorized agent upon whom process may be served in any suit or proceeding arising out of or relating to this Indenture or the Note Guarantees that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws, and acknowledge that the Authorized Agent has accepted such designation, (ii) submit to the jurisdiction of any such court in any such suit or proceeding, and (iii) agree that service of process upon the Authorized Agent and written notice of said service to the Note Guarantor that is not a Domestic Subsidiary in accordance with this Section 17.07 shall be deemed effective service of process in any such suit or proceeding. Each Note Guarantor that is not a Domestic Subsidiary further agrees to take any reasonable action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Authorized Agent in full force and effect so long as any of the Notes shall be outstanding; provided, however, that each Note Guarantor that is not a Domestic Subsidiary may, by written notice to the Trustee, designate such additional or alternative agent for service of process under this Section 17.07 that (i) maintains an office located in the Borough of Manhattan, The City of New York, in the State of New York, (ii) is either (x) counsel for the Note Guarantor or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 17.07. Such written notice shall identify the name of such agent for process and the address of the office of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the written request of any Holder, the Trustee shall deliver a copy of such notice to such Holder.
Section 17.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 17.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 17.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its reasonable judgment in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.
Any corporation or other entity into which any authenticating agent may be merged, amalgamated or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, amalgamation, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.
Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this

Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.
The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.
The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.
If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
__________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.
By: ____________________
Authorized Officer
Section 17.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, Electronic Commerce Act 2000 (Ontario) and/or any other relevant electronic signatures law, including any relevant provisions of the PPSA or Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.
Section 17.12. Severability. In the event any provision of this Indenture, in the Notes or in any Note Guarantee shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
Section 17.13. Waiver of Jury Trial. EACH OF THE COMPANY, EACH OF THE NOTE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 17.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, pandemics, epidemics, recognized public emergencies, quarantine restrictions, loss or malfunctions of utilities, communications or computer (software and hardware) services, hacking, cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 17.15. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Shares, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes, Additional Interest and the Conversion Rate of the

Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.
Section 17.16. U.S.A. PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.
Section 17.17. Withholding Taxes. If the Company or another applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder or beneficial owner of a Note as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate, the Company may, at its option (or another withholding agent might) withhold from or set off such payments against payments of cash or the delivery of Common Shares or other conversion consideration on the Note, any payments on the Common Shares or sales proceeds received by, or other funds or assets of, such Holder (or, in the case of another withholding agent, the beneficial owner) of the Note.
Section 17.18. Intercreditor Agreements. Each Holder, by its acceptance of a Note, (a) agrees that it will be bound by the provisions of any Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of any Intercreditor Agreement and (b) authorizes and instructs the Trustee and the Notes Collateral Agent to enter into (x) the Pari Passu Intercreditor Agreement on the Issu Date, (y) the ABL Intercreditor Agreement on the Issue Date and (y) any Permitted Junior Intercreditor Agreement, if applicable, after the Effective Date in accordance with this Indenture and the other Notes Documents, in each case as Trustee and as Notes Collateral Agent, as the case may be, and on behalf of such Holder, including without limitation, making the representations of the Holders contained therein. The foregoing provisions as they relate to the Pari Passu Intercreditor Agreement and the ABL Intercreditor Agreement are intended as an inducement to the lenders under the Credit Agreement and the ABL Credit Agreement to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Pari Passu Intercreditor Agreement and the ABL Intercreditor Agreement, as applicable.
Section 17.19. Parallel Debt. Parallel Debt owed to the Notes Collateral Agent.
(a)    Each of the Note Parties hereby irrevocably and unconditionally undertakes to pay to the Notes Collateral Agent as creditor in its own right and not as a representative of the other Secured Parties amounts equal to any amounts owing from time to time by that Note Party to any Secured Party under any Notes Document as and when those amounts are due for payment under the relevant Notes Document.
(b)    Each of the Note Parties and the Notes Collateral Agent acknowledge that the obligations of each Note Party under paragraph (a) are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Note Party to any Secured Party under any Notes Document (its “Corresponding Debt”) nor shall the amounts for which each Note Party is liable under paragraph (a) (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt provided that:
(i)    the Notes Collateral Agent shall not demand payment with regard to the Parallel Debt of any Note Party to the extent that such Note Party’s Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and
(ii)    no Holder shall demand payment with regard to the Corresponding Debt of any Note Party to the extent that such Note Party’s Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged.
(c)    The Notes Collateral Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust. The collateral under the Collateral Documents granted under the Notes Documents to the Notes Collateral Agent to secure the Parallel Debt is granted to the Notes Collateral Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust.

(d)    All monies received or recovered by the Notes Collateral Agent pursuant to this Section 17.19, and all amounts received or recovered by the Notes Collateral Agent from or by the enforcement of any collateral under the Collateral Documents granted to secure the Parallel Debt, shall be applied in accordance with this Indenture.
(e)    Without limiting or affecting the Notes Collateral Agent’s rights against the Note Parties (whether under this Section 17.19 or under any other provision of the Notes Documents), each Holder acknowledges that:
(i)    nothing in this Section 17.19 shall impose any obligation on the Notes Collateral Agent to advance any sum to any Holder or otherwise under any Notes Document, except in its capacity as a note holder; and
(ii)    for the purpose of any vote taken under any Notes Document, the Notes Collateral Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a note holder.
(f)    Special Appointment of Notes Collateral Agent (German Collateral):
(i)    For the purposes of any security provided under the German Collateral Documents (where “German Collateral” means any security interest created under the Collateral Documents governed by German law) in addition to the provision set out above, the specific provisions set out in paragraphs (b) to (e) of this Section 17.19 shall be applicable. In the case of any inconsistency, the provisions set out in paragraphs (b) to (e) of this Section 17.19 shall prevail. The provisions set out in paragraph (b) to (e) of this Section 17.19 shall not constitute a trust but a fiduciary relationship (Treuhand) within the meaning of German law.
(ii)    With respect to any German Collateral constituted by non–accessory (nicht akzessorische) security interests, the Notes Collateral Agent shall hold, administer and, as the case may be, enforce or release that German Collateral in its own name, but as trustee (Treuhänder) for the account of the Secured Parties.
(iii)     With respect to any German Collateral constituted by accessory (akzessorische) security interests, the Notes Collateral Agent shall administer and, as the case may be, enforce or release that German Collateral in the name of and for and on behalf of the Secured Parties and shall hold, administer and, as the case may be, enforce or release that German Collateral in its own name on the basis of its own rights under Section 17.19.
(iv)    Each Secured Party (other than the Notes Collateral Agent) hereby instructs and authorizes the Notes Collateral Agent (with the right of sub-delegation) to act as its agent (Stellvertreter) and in particular (without limitation) to enter into and amend any documents evidencing German Collateral and to make and accept all declarations and take all actions it considers necessary or useful in connection with any German Collateral on behalf of that Secured Party. The Notes Collateral Agent shall further be entitled to enforce or release any German Collateral, to perform any rights and obligations under any documents evidencing German Collateral and to execute new and different documents evidencing or relating to the German Collateral.
(v)    At the request of the Notes Collateral Agent, each Secured Party shall provide the Notes Collateral Agent with a separate written power of attorney (Spezialvollmacht) for the purposes of executing any agreements and documents or otherwise acting on their behalf. Each Secured Party hereby ratifies and approves all acts previously done by the Notes Collateral Agent on such secured party’s behalf.
(vi)    Each Secured Party which becomes a party to this Indenture ratifies and approves all acts and declarations previously done by the Notes Collateral Agent on such Secured Party’s behalf (including, for the avoidance of doubt the declarations made by the Notes Collateral Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of each Secured Party as future pledgee or otherwise).
(vii)    Each Secured Party hereby releases the Notes Collateral Agent from the restrictions imposed by Section 181 German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other law, in each case to the extent legally possible to that Secured Party. A Secured Party which is barred by its constitutional documents or by laws from granting such exemption shall notify the Notes Collateral Agent accordingly.

(viii)    The Notes Collateral Agent accepts its appointment as agent and administrator of the German Collateral on the terms and subject to the conditions set out in this Agreement and the Secured Parties, the Notes Collateral Agent and all other parties to this Agreement agree that, in relation to any German Collateral, no Secured Party (other than the Notes Collateral Agent in that capacity) shall exercise any independent power to enforce any German Collateral or take any other action in relation to the enforcement of the German Collateral, or make or receive any declarations in relation thereto.
ARTICLE 18
Collateral
Section 18.01. Collateral Documents.
(a)    The due and punctual payment of the principal of, premium and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other obligations of the Company and the Note Guarantors to the Holders, the Trustee or the Notes Collateral Agent under this Indenture, the Notes, the Guarantees, the Intercreditor Agreements and the Collateral Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents, which define the terms of the Liens that secure Notes Obligations, subject to the terms of the Intercreditor Agreements. The Trustee, the Company and the Note Guarantors hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust (or, as the case may be, as direct representative) for the benefit of the Holders, the Trustee and the Notes Collateral Agent and pursuant to the terms of the Collateral Documents and the Intercreditor Agreements. Each Holder, by accepting a Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreements, each as may be in effect or may be amended from time to time in accordance with its terms and this Indenture, and authorizes and directs the Notes Collateral Agent to enter into the Collateral Documents, the Pari Passu Intercreditor Agreement and the ABL Intercreditor Agreement on the Issue Date, and the Collateral Documents and the Permitted Junior Intercreditor Agreement, if any, at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith. In the event of conflict between an Intercreditor Agreement, any of the other Collateral Documents and this Indenture, the applicable Intercreditor Agreement shall control. The Company shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 18.01, to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. On or following the Issue Date and subject to the Pari Passu Intercreditor Agreement, the Company and the Note Guarantors shall, at their sole expense, execute any and all further documents, financing statements (including continuation statements and amendments to financing statements), agreements and instruments, and take all further action that may be required under applicable law, or that the Trustee or the Notes Collateral Agent may reasonably request (it being understood that neither the Trustee nor the Notes Collateral Agent is under any obligation or duty to make such request), in order to grant, preserve, maintain, protect and perfect (or continue the perfection of) the validity and priority of the Liens and security interests created or intended to be created by the Collateral Documents in the Collateral; provided that for so long as there are outstanding any Credit Facility Obligations, no actions shall be required to be taken with respect to the perfection of the security interests in the Collateral to the extent such actions are not required to be taken with respect to the Credit Agreement. Such security interest and Liens will be created under the Collateral Documents and other security agreements and other instruments and documents.
(b)    It is understood and agreed that prior to the discharge of the Credit Facility Obligations, to the extent that the Credit Agreement Collateral Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to the Collateral or makes any determination in respect of any matters relating to the Collateral (including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets (including in connection with assets acquired, or Subsidiaries formed or acquired, after the Issue Date), the Notes Collateral Agent shall be deemed to be satisfied with such deliveries and/or documents and the judgment of the Credit Agreement Collateral Agent in respect of any such matters under the Credit Agreement shall be deemed to be the judgment of the Notes Collateral Agent in respect of such matters under this Indenture and the Collateral Documents.
It is understood and agreed that prior to the discharge of the ABL Obligations, to the extent that the ABL Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to the ABL Priority Collateral or makes any determination in respect of any matters relating to the ABL Priority Collateral (including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets (including in connection with assets acquired, or Subsidiaries formed or acquired, after the Issue Date), the Notes Collateral Agent shall be deemed to be satisfied with such deliveries and/or documents and the judgment of the ABL Agent in respect of any such matters under the ABL Credit Agreement shall be deemed to be the judgment of the Notes Collateral Agent in respect of such matters under this Indenture and the Collateral Documents.
Section 18.02. Release of Collateral.
(a)    Collateral may be released from the Lien and security interest created by the Collateral Documents at any time and from time to time in accordance with the provisions of the Collateral Documents, the Intercreditor Agreements and this Indenture. Notwithstanding anything to the contrary in the Collateral Documents, the Intercreditor Agreements and this Indenture, the Company and the Note Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes and the Notes Obligations under any one or more of the following circumstances:
(i)    to enable the Company and/or one or more Note Guarantors to consummate the sale, transfer or other disposition (including by the termination of capital leases or the repossession of the leased property in a capital lease by the lessor) of such property or assets (to a Person that is not the Company or a Subsidiary of the Company) to the extent permitted by Section 4.13;
(ii)    in the case of a Note Guarantor that is released from its Guarantee with respect to the Notes pursuant to the terms of this Indenture, the release of the property and assets of such Guarantor;
(iii)    with respect to any Collateral that is or becomes an “Excluded Asset,” upon it becoming an Excluded Asset;
(iv)    to the extent the Liens on the Collateral securing the Credit Facility Obligations are released by the Credit Agreement Collateral Agent (other than any release by, or as a result of, payment of the Credit Facility Obligations), upon the release of such Liens;
(v)    in connection with any enforcement action taken by the Controlling Collateral Agent or the Priority Debt Agent, as applicable, in accordance with the terms of the Pari Passu Intercreditor Agreement, the ABL Intercreditor Agreement or the Collateral Documents; or
(vi)    as described under Article 10 hereof.
(b)    The Liens on the Collateral securing the Notes and the Note Guarantees also will be released:
(i)    upon payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Notes Obligations under this Indenture, the Note Guarantees and the Collateral Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid,
(ii)    upon a discharge of this Indenture as described under Article 3 hereof, or
(iii)    pursuant to the Collateral Documents, the Pari Passu Intercreditor Agreement or the ABL Intercreditor Agreement.
(c)    With respect to any release of Collateral, upon receipt of an Officer’s Certificate stating that all conditions precedent under this Indenture, the Collateral Documents and the Intercreditor Agreements, as applicable, to such release have been met and that it is permitted for the Trustee and/or Notes Collateral Agent to execute and deliver the documents requested by the Company in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee and the Notes Collateral Agent shall, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents or the Lien Intercreditor Agreements and shall do or cause to be done (at the Company’s expense) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof or in any Collateral Document or in the Intercreditor Agreements to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate, upon which it shall be entitled to conclusively rely.

Section 18.03. Suits to Protect the Collateral.
Subject to the provisions of Article 7 and the Collateral Documents and the Intercreditor Agreements, the Trustee may or may direct the Notes Collateral Agent to take all actions it determines in order to:
(a)    enforce any of the terms of the Collateral Documents; and
(b)    collect and receive any and all amounts payable in respect of the Notes Obligations hereunder.
Subject to the provisions of the Collateral Documents and the Intercreditor Agreements, the Trustee and the Notes Collateral Agent shall have the power to institute and to maintain such suits and proceedings as the Trustee or the Notes Collateral Agent may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or the Notes Collateral Agent may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 18.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.
Section 18.04. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.
Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.
Section 18.05. Purchaser Protected.
In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the applicable release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 18 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Note Guarantor to make any such sale or other transfer.
Section 18.06. Powers Exercisable by Receiver or Trustee.
In case the Collateral shall be in the possession of a receiver, interim receiver, manager, monitor or trustee, lawfully appointed, the powers conferred in this Article 18 upon the Company or a Note Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver, interim receiver, manager, monitor or trustee, and an instrument signed by such receiver, interim receiver, manager, monitor or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 18; and if the Trustee or the Notes Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Notes Collateral Agent.
Section 18.07. Notes Collateral Agent.
(a)    The Company and each of the Holders by acceptance of the Notes hereby designates and appoints the Notes Collateral Agent as its agent under this Indenture, the Collateral Documents and the Intercreditor Agreements, and the Company and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Collateral Documents and the Intercreditor Agreements and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Collateral Documents and the Intercreditor Agreements, and consents and agrees to the terms of the Intercreditor Agreements and each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 18.07. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provision of this Indenture, the Intercreditor Agreements and the Collateral Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Collateral Documents and the Intercreditor Agreements, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Collateral Documents and the Intercreditor Agreements to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Company or any Note Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Collateral Documents and the Intercreditor Agreements or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)    The Notes Collateral Agent may perform any of its duties under this Indenture, the Collateral Documents or the Intercreditor Agreements by or through receivers, interim receivers, managers, monitors, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, interim receiver, manager, monitor, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.
(c)    None of the Notes Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Collateral Document or the Intercreditor Agreements or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any other Note Party or Affiliate of any Note Party, or any Officer or Related Person thereof, contained in this Indenture, the Collateral Documents or the Intercreditor Agreements, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Collateral Documents or the Intercreditor Agreements, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Collateral Documents or the Intercreditor Agreements, or for any failure of any Note Party or any other party to this Indenture, the Collateral Documents or the Intercreditor Agreements to perform its obligations hereunder or thereunder. None of the Notes Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Collateral Documents or the Intercreditor Agreements or to inspect the properties, books, or records of any Note Party or any Note Party’s Affiliates.
(d)    The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other Note Party), independent accountants and other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Collateral Documents or the Intercreditor Agreements unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its reasonable satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Collateral Documents or the Intercreditor Agreements in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.
(e)    The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 18.07).

(f)    The Notes Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Trustee, at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may appoint a successor collateral agent, subject to the consent of the Company (which consent shall not be unreasonably withheld and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Notes Collateral Agent and nominate a successor collateral agent that shall be deemed appointed as successor collateral agent by giving written notice of such removal and appointment to the Company and by delivering notice thereof to the remaining Holders (if any). Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring or removed Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring or removed Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation or removal hereunder, the provisions of this Section 18.07 shall continue to inure to its benefit and the retiring or removed Notes Collateral Agent shall not by reason of such resignation or removal be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.
(g)    GLAS Trust Corporation Limited shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Collateral Documents or the Intercreditor Agreements, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.
(h)    The Notes Collateral Agent is authorized and directed to (i) enter into the Collateral Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Intercreditor Agreements, whether executed on or after the Issue Date, (iii) make the representations of the Holders set forth in the Collateral Documents and Intercreditor Agreements, (iv) bind the Holders on the terms as set forth in the Collateral Documents and the Intercreditor Agreements and (v) perform and observe its obligations under the Collateral Documents and the Intercreditor Agreements.
(i)    If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Notes Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture, the Collateral Documents and the Intercreditor Agreements.
(j)    The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.
(k)    The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Note Party or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Note Party’s property constituting Collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Collateral Document or the Intercreditor Agreements other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Collateral Documents.
(l)    If the Company or any Note Guarantor (i) incurs any Junior Financing of the type described in clause (b) of the definition thereof at any time when no Permitted Junior Intercreditor Agreement is in effect and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent to enter into a Permitted Junior Intercreditor Agreement in favor of a designated agent or representative for the holders of the Junior Priority Obligations so incurred, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Notes Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.
(m)    No provision of this Indenture, the Intercreditor Agreements or any Collateral Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Notes Collateral Agent) unless it shall have received indemnity satisfactory to the Notes Collateral Agent and the Trustee against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the Collateral Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.
(n)    The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreements and the Collateral Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Company (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.
(o)    Neither the Notes Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Notes Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.
(p)    The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Grantor under this Indenture, the Intercreditor Agreements and the Collateral Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Collateral Documents, the Intercreditor Agreements or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreements or any Collateral Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreements and any Collateral Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Notes Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Notes Obligations under this Indenture, the Intercreditor Agreements and the Collateral Documents. The Notes Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the

Intercreditor Agreements and the Collateral Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreements and any Collateral Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreements and the Collateral Documents unless expressly set forth hereunder or thereunder. The Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture, the Collateral Documents and the Intercreditor Agreements.
(q)    The parties hereto and the Holders hereby agree and acknowledge that neither the Notes Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements and the Collateral Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Notes Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in either of the Notes Collateral Agent or the Trustee’s sole discretion may cause the Notes Collateral Agent or the Trustee, as applicable, to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, each of the Notes Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustee shall be liable to the Company, the Note Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of either of the Notes Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Notes Collateral Agent or the Trustee) other than the Company or the Note Guarantors, a majority in interest of Holders shall direct the Notes Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Notes Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.
(r)    Upon the receipt by the Notes Collateral Agent of a written request of the Company signed by an Officer (a “Collateral Document Order”), the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Collateral Document to be executed after the Issue Date. Such Collateral Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Collateral Document Order referred to in, this Section 18.07(r), and (ii) instruct the Notes Collateral Agent to execute and enter into such Collateral Document. Any such execution of a Collateral Document shall be at the direction and expense of the Company, upon delivery to the Notes Collateral Agent of an Officer’s Certificate stating that all conditions precedent to the execution and delivery of the Collateral Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent to execute such Collateral Documents.
(s)    Subject to the provisions of the applicable Collateral Documents and the Intercreditor Agreements, each Holder, by acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver the Intercreditor Agreements and the Collateral Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreements or the Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable.
(t)    After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture, the Collateral Documents or the Intercreditor Agreements.

(u)    The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents or the Intercreditor Agreements and to the extent not prohibited under the Intercreditor Agreements, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.05 and the other provisions of this Indenture.
(v)    In each case that the Notes Collateral Agent may or is required hereunder or under any Collateral Document or any Intercreditor Agreement to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Collateral Document or any Intercreditor Agreement, the Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Notes Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.
(w)    Notwithstanding anything to the contrary in this Indenture or in any Collateral Document or any Intercreditor Agreement, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Collateral Documents or the Intercreditor Agreements (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.
(x)    Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Note Guarantors, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of this Section 18.07 and Section 17.05; provided that no Officer’s Certificate or Opinion of Counsel shall be required in connection with the Collateral Documents, the Pari Passu Intercreditor Agreement and the ABL Intercreditor Agreement to be entered by the Notes Collateral Agent on the Issue Date. The Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate.
(y)    Notwithstanding anything to the contrary contained herein, the Notes Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee with respect to the Collateral Documents and the Collateral.
(z)    The rights, privileges, benefits, immunities, indemnities and other protections given to the Trustee are extended to, and shall be enforceable by, the Notes Collateral Agent as if the Notes Collateral Agent were named as the Trustee herein and the Collateral Documents were named as this Indenture herein.
(aa)    [Reserved.]
(bb)    Section 7.06 of this Indenture shall apply mutatis mutandis to the Notes Collateral Agent in its capacity as such.
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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.
INVACARE CORPORATION
/s/ Kathleen P. Leneghan
Name:    Kathleen P. Leneghan
Title:    Senior Vice President and Chief Financial Officer

[Signature Page to Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee
/s/ Linda Lopez
Name:    Linda Lopez
Title:    Assistant Vice President
[Signature Page to Indenture]

GLAS TRUST CORPORATION LIMITED, as Notes Collateral Agent
/s/ Katie Lacey
Name:    Katie Lacey
Title:    Authorised Signatory

[Signature Page to Indenture]

FREEDOM DESIGNS, INC.
MEDBLOC, INC.
ADAPTIVE SWITCH LABORATORIES, INC.
INVACARE CREDIT CORPORATION
INVACARE HOLDINGS, LLC
INVAMEX HOLDINGS LLC

By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Vice President and Treasurer

[Signature Page to Indenture]

CARROLL HEALTHCARE GENERAL PARTNER, INC.
By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Vice President and Treasurer
INVACARE CANADA GENERAL PARTNER INC.
By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Vice President and Treasurer
CARROLL HEALTHCARE INC.
By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Vice President and Treasurer
INVACARE CANADA L.P.
By: Invacare Canada General Partner Inc.
Its: General Partner
By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Vice President and Treasurer
MOTION CONCEPTS L.P.
By: Carroll Healthcare Inc.
Its: General Partner
By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Vice President and Treasurer
PERPETUAL MOTION ENTERPRISES LIMITED
By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Vice President and Treasurer
[Signature Page to Indenture]

INVACARE FRANCE OPERATIONS SAS
By: Invacare Holding Two BV
Its: President
By: /s/ Joost Beltman
Name: Joost Beltman
Title: Permanent Representative
INVACARE POIRIER SAS
By: Invacare Holding Two BV
Its: President
By: /s/ Joost Beltman
Name: Joost Beltman
Title: Permanent Representative

[Signature Page to Indenture]

INVACARE HOLDINGS S.À R.L.
Société à responsabilite limitee
Registered Office Address: 6, rue Eugène
Ruppert L - 2453 Luxembourg
RCS Number: B169438
By: /s/ Steven L. Bachie
Name: Steven L. Bachie
Title: Class A Manager
INVACARE HOLDINGS TWO S.À R.L.
Société à responsabilite limitee
Registered Office Address: 6, rue Eugene
Ruppert L - 2453 Luxembourg
RCS Number: B169458
By: /s/ Steven L. Bachie
Name: Steven L. Bachie
Title: Class A Manager
INVACARE HOLDINGS C.V.
By: Invacare Holdings, LLC
Its: General Partner
By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Vice President and Treasurer
INVACARE HOLDINGS TWO B.V.
By: /s/ Joost Beltman
Name: Joost Beltman
Title: Authorised signatory
INVACARE B.V.
By: /s/ Marco Koole
Name: Marco Koole
Title: Authorised signatory

[Signature Page to Indenture]

INVACARE UK OPERATIONS LIMITED
By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Director
INVACARE LIMITED
By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Director
[Signature Page to Indenture]

ANNEX A

Limitation on Note Guarantor Liability – Germany

Section 13.03(c). Germany. In respect of the Guarantee given by a German Note Guarantor (as defined below), the following provisions shall apply:
(a)    Definitions
“AG” means (i) a stock corporation (Aktiengesellschaft, AG) incorporated under German law and/or (ii) a limited partnership (Kommanditgesellschaft) with a stock corporation (Aktiengesellschaft, AG) as general partner (Komplementär).
“AG Guarantor” means any Note Guarantor which is an AG, any SE Guarantor and any KGaA Guarantor.
“AktG” means the German Stock Corporation Act (Aktiengesetz, AktG).
“Auditor’s Determination” means the determination pursuant to paragraph (c)(iv) below.
“BGB” means the German Civil Code (Bürgerliches Gesetzbuch, BGB).
“DPLA” means a domination and/or profit and loss pooling agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) as defined in § 291 (1) AktG.
“EU Guarantor” means any limited liability company (or limited partnership with a limited liability company as its general partner) incorporated in a jurisdiction other than Germany whose centre of main interest (as that term is used in Article 3(1) of Regulation (EU) No. 2015/848 of 20 May 2015 on Insolvency Proceedings) is in Germany.
“German Note Guarantor” means any AG Guarantor, any GmbH Guarantor and any EU Guarantor.
“GmbH” means (i) a limited liability company (Gesellschaft mit beschränkter Haftung, GmbH) incorporated under German law and/or (ii) a limited partnership (Kommanditgesellschaft) with a limited liability company (Gesellschaft mit beschränkter Haftung, GmbH) as general partner (Komplementär).
“GmbH Capital Impairment” means the GmbH Net Assets of a GmbH Guarantor falling below the amount (Entstehung einer Unterbilanz) required to maintain that GmbH Guarantor’s registered share capital (Stammkapital) or an increase of an existing shortage (Vertiefung einer Unterbilanz) of its registered share capital (Stammkapital) and thereby violating §§ 30, 31 GmbHG.
“GmbH Guarantor” means a Note Guarantor which is a GmbH.
“GmbH Net Assets” means the net assets (Reinvermögen) of a GmbH Guarantor calculated in accordance with § 42 GmbHG, §§ 242, 264 HGB and the generally accepted accounting principles applicable (Grundsätze ordnungsgemäßer Buchführung) from time to time in Germany as adjusted pursuant to paragraph (c)(vi) below.
“GmbHG” means the German Limited Company Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung, GmbHG).
“HGB” means the German Commercial Code (Handelsgesetzbuch, HGB).
“InsO” means the German Insolvency Code (Insolvenzordnung, InsO).
“KGaA” means a Note Guarantor which is a partnership limited by shares (Kommanditgesellschaft auf Aktien, KGaA).
“KGaA Guarantor” means a Note Guarantor which is a KGaA.
“Limited Obligation” means any guarantee and any other liability, indemnity or other payment obligation under this Indenture or any other provision of the Notes Documents.
“Limited Upstream Obligation” means any Limited Obligation if and to the extent such Limited Obligation secures or relates to liabilities which are owed by direct or indirect shareholders of the relevant Note Guarantor (upstream) or Subsidiaries of such shareholders (such Subsidiaries not to include the relevant Note Guarantor and the Subsidiaries of that relevant Note Guarantor) (cross-stream).
“Liquidity Impairment” means a German Note Guarantor being deprived of the liquidity necessary to fulfil its liabilities towards its creditors and thereby violating § 15b (5) InsO.
“Management Notification” means the notification pursuant to paragraph (c)(iii) below.
“SE” means a European company (Europäische Gesellschaft, SE) incorporated under German law.
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“SE Guarantor” means a Note Guarantor which is (i) an SE and/or (ii) a limited partnership (Kommanditgesellschaft) with a SE as general partner (Komplementär).
“SE Regulation” means Council Regulation (EC) No 2157/2001 of 8 October 2001 on the Statute for a European company (SE).
(b)    AG Guarantee Limitation Language
(i)    Save as set out otherwise in this paragraph (b), the Holders, Trustee and/or the Notes Collateral Agent shall not enforce, and any AG Guarantor shall have a defence (Einrede) against any Limited Upstream Obligation of such AG Guarantor or of any Note Guarantor that is a subsidiary of such AG Guarantor.
(ii)    Any Limited Upstream Obligation granted by such AG Guarantor or by any Subsidiary of that AG Guarantor shall be enforceable (vollstreckbar) if a DPLA is in force between the relevant AG Guarantor and a direct shareholder (with the direct shareholder as dominating party) provided that:
(A)    the mere existence of a DPLA between the relevant AG Guarantor and a direct shareholder (with the direct shareholder as dominating party) leads to the inapplicability of § 57 (1) and § 71a AktG (in connection with § 278 (3) AktG and/or Art. 5 SE Regulation with respect to the relevant payments under the Limited Upstream Obligation; or
(B)    the loss compensation claim (Verlustausgleichsanspruch) of the AG Guarantor under the DPLA would be, or can be expected to be, fully valuable and recoverable (vollwertig) in the balance sheet of the AG Guarantor.
(iii)    Any Limited Upstream Obligation granted by such AG Guarantor or by any Subsidiary of that AG Guarantor shall be enforceable (vollstreckbar) if and to the extent such Limited Upstream Obligation is covered (gedeckt) by a fully valuable and recoverable consideration or recourse claim (vollwertiger Gegenleistungs- oder Rückgewähranspruch) of the AG Guarantor against the affiliate whose obligations are secured by the relevant Limited Upstream Obligation and would therefore not lead to a violation of § 57 (1) AktG (in connection with § 278 (3) AktG and/or Art. 5 SE Regulation, as applicable), in each case unless it would lead to a violation of § 71a AktG.
(iv)    Any Limited Upstream Obligation granted by such AG Guarantor or by any Subsidiary of that AG Guarantor shall be enforceable (vollstreckbar) if and to the extent:
(A)    an amount received under this Indenture is applied for the repayment, prepayment or other refinancing of any financial indebtedness of such AG Guarantor or Subsidiary of such AG Guarantor; and
(B)    such exception does not lead to a violation of § 57 (1) or § 71a AktG (in connection with § 278 (3) AktG and/or Art. 5 SE Regulation, as applicable).
(c)    GmbH Guarantee Limitation Language
(i)    Save as set out in this paragraph (c), the Holders, Trustee and/or the Notes Collateral Agent shall not enforce, and any GmbH Guarantor (and/or the relevant subsidiary of a GmbH Guarantor) shall have a defense (Einrede) against, any Limited Upstream Obligation if and to the extent a discharge (Erfüllung) or enforcement (Vollstreckung) in respect of a Limited Upstream Obligation would cause a GmbH Capital Impairment to occur.
(ii)    The restrictions in paragraph (i) shall not apply:
(A)    if and to the extent the Limited Upstream Obligation of the GmbH Guarantor secures any indebtedness under any Notes Document in respect of:
(1)    loans to the extent such loans are (directly or indirectly) on-lent or otherwise passed on to the relevant GmbH Guarantor or its Subsidiaries; or
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(2)    bank guarantees or letters of credit that are issued for the benefit of any of the creditors of the GmbH Guarantor or the GmbH Guarantor’s Subsidiaries,
in each case, to the extent that any such on-lending or otherwise passing on or bank guarantees or letters of credit are still outstanding at the time of the enforcement of the relevant Limited Upstream Obligation; for the avoidance of doubt, nothing in this paragraph (ii) shall have the effect that such on-lent amounts may be enforced multiple times (no double dip);
(B)    if, at the time of enforcement of the Limited Upstream Obligation, a DPLA (either directly or indirectly through an unbroken chain of domination and/or profit transfer agreements) exists between any of its direct or, where applicable, indirect shareholders as dominating company (herrschendes Unternehmen) and the relevant GmbH Guarantor as a dominated company (beherrschtes Unternehmen), provided that:
(1)    the GmbH Guarantor is a Subsidiary of the relevant Note Party whose obligations are secured by the relevant Limited Upstream Obligation; or
(2)    the GmbH Guarantor and the relevant Note Party whose obligations are secured by the relevant Limited Upstream Obligation are both Subsidiaries of a joint (direct or indirect) parent company and such parent company as dominating entity (beherrschendes Unternehmen), in each case to the extent the relevant GmbH Guarantor has a fully valuable recourse claim (vollwertiger Verlustausgleichsanspruch) against the dominating company, unless and to the extent the existence of such DPLA alone (e.g., without a fully recoverable recourse claim) results in the inapplicability of § 30 (1) sentence 1 GmbHG) with respect to the relevant payments under the Limited Upstream Obligation;
(C)    if and to the extent any payment under the Limited Upstream Obligation is covered (gedeckt) by a fully valuable and recoverable consideration or recourse claim (vollwertiger Gegenleistungs- oder Rückgewähranspruch) of the GmbH Guarantor against the relevant Note Party whose obligations are secured by the relevant Limited Upstream Obligation; or
(D)    if the relevant GmbH Guarantor has not complied with its obligations pursuant to paragraphs (iii) and/or (iv) (as applicable) below; however, if and to the extent that the relevant Limited Upstream Obligation has been enforced without regard to the restrictions contained in this paragraph (c) because the Management Notification and/or the Auditor’s Determination has not (or not in a timely manner) been delivered pursuant to paragraphs (iii) and/or (iv) (as applicable) below, but the Auditor’s Determination has then been delivered within three months from its due date in accordance with paragraph (iv) below, the Holders, Trustee and/or the Notes Collateral Agent shall upon demand of the GmbH Guarantor to the Notes Collateral Agent repay any amount received from the GmbH Guarantor which pursuant to the Auditor’s Determination would not have been available for enforcement, if the Auditor’s Determination had been delivered in a timely manner.
(iii)    If the relevant GmbH Guarantor does not notify the Trustee within fifteen (15) Business Days after the making of a demand against that GmbH Guarantor under the relevant Limited Upstream Obligation:
(A)    to what extent such Limited Upstream Obligation is an upstream or cross-stream guarantee or indemnity; and
(B)    to what extent a GmbH Capital Impairment would occur as a result of an enforcement of the Limited Upstream Obligation (setting out in reasonable
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detail the amount of its GmbH Net Assets, providing an up-to-date pro forma balance sheet), then the restrictions set out in paragraph (c)(i) above shall cease to apply until a Management Notification has been provided.
(iv)    If the Trustee (acting at the direction of the Required Holders) disagrees with the Management Notification, it may within twenty (20) Business Days of its receipt, request the relevant GmbH Guarantor to provide to the Trustee within forty (40) Business Days of receipt of such request a determination by the any auditors of international standard and reputation appointed by the GmbH Guarantor (at the cost and expense of such GmbH Guarantor) setting out in reasonable detail the amount in which the payment under the Limited Upstream Obligation would cause a GmbH Capital Impairment subject to the terms set out under this paragraph (c). Save for manifest errors, the Auditor’s Determination shall be binding on all parties.
(v)    If, after it has been provided with an Auditor’s Determination which prevented it from demanding any or only partial payment under the Limited Upstream Obligation, the Trustee ascertains in good faith that the financial conditions of the GmbH Guarantor as set out in the Auditor’s Determination has substantially improved, the Trustee (acting reasonably) may, at the GmbH Guarantor’s cost and expense, arrange for the preparation of an updated balance sheet of the GmbH Guarantor by applying the same principles that were used for the preparation of the Auditor’s Determination by the auditors who prepared the Auditor’s Determination in order for such auditors to determine whether (and, if so, to what extent) the GmbH Capital Impairment has been cured as a result of the improvement of the financial condition of the GmbH Guarantor. The Trustee may not arrange for the preparation of an Auditor’s Determination prior to the expiry of three months from the date of the issuance of the preceding Auditor’s Determination. The Trustee may only demand payment under the Limited Upstream Obligation to the extent the auditors determine that the GmbH Capital Impairment have been cured.
(vi)    The GmbH Net Assets shall be adjusted as follows:
(A)    the amount of any increase in the registered share capital of the relevant GmbH Guarantor which was carried out after the relevant GmbH Guarantor became a party to this Indenture and made from retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) shall be deducted from the amount of the registered share capital (Stammkapital) of the relevant GmbH Guarantor if it is in breach of the terms of the Notes Documents and has been carried out without the prior written consent of the Trustee;
(B)    the amount of non-distributable assets according to § 253 (6) HGB shall not be included in the calculation of GmbH Net Assets;
(C)    the amount of non-distributable assets according to § 268 (8) HGB shall not be included in the calculation of GmbH Net Assets;
(D)    the amount of non-distributable assets according to § 272 (5) HGB shall not be included in the calculation of GmbH Net Assets; and
(E)    loans or other liabilities incurred by the relevant GmbH Guarantor in willful or grossly negligent violation of the Notes Documents shall not be taken into account as liabilities.
(vii)    Where a GmbH Guarantor claims in accordance with the provisions of this paragraph (c) that the Note Guarantee can only be enforced in a limited amount, it shall promptly realize, to the extent lawful and within reasonable opinion commercially justifiable, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets and are not necessary for the relevant GmbH Guarantor’s business (nicht betriebsnotwendig).
(d)    Liquidity Impairment Limitation Language
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(i)    Save as set out in this paragraph (d), the Holders, Trustee and/or Notes Collateral Agent shall not enforce, and any German Note Guarantor shall have a defence (Einrede) against, any Limited Upstream Obligation if and to the extent a payment and/or enforcement in respect of a Limited Upstream Obligation would cause a Liquidity Impairment for such German Note Guarantor.
(ii)    Paragraphs (c)(iii), (c)(iv) and (c)(vii) above (including the repayment contemplated in (c)(ii)(D) above) shall apply mutatis mutandis to the restriction in paragraph (i) above.
(e)    Where the provisions of this Section 13.03(c) apply to a limited partnership (Kommanditgesellschaft), all references to the assets of a German Note Guarantor shall mutatis mutandis include a reference to the assets of the general partner (Komplementär) of such limited partnership (Kommanditgesellschaft).
(f)    In addition to the restrictions set out in paragraphs (b) through (e) above, the right to enforce the Limited Upstream Obligation against a German Note Guarantor shall be limited if and to the extent that if a German Note Guarantor demonstrates that, according to the decisions of the German Federal Supreme Court (Bundesgerichtshof) or a higher regional court of appeals (Oberlandesgericht), the granting or the enforcement of the Limited Upstream Obligation would otherwise (A) trigger (1) a violation of such German Note Guarantor's obligations pursuant to §§ 30, 31 of the GmbHG or § 57 (1) and § 71a AktG (in connection with § 278 (3) AktG), and/or (2) a direct violation of § 826 BGB, and (B) result in any managing director (Geschäftsführer) or director(s) (Vorstände) of the German Note Guarantor becoming personal liable pursuant to the applicable provisions of the GmbHG or the AktG and the German Note Guarantor shall have a defense (Einrede) against any claim under the Limited Upstream Obligation to the extent required in order not to incur such liability.
(g)    For the avoidance of doubt, the validity and enforceability of any Limited Upstream Obligation granted by a German Note Guarantor or of any subsidiary of a German Note Guarantor in respect of any borrowing liabilities which are owed by a German Note Guarantor or any of its subsidiaries shall not be limited under this Section 13.03(c).
(h)    Nothing in this Section 13.03(c) shall prevent the Trustee or Notes Collateral Agent or a German Note Guarantor from claiming in court that payments under and/or an enforcement of the Limited Upstream Obligations do or do not fall within the scope of §§ 30, 31, 43 GmbHG, §§ 57, 71a, 93, 278 (3) AktG, § 15b (5) InsO, Art. 5 SE Regulation and/or § 826 BGB (as applicable).
(i)    Nothing in this Section 13.03(c) shall constitute a waiver (Verzicht) of any right granted under this Indenture or any other Notes Document to the Holders, Trustee or Notes Collateral Agent or vice versa.
(j)    Each reference in this Section 13.03(c) to a statutory provision shall be construed to be a reference to the relevant equivalent statutory provision (if any) as amended, re-enacted or replaced from time to time.
(k)    Notwithstanding anything to the contrary in this Indenture, this Section 13.03(c) and any rights and/or obligations arising out of it shall be governed by, and construed in accordance with, German law.

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ANNEX B
Limitation on Note Guarantor Liability – Switzerland

Section 13.03(d). Switzerland. In respect of the Guarantee given by a Note Guarantor incorporated in Switzerland (each a “Swiss Note Guarantor”), the following provisions shall apply:
(a)    If and to the extent a Swiss Note Guarantor becomes liable under this Indenture or any other Notes Document for obligations of any other Note Party (other than the wholly owned direct or indirect subsidiaries of such Swiss Note Guarantor) (the “Restricted Obligations”) and if complying with such obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Swiss Note Guarantor or would otherwise be restricted under Swiss law and practice then applicable, such Swiss Note Guarantor ’s aggregate liability for Restricted Obligations shall not exceed the amount of the Swiss Note Guarantor ’s freely disposable equity at the time it becomes liable (the “Freely Disposable Amount”).
(b)    This limitation shall only apply to the extent it is a requirement under applicable law at the time the Swiss Note Guarantor is required to perform Restricted Obligations under the Notes Documents. Such limitation shall not free the Swiss Note Guarantor from its obligations in excess of the Freely Disposable Amount, but merely postpone the performance date thereof until such times when the Swiss Note Guarantor has again freely disposable equity and if and to the extent such freely disposable equity is available.
(c)    If the enforcement of the obligations of the Swiss Note Guarantor under this Indenture or any other Notes Document would be limited due to the effects referred to in this Annex B, the Swiss Note Guarantor shall further, to the extent permitted by applicable law and Swiss accounting standards and upon request by the Trustee (acting at the direction of the Required Holders), (i) write up or sell any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of sale, however, only if such assets are not necessary for the Swiss Note Guarantor 's business (nicht betriebsnotwendig) and (ii) reduce its share capital to the minimum allowed under then applicable law, provided that such steps are permitted under the Notes Documents.
(d)    The Swiss Note Guarantor shall take and cause to be taken all and any action, to the extent reasonably practical and possible, including, without limitation, (i) the passing of any shareholders’ resolutions to approve any payment or other performance under this Indenture or any other Notes Documents, (ii) the provision of an audited interim balance sheet, (iii) the provision of a confirmation from the auditors of the Swiss Note Guarantor that a payment of the Swiss Note Guarantor under the Notes Document in an amount corresponding to the Freely Disposable Amount is in compliance with the provisions of Swiss corporate law which are aimed at protecting the share capital and legal reserves, in order to allow a prompt payment of amounts owed by the Swiss Note Guarantor under the Notes Documents as well as the performance by the Swiss Note Guarantor of other obligations under the Notes Documents.
(e)    If so required under applicable law (including tax treaties) at the time it is required to make a payment under this Indenture or any other Notes Document, the Swiss Note Guarantor:
(i)    shall use its best efforts to ensure that such payments can be made without deduction of Swiss Withholding Tax, or with deduction of Swiss Withholding Tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including tax treaties) rather than payment of the tax;
(ii)    shall deduct the Swiss Withholding Tax at such rate (being 35% on the date hereof) as in force from time to time or as provided by any applicable double tax treaties, if the notification procedure pursuant to sub-paragraph (a) above does not apply; or shall deduct the Swiss Withholding Tax at the reduced rate resulting after discharge of part of such tax by notification if the notification procedure pursuant to sub-paragraph (a) applies for a part of the Swiss Withholding Tax only; and shall pay within the time allowed any such taxes deducted to the Swiss Federal Tax Administration; and
(iii)    shall promptly notify the Trustee that such notification or, as the case may be, deduction has been made, and provide the Trustee with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration.
(f)    In the case of a deduction of Swiss Withholding Tax, the Swiss Note Guarantor shall use its best efforts to ensure that any person that is entitled to a full or partial refund of the Swiss Withholding Tax deducted
Annex B-1

from such payment under this Indenture or any other Notes Document, will, as soon as possible after such deduction:
(i)    request a refund of the Swiss Withholding Tax under applicable law (including tax treaties), and
(ii)    pay to the Trustee upon receipt any amount so refunded.
(g)    The Trustee shall reasonably co-operate with the Swiss Note Guarantor to secure such refund.

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ANNEX C
Limitation on Note Guarantor Liability – France

Section 13.03(e). France. In respect of the Guarantee given by any guarantor incorporated in France (the "French Note Guarantor"), the following provisions shall apply:
(a)    the obligations and liabilities of any French Note Guarantor under the Notes Documents will not include any obligation or liability which, if incurred, would constitute financial assistance within the meaning of article L. 225-216 of the French Code de commerce and/or a misuse of assets and/or abuse of power, within the meaning of articles L. 241-3, L. 242-6, and L. 244-1 of the French Code de commerce or any other law or regulation having the same effect or any interpretation of such laws and/or regulations by the French courts (as the case may be);
(b)     notwithstanding any other provisions to the contrary in any Notes Document, in respect of the Company, the aggregate liability and exposure of such French Note Guarantor under this Indenture shall be limited at any time to the amount (if any) equal to the aggregate of all amounts borrowed directly or indirectly by the Company under this Indenture to the extent any such amount(s) is(are) on-lent (directly or indirectly) or otherwise made available to the relevant French Guarantor or its direct or indirect Subsidiaries (including, but not limited to, by way of intercompany loan agreements or similar arrangements whether direct or indirect) and which is outstanding on the date a payment is to be made in respect of the Company by the relevant French Guarantor under this Indenture (it being specified that any payment made by the French Guarantor under this Indenture in respect of the Company's payment obligations under this Indenture shall automatically extinguish, pro tanto, the payment obligations under the relevant intercompany loan agreements or similar arrangements referred to above pro tanto).]
(c)    For the purposes of this Annex C, "Subsidiary" means, in relation to any company, another company which is controlled by it within the meaning of article L. 233-3 of the French Code de commerce.
(d)    It is acknowledged that such French Note Guarantor is not acting jointly and severally with the other Guarantors and shall not be considered as "co-débiteur solidaire" as to their obligations pursuant to the guarantees provided by such French Note Guarantor.
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ANNEX D
Limitation on Note Guarantor Liability – Luxembourg

Section 13.03(f). Luxembourg.
(a)    Notwithstanding anything to the contrary in this Indenture, the guarantee granted by any Note Guarantor existing under the laws of Luxembourg (a “Luxembourg Note Guarantor”) under this Article 13 shall be limited at any time to an aggregate amount not exceeding the higher of:
(1)    95 per cent. of such Luxembourg Note Guarantor’s capitaux propres (as referred to in article 34 of the Luxembourg law dated 19 December 2002 on the commercial register and annual accounts, as amended, and as implemented by the Grand-Ducal regulation dated 18 December 2015 setting out the form and the content of the presentation of the balance sheet and profit and loss account) (the “Own Funds”) as determined as at the date on which a demand is made under the guarantee, increased by the amount of any Luxembourg Intra-Group Liabilities; or
(2)    95 per cent. of such Luxembourg Note Guarantor’s Own Funds determined as at the date of this Indenture or as at the date it becomes a party to this Indenture, as applicable, increased by the amount of any Luxembourg Intra-Group Liabilities, in each case, as determined on the basis of the then most recent annual accounts of the Luxembourg Guarantor.
(b)    For the purpose of this Clause 13.03(f), “Luxembourg Intra-Group Liabilities” shall mean any amounts owed by the Luxembourg Note Guarantor to any other member of its corporate group and that have not been financed (directly or indirectly) by any issuance under any Notes Document.
(c)    The limitation set out in paragraph (a) above shall not apply:
(1)    in respect of any amounts due under the Notes Documents by a Note Party which is a Subsidiary of that Luxembourg Note Guarantor; and
(2)    in respect of any amounts due under the Notes Documents by a Note Party which is not a Subsidiary of that Luxembourg Note Guarantor and which have been on-lent to or made available by whatever means, directly or indirectly, to that Luxembourg Note Guarantor or any of its Subsidiaries.

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ANNEX E
Limitation on Note Guarantor Liability – England and Wales

Section 13.03(g). England and Wales.
The obligations and liabilities of each guarantee granted by any Note Guarantor existing under the laws of England and Wales (each, an “English Note Guarantor”) under this Indenture and in connection with any other Notes Document (including any secured swap obligation) (the “English Guarantee Obligations”) do not apply to any liability, and no security interest granted by an English Note Guarantor will secure any English Guarantee Obligation, to the extent that it would result in this Indenture and/or the Guarantee being illegal, in breach of law or regulation, or constituting unlawful financial assistance in any relevant jurisdiction (including, for the avoidance of doubt, within the meaning of sections 678 or 679 of the Companies Act 2006 applicable to each English Note Guarantor incorporated in England and Wales) concerning the financial assistance by that English Note Guarantor for the acquisition of, or subscription for, shares or concerning the protection of shareholders’ capital, and any guarantee, indemnity, obligations and liabilities of each English Note Guarantor shall be construed accordingly.

Annex E-1

ANNEX F

Agreed Security Principles

1.    Agreed Security Principles
(a)    Subject to paragraph (b) below, the guarantees and security required to be provided under the Notes Documents (i) by any Note Guarantor incorporated in a Foreign Guarantor Jurisdiction (such term as defined below) (a “Foreign Guarantor”) or (ii) over the Equity Interests of a Foreign Guarantor owned by any Note Party, will in each case, be given in accordance with the security principles set out in this Annex F (these “Agreed Security Principles”). This Annex F identifies the Agreed Security Principles and determines the extent and terms of the guarantees and security proposed to be provided (x) by the Foreign Guarantors and (y) in respect of the Equity Interests of Foreign Guarantors owned by any Note Party in relation to the Notes and certain of the other Notes Obligations.
(b)    To the extent that an interpretation of these Agreed Security Principles or a determination is required to be made hereunder in connection with the delivery of guarantees and security or the terms of the guarantees and security, such determination will be made by the Company and the Required Holders and, with respect to any provisions relating to protections or obligations of the Notes Collateral Agent or the Trustee, the Notes Collateral Agent and the Trustee, respectively. For the avoidance of doubt, neither the Notes Collateral Agent nor the Trustee shall have any obligation to ensure that the security and guarantees provided are consistent with these Agreed Security Principles, and the Notes Collateral Agent and Trustee shall be entitled to their own counsel in each foreign jurisdiction and the Company agrees to pay all fees and expenses related thereto.
2.    Guarantees
Subject to the guarantee limitations set out in the Notes Documents, and with respect to the Foreign Guarantors, customary limitations in the relevant jurisdiction reasonably agreed by the Company and the Holders, each guarantee by a Foreign Guarantor will be an upstream, cross-stream and downstream guarantee for the Notes Obligations in accordance with, and subject to, the terms of these Agreed Security Principles in each relevant jurisdiction (references to "security" to be read for this purpose as including guarantees). Security documents will secure the obligations and all liabilities of the Note Parties under the Notes Documents, in each case in accordance with, and subject to, the requirements of these Agreed Security Principles in each relevant jurisdiction.
3.    Secured Liabilities
(a)    Security documents will secure:
(i)    in the case of a Note Party, the borrowing and guarantee obligations of that Note Party under the Notes Documents; or
(ii)    in the case of a third party security provider or independent obligor, all liabilities of the Note Parties under the Notes Documents, in each case in accordance with, and subject to, the terms of the Agreed Security Principles in each relevant jurisdiction.
4.    Overriding Principle
(a)    The guarantees and security to be provided in respect of the Notes by Foreign Subsidiaries in accordance with these Agreed Security Principles are only to be given by Foreign Subsidiaries which are incorporated in England & Wales, France, Switzerland, Luxembourg, Germany, Denmark, Australia, New Zealand, Norway and the Netherlands (each a “Foreign Guarantor Jurisdiction”) and no security or guarantees shall be required to be given by foreign entities not incorporated in Foreign Guarantor Jurisdictions or by (or shares or investments in) any joint
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venture or similar arrangement, any minority interest or any Foreign Guarantor that is not directly or indirectly wholly owned by the Company.
(b)    The parties agree that the overriding intention, subject to paragraph (a) above, is for security only to be granted by and shall be limited to a Foreign Guarantor which is incorporated in a Foreign Guarantor Jurisdiction in respect only over:
(A)    its material bank accounts (without control over use);
(B)    its tangible moveable property;
(C)    structural intra-group receivables owed by such Foreign Guarantor to any company that is also a Note Party;
(D)    intellectual property owned by such Foreign Guarantor incorporated in (1) England and Wales (a “UK Guarantor”), (2) Australia (an “Australian Guarantor”) or (3) New Zealand (a “New Zealand Guarantor”);
(E)    in the case of a UK Guarantor, Australian Guarantor or New Zealand Guarantor, as applicable, its insurance policies;
(F)    account and trade receivables owed to such Foreign Guarantor;
(G)    the shares owned in such Foreign Guarantor by its direct holding company provided that such direct holding company is also a Note Party and shares owned by such Foreign Guarantor in its direct subsidiaries;
(H)    in the case of a UK Guarantor, Australian Guarantor or New Zealand Guarantor, as applicable, its goodwill and uncalled capital;
(I)    all or substantially all of its assets by way of a qualifying floating charge (or equivalent) from any UK Guarantor, Australian Guarantor or New Zealand Guarantor, as applicable, and any Foreign Guarantor incorporated in a Foreign Guarantor Jurisdiction with a practical equivalent of an English law floating charge; and
(J)    in respect of a Foreign Guarantor incorporated in Norway, additional security will be granted, in the form of registered floating charges, over trade receivables (No. factoringpant), inventory (No. varelagerpant) and operating machinery (No. driftstilbehørspant) - and in each case as such asset classes are defined in the Norwegian Lien Act (No. panteloven),
(the “Overriding Principle”) and that no other security shall be required to be given by any other Foreign Guarantor or any other person or in relation to any other asset.
(c)    Without prejudice to paragraph (b) above, no guarantees shall be required to be granted by and no security shall be required to be granted by (i) any joint venture or similar arrangement, any minority interest, (ii) any member of the Group (as defined below) that is not directly or indirectly wholly owned by the Company or (iii) Equity Interests qualifying as Excluded Assets.
5.    Governing Law and Jurisdiction of Security
(a)    All security (other than share security) will be governed by the law of, and secure only assets located in, the jurisdiction of incorporation of the applicable grantor of the security (or in relation to any structural intra-group receivables only, the governing law of such intra-group receivable loan document).
(b)    Share security over any subsidiary will be governed by the law of the place of incorporation of that subsidiary.
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(c)    Except in respect of share security and security in respect of intellectual property, no action in relation to security (including any perfection step, further assurance step, filing or registration) will be required in jurisdictions where the grantor of the security is not incorporated.
6.    Terms of security documents
The following principles will be reflected in the terms of any security taken in connection with the Notes:
(a)    security will, to the extent possible under local law, not be enforceable or, in the case of any floating charge constituted pursuant to any English security document or any other security document with a practical equivalent of an English law floating charge, crystallise until the occurrence of an Event of Default (an “Applicable Event”) which is continuing;
(b)    unless as otherwise required by law (e.g. with respect to a power of attorney provided under any Swiss law governed security interests or the power of attorney for the purposes of the notarization of the equity pledge security of any Note Party incorporated or otherwise organized under the laws of Germany), the beneficiaries of the security or any agent will only be able to exercise a power of attorney and to exercise any withdrawal rights in respect of a secured asset following (1) the occurrence of an Applicable Event which is continuing or (2) if the relevant Note Party has failed to comply with its obligations under the relevant security documents within five Business Days of request;
(c)    the security documents should only operate to create security rather than to impose new commercial obligations or repeat clauses in other Notes Documents; accordingly:
(i)    they should not contain additional representations, undertakings or indemnities (including in respect of insurance, information, maintenance or protection of assets or the payment of fees, costs and expenses) unless these are the same as or consistent with those contained in the Indenture or are required for the creation or perfection of security or customary in the relevant jurisdiction;
(ii)    notwithstanding anything to the contrary in any security document, the terms of a security document shall not operate or be construed so as to prohibit or restrict any transaction, matter or other step not prohibited by the Notes Documents or where the applicable level of creditor consent required by the relevant Notes Document (“Required Creditor Consent”) has been obtained and the Notes Collateral Agent shall (pursuant to its authority under Section 18.02 of the Indenture) promptly following receipt of an officer’s certificate of the type described in Section 18.02 enter into such documentation and/or take such other action as is required by a Foreign Guarantor that grants Collateral (a “Chargor”) (acting reasonably) in order to facilitate any such transaction, matter or other step, including by way of executing any confirmation, consent to dealing, release or other similar or equivalent document, provided that any costs and expenses incurred by the Notes Collateral Agent entering into such documentation and/or taking such other action at the request of such Chargor pursuant to this paragraph shall be for the account of such Chargor, in accordance with the costs and expenses provisions set out in the Indenture and such provision shall be included in each security document; and
(iii)    the security documents should not operate so as to require additional consents or authorisations from the Holders unless these are the same as or consistent with those contained in the Indenture or are required for the creation or perfection of security;
(d)    security will, where possible and practical, automatically create security over future assets of the same type as those already secured; where local law requires supplemental pledges or notices to be delivered in respect of future acquired assets in order for effective security to be created over that class of asset, such supplemental pledges or notices will be provided only upon request of the Notes Collateral Agent or the Trustee (acting at the direction of Required Holders) and at intervals no more frequent than annually (unless required more frequently under local law or local market practice);
(e)    other than in the case of a German law security transfer agreement, information, such as lists of assets, will be provided if, and only to the extent, required by local law in the relevant jurisdiction to be provided to perfect or register the security or following an Applicable Event which is
Annex F-3

continuing to assist enforcement and, unless required to be provided by local law or local market practice more frequently, be provided annually (or, following an Applicable Event which is continuing, on the Notes Collateral Agent’s or the Trustee’s reasonable request (acting at the direction of Required Holders));
(f)    the security documents will provide that upon the occurrence of the satisfaction and discharge of the Indenture the Notes Collateral Agent shall, at the reasonable request of and the cost and expense of the Company, release, reassign or retransfer the respective asset or class of assets to the relevant Note Party, and shall take all actions and execute any and all documents as may be necessary or convenient to evidence the cancellation, release and termination of all guarantees and security pursuant to Section 18.02 of the Indenture without having to make or being deemed to make any representation or warranty, whether express or implied, with respect to any asset or class of assets so released;
(g)    unless required by local law or customary in the relevant jurisdiction, the circumstances in which the Collateral shall be released should not be dealt with in individual security documents but, if so required, shall, except to the extent required by local law, be the same as those set out in the Notes Documents;
(h)    each security document must contain a clause which records that if there is a conflict between the security document, the Indenture or any applicable Intercreditor Agreement then (to the fullest extent permitted by law) the provisions of the Indenture and the applicable Intercreditor Agreement will take priority over the provisions of the security document unless and to the extent it would prejudice the legality, creation, priority, perfection, validity or enforceability of such security document or the security created under the security document;
(i)    each of the security documents will, to the extent possible under local law, include a provision that provides that (i) all rights, protections, limitations on liability, exculpations and indemnifications provided or otherwise afforded to the Trustee and the Notes Collateral Agent under the Indenture, including, without limitation Articles 7 and 18 of the Indenture shall apply in all respects to the Notes Collateral Agent as chargee, security trustee or pledgee under the applicable security document, (ii) the applicable security document shall be subject to the provisions of Section 18.07(z) of the Indenture, which provisions shall apply to the applicable security document mutatis mutandis as though fully set forth therein, with each reference to the Company being read to include the applicable chargor or pledgor, (iii) the Notes Collateral Agent may act and exercise rights under the applicable security document, but shall not be obligated to act or exercise rights under the applicable security documents (and shall not incur liability for failure to act or exercise rights) unless directed in writing by the Required Holders; provided that the Notes Collateral Agent shall not be required to take any action or exercise any right that, in its opinion or the opinion of its counsel, may expose the Notes Collateral Agent to liability or that is contrary to any Notes Document or applicable laws or for which it has not been indemnified to its satisfaction;
(j)    Subject to (or to the extent permitted by) the applicable law and in accordance with market practice, the terms of the security documents shall secure the Notes Obligations as such Notes Obligations (and/or the Indenture or other Notes Documents) may be amended, amended and restated, restated, supplemented, replaced, renewed, restructured, extended, refunded, refinanced or otherwise modified from time to time (including without limitation, where such transactions result in any increases or decreases of the principal amount of the Notes Obligations, any extensions of maturity, any changes in interest rates or other economic terms, or any changes in the Secured Parties, Holders or Holders’ agents) so as to minimize the need for any additional security documents, confirmations, reaffirmations, supplements, amendments or other actions with respect to such security documents in connection with the foregoing; and
(k)    Each of the security documents will provide that all proceeds will be applied in accordance with Section 6.05 of the Indenture.
7.    Shares
(a)    Until an Applicable Event has occurred and is continuing, the legal title of the shares subject to any security will remain with the relevant grantor of the security (unless transfer of title on granting such security is customary in the applicable jurisdiction and does not result in any risk of liability to the Notes Collateral Agent (as advised by the advisors to the Notes Collateral Agent or Holders)).
Annex F-4

(b)    Until an Applicable Event has occurred and is continuing, any grantor of share security will be permitted to retain and to exercise all voting rights and powers in relation to any shares and other related rights charged by it and receive, own and retain all assets and proceeds in relation thereto without restriction or condition, provided that such grantor must not exercise any such voting rights and powers in any manner which:
(i)    has the effect of changing the rights of such shares or of any related rights with respect to such shares, unless specifically permitted by the Indenture; or
(ii)    adversely affects the validity or enforceability of such share security or causes an Event of Default to occur, or is otherwise prejudicial to the interests of the Notes Collateral Agent and/or the Secured Parties.
(c)    Where customary and applicable as a matter of law and following a request by the Notes Collateral Agent or the Trustee (acting at the direction of Required Holders), as soon as reasonably practicable (taking into account any stamping, endorsement in blank, assignment in blank or other transfer requirements) following the granting of any share security over certificated shares or quotas, the applicable share certificate (or other documents evidencing title to the relevant shares, including in particular the shareholder's register with respect to Luxembourg companies) and a stock transfer form executed in blank (or applicable law equivalent) will be provided to the Notes Collateral Agent.
(d)    No security shall be required to be granted over any shares or ownership interests in any person which are not directly owned by its immediate holding company.
(e)    If required under local law, security over shares will be registered subject to the general principles set out in these Agreed Security Principles.
(f)    Unless the restriction is required by law, the constitutional documents of the company whose shares have been charged will be amended to remove any restriction on the transfer, approval requirements or the registration of the transfer of the shares on enforcement of the security granted over them.
8.    Bank accounts
(a)    Until an Applicable Event has occurred and is continuing, unless the Indenture expressly provides for any specific account (by reference to its purpose) to be subject to specific restrictions on use, any Note Party will be free to deal, operate and transact business in relation to any bank accounts over which it grants security (including opening and closing accounts) until the occurrence of an Applicable Event which is continuing.
(b)    Until an Applicable Event has occurred and is continuing, unless the Indenture expressly provide for any specific account (by reference to its purpose) to be subject to specific restrictions on use, there will be no "fixed" security over bank accounts, cash or receivables or any obligation to hold, pay or sweep cash or receivables into a particular account.
(c)    If required by local law to perfect the security and if possible without disrupting operation of the account, notice of the security will be served on the account bank in relation to applicable accounts within five (5) Business Days of the creation of the security over such account and the applicable grantor of the security will use its reasonable endeavours to obtain a signed acknowledgement of that notice within twenty (20) Business Days of service. If the grantor of the security has used its reasonable endeavors but has not been able to obtain acknowledgement or acceptance its obligation to obtain acknowledgement will cease on the expiry of that twenty (20) Business Day period. Irrespective of whether notice of the security is required for perfection, if the service of notice would prevent any member of the Group from using a bank account in the course of its business no notice of security will be served until the occurrence of an Applicable Event which is continuing.
(d)    Any security over bank accounts will be subject to any security interests in favour of the account bank which are created either by law or in the standard terms and conditions of the account bank. No grantor of security will be required to change its banking arrangements or standard terms and conditions in connection with the granting of bank account security, but will, in relation to
Annex F-5

accounts in Germany and/or Luxembourg, be required to request the account bank to waive such liens pursuant to its general terms and conditions.
(e)    Unless the Indenture expressly provide for any specific account (by reference to its purpose) to be subject to specific restrictions on use, no control agreements (or perfection by control or similar arrangements) shall be required with respect to any account.
(f)    If any bank account is required to be opened as a matter of local law in order to perfect any share security required to be granted in accordance with these Agreed Security Principles (i) such bank account shall not be required to be opened prior to the date falling 180 days after such share security is granted and (ii) the Holders authorise the Notes Collateral Agent to enter into any documentation requested by the applicable account bank in connection with such security.
(g)    If required under applicable local law, security over bank accounts will be registered subject to the general principles set out in these Agreed Security Principles.
9.    Moveable Property
(a)    A Foreign Guarantor shall grant security over its moveable property, subject to the general principles in these Agreed Security Principles.
(b)    Until an Applicable Event has occurred and is continuing and to the extent permitted under the Notes Documents the Foreign Guarantor providing the security is permitted to dispose of and use its moveable assets.
(c)    If the granting of effective security over moveable assets gives rise to registration rights or similar taxes or costs, the secured amount under such security will be proportionate to the value of the underlying moveable asset, and ‘mandates’ to grant security will be granted where customary.
10.    Insurance Policies
(a)    A UK Guarantor, Australian Guarantor or New Zealand Guarantor, as applicable, shall grant security over its insurance policies, subject to the general principles in these Agreed Security Principles.
(b)    No security will be granted over any insurance policy which does not allow security to be granted or which excludes the assignability of the insurance receivables, other than where such grant of security or such assignment is subject only to the consent of the relevant insurer. The provisions of this paragraph shall not operate to jeopardise any floating charge nor any assignment or other security interest over any and all damages, compensation, proceeds or other income attributable to such insurance policies which such UK Guarantor, Australian Guarantor or New Zealand Guarantor, as applicable, may be entitled (or which such UK Guarantor, Australian Guarantor or New Zealand Guarantor, as applicable, may be awarded or otherwise derive therefrom).
(c)    If required by UK law, Australian law or New Zealand law, as applicable, to perfect the security or customary in England and Wales, notice of the security will be served on the insurer within five Business Days of the security being granted and such UK Guarantor, Australian Guarantor or New Zealand Guarantor, as applicable, shall use its reasonable endeavours (not involving the incurrence of material costs or incurrence of any external expenses) to obtain a signed acknowledgement of that within twenty (20) Business Days of service.
(d)    Any obligation on the applicable UK Guarantor, Australian Guarantor or New Zealand Guarantor to use such reasonable endeavors to obtain an acknowledgement from such bank of the notification shall cease on the expiry of the above mentioned twenty (20) Business Day period.
11.    Intellectual property
(a)    A UK Guarantor, Australian Guarantor or New Zealand Guarantor, as applicable, shall grant security over its intellectual property, subject to the general principles in these Agreed Security Principles.
Annex F-6

(b)    Until an Applicable Event has occurred and is continuing and to the extent permitted under the Notes Documents, such UK Guarantor, Australian Guarantor or New Zealand Guarantor, as applicable, shall be free to deal with, use, licence and otherwise commercialise those assets in the course of its business (including allowing its intellectual property to lapse if no longer material to its business) to the extent permitted under the Indenture.
(c)    No security will be granted over intellectual property which cannot be secured under the terms of any relevant licensing agreement.
(d)    If required under UK law, Australian law or New Zealand law, as applicable, to create or perfect the relevant security, security over intellectual property will be registered under the law of that security document or UK law, Australian law or New Zealand law, as applicable, subject to the general principles set out in these Agreed Security Principles.
(e)    Security over Intellectual Property rights will be taken on an “as is, where is” basis and such UK Guarantor, Australian Guarantor or New Zealand Guarantor, as applicable, will not be required to procure any changes to, or corrections of filings on any registers (unless, subject to this Annex F, such changes to, or corrections of, filings are required to validly create such Security).
(f)    in respect of a Foreign Guarantor incorporated in Norway, additional security will be granted, in the form of registered floating charges, over trade receivables (No. factoringpant), inventory (No. varelagerpant) and operating machinery (No. driftstilbehørspant) - and in each case as such asset classes are defined in the Norwegian Lien Act (No. panteloven),
12.    Receivables
(a)    A Foreign Guarantor shall grant security over its receivables, subject to the general principles in these Agreed Security Principles.
(b)    Notice of the security shall be served on the relevant debtor immediately after an Event of Default, which is continuing.
(c)    Each Foreign Guarantor will use commercially reasonable efforts to amend, after the Issue Date, the respective receivable invoices to mention the Notes Collateral Agent’s security interest in such receivables to the extent required under the laws of the local jurisdiction of the Foreign Guarantor to perfect the security interest.
(d)    The Notes Collateral Agent will receive a floating charge with respect to receivables in Norway and New Zealand.
(e)    If required under local law, security over intercompany receivables will be registered subject to the general principles set out in this Annex F.
(f)    If a Foreign Guarantor grants security over its receivables it shall be free to deal with, amend, waive or terminate those receivables in the course of its business until the occurrence of an Applicable Event (other than any amendments or waivers that would adversely prejudice the rights of the Secured Parties).
(g)    No security will be granted over any trade receivables which cannot be secured under the terms of the relevant contract or if the terms of the relevant contract exclude the assignability of the trade receivables. The provisions of this paragraph shall not operate to jeopardise any floating charge nor any assignment or other security interest over any and all damages, compensation, proceeds, remuneration, profit, rent or other income attributable to such trade receivables which the Foreign Guarantor may be entitled (or which such Foreign Guarantor may be awarded or otherwise derive therefrom).
(h)    If required under local law security over trade receivables will be registered subject to the general principles set out in this Annex F.
Annex F-7

(i)    Any list of receivables will not include details of the underlying contacts (but may include non-sensitive generic information to the extent that would allow for the creation of security) unless required under local law.
13.    Additional Principles
These Agreed Security Principles embody the recognition by all parties that there may be certain legal and practical difficulties in obtaining effective or commercially reasonable guarantees and/or security from Foreign Guarantors in each jurisdiction in which it has been agreed that guarantees and security will be granted by those Foreign Guarantors. In particular:
(a)    general legal and statutory limitations, regulatory restrictions (including foreign exchange controls), financial assistance, anti-trust and other competition authority restrictions, corporate benefit, fraudulent preference, equitable subordination, "transfer pricing", "thin capitalisation", "earnings stripping", "exchange control restrictions", "capital maintenance" rules and "liquidity impairment" rules, tax restrictions, retention of title claims, employee consultation or approval requirements and similar principles may limit the ability of a member of the Group to provide a guarantee or security or may require that the guarantee or security be limited as to amount or otherwise and, if so, the guarantee or security will be limited accordingly, provided that, to the extent requested by the Notes Collateral Agent or the Trustee (acting at the direction of Required Holders) before signing any applicable security or accession document, the relevant member of the group consisting of the Company and the Restricted Subsidiaries (the “Group”) shall use reasonable endeavours (but without incurring material cost and without adverse impact on relationships with third parties) to overcome any such obstacle or otherwise such guarantee or security document shall be subject to such limit;
(b)    a key factor in determining whether or not a guarantee or security will be taken (and in respect of the security, the extent of its perfection and/or registration) is the applicable time and cost (including adverse effects on taxes, interest deductibility, stamp duty, registration taxes, notarial costs guarantee fees payable to any person that is not a member of the Group and all applicable legal fees) which will not be disproportionate to the benefit accruing to the Holders of obtaining such guarantee or security, as determined by the Company and the Required Holders);
(c)    members of the Group will not be required to give guarantees or enter into security documents if they are not directly or indirectly wholly owned by the Company or if it is not within the legal capacity of the relevant members of the Group or if it would conflict with the fiduciary or statutory duties of their directors or contravene any applicable legal, regulatory or contractual prohibition or restriction or have the potential to result in a material risk of personal or criminal liability for any director or officer of or for any member of the Group, provided that, to the extent requested by the Notes Collateral Agent or the Trustee (acting at the direction of Required Holders) before signing any applicable security document or accession document, the relevant member of the Group shall, in relation to a contractual prohibition or restriction only, use reasonable endeavours (but without incurring material cost and without adverse impact on relationships with third parties) to overcome any such obstacle or otherwise such guarantee or security document shall be subject to such limit;
(d)    having regard to the principle in paragraph (b) above, the Company and the Required Holders shall discuss in good faith (having regard to customary practice in applicable jurisdictions) with a view to determining whether certain security can be provided by the relevant Foreign Guarantor granting a promise to pledge in favour of the Holders coupled with an irrevocable power of attorney to the Notes Collateral Agent as opposed to a definitive legal mortgage or pledge over the relevant asset;
(e)    guarantees and security will be limited so that the aggregate of notarial costs and all registration and like taxes and duties relating to the provision of security will not exceed an amount to be agreed between the Company and the Required Holders;
(f)    where a class of assets to be secured includes material and immaterial assets, if the cost of granting security over the immaterial assets is disproportionate to the benefit of such security to the Holders, as determined by the Company and the Required Holders security will be granted over the material assets only;
Annex F-8

(g)    it is expressly acknowledged that it may be either impossible or impractical to create security over certain categories of assets, as determined by the Company and the Required Holders, in which event security will not be taken over such assets;
(h)    in each case to the extent the applicable restriction, condition or third party right did not arise in contemplation of the relevant guarantee or grant of security, any asset subject to a legal requirement, contract, lease, licence, instrument, regulatory constraint (including any agreement with any government or regulatory body) or other third party arrangement, which may prevent or condition the asset from being charged, secured or being subject to the applicable security document (including requiring a consent of any third party, supervisory board or works council (or equivalent)) and any asset which, if subject to the applicable security document, would give a third party the right to terminate or otherwise amend any rights, benefits and/or obligations with respect to any member of the Group in respect of the asset or require the relevant chargor to take any action materially adverse to the interests of the Group or any member thereof, in each case will be excluded from a guarantee or security document, provided that reasonable endeavours (exercised for a specified period of time) to obtain consent to charging any asset (where otherwise prohibited) shall be used by the Group if the Trustee (acting at the direction of Required Holders) specifies prior to the date of the security or accession document that the asset is material and the Company is satisfied that such endeavours will not involve placing relationships with third parties in jeopardy;
(i)    the giving of a guarantee, the granting of security and the registration and/or the perfection of the security granted will not be required if it would have a material adverse effect on the ability of the relevant member of the Group to conduct its operations and business in the ordinary course as otherwise permitted by the Notes Documents (including dealing with the secured assets and all contractual counterparties or amending, waiving or terminating (or allowing to lapse) any rights, benefits or obligations, in each case prior to an Applicable Event which is continuing), and any requirement under these Agreed Security Principles to seek consent of any person or take or not take any other action shall be subject to this paragraph (i);
(j)    any security document will only be required to be notarised if required by law in order for the relevant security to become effective or admissible in evidence;
(k)    to the extent possible and unless required by applicable law, there should be no action required to be taken in relation to the guarantees or security when any secured party assigns or transfers any of its participation to a new secured party (and, unless explicitly agreed to the contrary in the Notes Documents, no Foreign Guarantor shall bear or otherwise be liable for any taxes, any notarial, registration or perfection fees or any other costs, fees or expenses that result from any assignment or transfer by a Holder);
(l)    no title investigations or other diligence on assets will be required and no title insurance will be required;
(m)    security will not be required over any cash constituting regulatory capital or customer cash (and such assets or cash shall be excluded from any relevant security document);
(n)    to the extent legally effective, all security will be given in favour of the Notes Collateral Agent and not the Secured Parties individually (with the Notes Collateral Agent to hold one set of security documents for all the Secured Parties); "parallel debt" provisions will be used where necessary;
(o)    each security document shall be deemed not to restrict or condition any transaction not prohibited under the Notes Documents and the security granted under each security document entered into after the Issue Date shall be deemed to be subject to these Agreed Security Principles, before and after the execution of the relevant security document and creation of the relevant security;
(p)    each security document must be provided on terms which are not inconsistent with the turnover or sharing provisions in the Indenture.
(q)    no guarantee or security shall guarantee or secure any "Excluded Swap Obligations" defined in accordance with the LSTA Market Advisory Update dated February 15, 2013 entitled "Swap Regulations' Implications for Loan Documentation", and any update thereto by the LSTA;
Annex F-9

(r)    no translation of any document relating to any security or any asset subject to any security will be required to be prepared or provided to the Secured Parties, unless (i) any document which is to be signed by the Notes Collateral Agent or any notice to be delivered to the Notes Collateral Agent or (ii) required for such documents to become effective or admissible in evidence and an Applicable Event is continuing;
(s)    local security documents may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, and delivery of an executed counterpart to any security document by facsimile transmission or other electronic transmission (such as .pdf) shall be effective as delivery of a manually signed counterpart, in each case to the extent such execution is effective under local law; and
(t)    where the terms of a security document require a party thereto (other than a Secured Party) to use its reasonable efforts, reasonable endeavours or a similar or equivalent standard in taking an action thereunder, notwithstanding any meaning to the contrary as a matter of the governing law of such security document, such standard shall be interpreted and construed in accordance with the law of the State of New York and no Default or Event of Default (howsoever described) shall arise under any Notes Document in respect of a breach of such obligation because a contrary construction of such provision was taken (or would be taken by any applicable court of competent jurisdiction).
14.    Voluntary Credit Support
(a)    If, in accordance with this Annex F, a Note Party or a Subsidiary of the Company organized or incorporated in any Foreign Guarantor Jurisdiction, the United States or Canada, is not required to grant any guarantee or to grant security over an asset, the Company may, in its sole discretion, elect to (or to procure that such person will) grant such guarantee or security (“Voluntary Credit Support”).
(b)    Each Note Party or a Subsidiary of the Company shall be required to accept such Voluntary Credit Support and shall enter into any document requested by the Company to create, perfect, register or notify third parties of such Voluntary Credit Support on such terms as the Company shall, in its reasonable discretion, after consultation with the Notes Collateral Agent, elect, subject to satisfaction of any “know your customer” requirements of the Secured Parties (acting promptly, reasonably and in good faith) including that the Secured Parties are capable of accepting such Voluntary Credit Support as a matter of law or regulation or internal policy.
15.    Amendment
In any event of any conflict or inconsistency between any term of these Agreed Security Principles and any term of a Collateral Document or a guarantee, the Secured Parties authorize, instruct and direct the Notes Collateral Agent to, and the Notes Collateral Agent shall promptly (at the option and upon request of the Company) (i) enter into such amendments to such Collateral Document or guarantee or (ii) release and terminate such Collateral and enter into a replacement Collateral Document or guarantee on such amended terms, in each case as shall be necessary or desirable to cure such conflict or inconsistency.
16.    Execution of applicable Intercreditor Agreements
Any Foreign Guarantor, existing on the Closing Date or hereinafter incorporated, shall sign or acknowledge, as applicable, any Intercreditor Agreement.
Annex F-10

EXHIBIT A
[FORM OF FACE OF NOTE]
[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]
[THIS SECURITY AND THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2) AGREES FOR THE BENEFIT OF INVACARE CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1
[INCLUDE THE FOLLOWING LEGEND IF THE NOTES ARE ISSUED WITH ORIGINAL ISSUE DISCOUNT]
1 This legend (other than the first paragraph hereof) shall be deemed removed from the face of this Security without further action of the Company, the Trustee, or the Holders at such time as the Company instructs the Trustee to remove such legend pursuant to Section 2.05(c) of the Indenture.

[THIS SECURITY REPRESENTED BY THIS INSTRUMENT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: INVACARE CORPORATION, ONE INVACARE WAY, ELYRIA, OHIO 44035, ATTENTION: CHIEF FINANCIAL OFFICER.]

Invacare Corporation

5.68% Convertible Senior Secured Note due 2026, Tranche II
No. [_____]    [Initially]2 $[_________]
CUSIP No. [____________]
Invacare Corporation, a corporation duly organized and validly existing under the laws of the State of Ohio (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]3 [_______]4, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]5 [of $[_______]]6, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $20,736,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on July 1, 2026, and interest thereon as set forth below.
This Note shall bear interest at the rate of 5.68% per year from July 26, 2022, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until July 1, 2026. Interest is payable semi-annually in arrears on each January 1 and July 1, commencing on January 1, 2023, to Holders of record at the close of business on the preceding December 15 and June 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.
Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.
The Company shall pay or cause the Paying Agent to pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay or cause the Paying Agent to pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and the Corporate Trust Office as a place where Notes may be presented for payment or for registration of transfer and exchange.
Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, Common Shares or a combination of cash and Common Shares, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).
In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]
2 Include if a global note.
3 Include if a global note.
4 Include if a physical note.
5 Include if a global note.
6 Include if a physical note.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

INVACARE CORPORATION
By:
Name:
Title:

Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION

COMPUTERSHARE TRUST COMPANY, N.A.
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.
By:_______________________________
Authorized Signatory

[FORM OF REVERSE OF NOTE]
Invacare Corporation
5.68% Convertible Senior Secured Note due 2026
This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.68% Convertible Senior Secured Notes due 2026, Tranche II (the “Notes”), limited to the aggregate principal amount of $20,736,000, all issued or to be issued under and pursuant to an Indenture dated as of July 26, 2022 (the “Indenture”), by and among the Company, the Note Guarantors, Computershare Trust Company, N.A., as trustee (the “Trustee”), and GLAS Trust Corporation Limited, as notes collateral agent (the “Notes Collateral Agent”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.
In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on any Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or Common Shares, as the case may be, herein prescribed.
The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that is imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.
The Notes shall be redeemable at the Company’s option on or after January 26, 2023 in accordance with the terms and subject to the conditions specified in the Indenture. No sinking fund is provided for the Notes.
Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option and subject to the limitations set forth in the Indenture, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.
Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, Common Shares or a combination of cash and Common Shares, as applicable and subject to the limitations set forth in the Indenture, in each case at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

This Note is guaranteed, as set forth in the Indenture, and is secured by Liens on certain Collateral as specified in the Indenture and the Collateral Documents.

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common
UNIF GIFT MIN ACT = Uniform Gifts to Minors Act
CUST = Custodian
TEN ENT = as tenants by the entireties
JT TEN = joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

SCHEDULE A7
SCHEDULE OF EXCHANGES OF NOTES

Invacare Corporation
5.68% Convertible Senior Secured Notes due 2026, Tranche II
The initial principal amount of this Global Note is _______ DOLLARS ($[_________]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

7 Include if a global note.

ATTACHMENT 1
[FORM OF NOTICE OF CONVERSION]
To: Computershare Trust Company, N.A.
Corporate Trust Services
600 South Fourth Street, 7th Floor
MAC: N9300-070
Minneapolis, MN 55415
Attention: Bondholder Communications
The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, Common Shares or a combination of cash and Common Shares, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any Common Shares issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any Common Shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
Dated:    _____________________    ________________________________
    ________________________________
    Signature(s)
___________________________
Signature Guarantee
Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of Common Shares are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.
Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:
_________________________
(Name)
_________________________
(Street Address)
_________________________
(City, State and Zip Code)
Please print name and address
1

Principal amount to be converted (if less than all): $______,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
_________________________
Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2
[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
To: Computershare Trust Company, N.A.
Corporate Trust Services
600 South Fourth Street, 7th Floor
MAC: N9300-070
Minneapolis, MN 55415
Attention: Bondholder Communications
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Invacare Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:
Dated:    _____________________
    ________________________________
    Signature(s)

_________________________
Social Security or Other Taxpayer
Identification Number
Principal amount to be repaid (if less than all): $______,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
1

ATTACHMENT 3
[FORM OF ASSIGNMENT AND TRANSFER]
For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:
□    To Invacare Corporation or a subsidiary thereof; or
□    Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or
□    Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
□    Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated: ________________________
_____________________________________
_____________________________________
Signature(s)
_____________________________________
Signature Guarantee
Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.
NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

EXHIBIT B

[COMPANY LETTERHEAD]
5.68% Convertible Senior Secured Notes due 2026, Tranche II
Free Transferability Certificate
[__], 20[__]
To: Computershare Trust Company, N.A.
Corporate Trust Services
600 South Fourth Street, 7th Floor
MAC: N9300-070
Minneapolis, MN 55415
Attention: Bondholder Communications
Re:    Invacare Corporation, 5.68% Convertible Senior Secured Notes due 2026, Tranche II
Dear Sir/Madam:
Whereas the 5.68% Convertible Senior Secured Notes due 2026, Tranche II (the “Securities”) have become freely tradable without restrictions by non-affiliates of Invacare Corporation (the “Company”) pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended, in accordance with Section 2.05(c) of the indenture, dated as of July 26, 2022 (the “Indenture”) by and among the Company, the Note Guarantors, Computershare Trust Company, N.A., as trustee (the “Trustee”), and GLAS Trust Corporation Limited, as Notes Collateral Agent, pursuant to which the Securities were issued, the Company hereby provides notice pursuant to Section 2.05(c) of the Indenture of the occurrence of the Resale Restriction Termination Date and instructs you that:
(i)     the restrictive legends described in Section 2.05(c) of the Indenture and set forth on the Securities and Common Shares issued upon conversion of the Securities shall be deemed removed from the Global Notes (as defined in the Indenture), in accordance with the terms and conditions of the Securities and as provided in the Indenture, without further action on the part of holders or the Trustee; and
(ii)     the restricted CUSIP number for the Securities ([_________]) shall be deemed removed from the Global Notes and replaced with the unrestricted CUSIP number set forth therein ([_________]), in accordance with the terms and conditions of the Securities and as provided in the Indenture, without further action on the part of holders or the Trustee.
Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.
    Very truly yours,
    INVACARE CORPORATION
    By: _______________________
    Name:
    Title:

B-1

EXHIBIT C
FORM OF GUARANTEE
The Note Guarantors listed on the signature pages hereto and their respective successors under the Indenture, , dated July 26, 2022 (the “Indenture”), among Invacare Corporation (the “Company”), the note guarantors party thereto, Computershare Trust Company, N.A., as trustee, and GLAS Trust Corporation Limited, as notes collateral agent, relating to the Company’s 5.68% Convertible Senior Secured Notes due 2026, Tranche II, jointly and severally with any other Note Guarantors, hereby irrevocably and unconditionally (i) guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article 13 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, guarantee that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration pursuant to Section 6.02 of the Indenture or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.
No stockholder, officer, director or incorporator, as such, past, present or future, of the Note Guarantors shall have any personal liability under this Note Guarantee by reason of his, her or its status as such stockholder, officer, director or incorporator. This Note Guarantee shall be binding upon each Note Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.
This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or electronic signature of one of its authorized officers.
THE TERMS OF ARTICLE 13 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.
This Note Guarantee shall be governed by and construed in accordance with the laws of the State of New York.
[NAME OF NOTE GUARANTOR]
By:
Name:
Title:
C-1

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT NOTE GUARANTORS]
    [_______________] Supplemental Indenture (this “Supplemental Indenture”), dated as of _____________, [between][among] _______________ (the “Guaranteeing Subsidiary”), a subsidiary of Invacare Corporation, an Ohio corporation (the “Company”), and Computershare Trust Company, N.A., as trustee (the “Trustee”) and GLAS Trust Corporation Limited, as notes collateral agent (the “Notes Collateral Agent”).
W I T N E S S E T H
    WHEREAS, each of the Company and the Note Guarantors has heretofore executed and delivered to the Trustee and Notes Collateral Agent an indenture, dated as of July 26, 2022 (the “Indenture”), providing for the issuance of $20,736,000 million in aggregate principal amount of 5.68% Convertible Senior Secured Notes due 2026, Tranche II (the “Notes”);
    WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally and absolutely guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and
    WHEREAS, pursuant to Section 10.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders.
    NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)    Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to be a Note Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to a Note Guarantor, including, but not limited to, Article 13 thereof.
(3)    Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
(4)    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(5)    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile, E-pencil or .pdf signature) hereto or to any other certificate, agreement or document related to this Supplemental Indenture, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Supplemental Indenture. Each of the parties to this Supplemental Indenture represents and warrants to the other parties that it has the corporate capacity and authority to execute this Supplemental Indenture through electronic means and there are no restrictions for doing so in that party’s constitutive documents.
(6)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
D-1

(7)    The Trustee and the Notes Collateral Agent. Neither the Trustee nor the Notes Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.
(8)    Benefits Acknowledged. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
[GUARANTEEING SUBSIDIARY]
By:
    Name:
    Title:
COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee
By:
    Name:
    Title:

GLAS TRUST CORPORATION LIMITED,
as Notes Collateral Agent
By:
    Name:
    Title:

D-3